UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                )

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EXTERRAN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXTERRAN HOLDINGS, INC.

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Exterran Holdings, Inc. to be held on April 30, 2013, in Houston, Texas. Your attendance at the meeting will give you the opportunity to meet members of our Board of Directors as well as our senior management team.

        The formal notice of the Annual Meeting, Proxy Statement and form of proxy that follow provide important information regarding the matters to be voted on at the meeting as well as information regarding other items of interest to our stockholders.

        Your vote counts. Your broker cannot vote your shares on certain matters without your instructions. Regardless of the size of your stockholdings, we want to see your shares represented at the Annual Meeting. Please vote your shares by one of the methods offered and explained in the Proxy Statement and on the enclosed proxy card. If you have access to the Internet, we urge you to vote your shares electronically.

        We look forward to seeing your ownership of Exterran represented at the 2013 Annual Meeting. Thank you for your support of and interest in Exterran.

Sincerely,

Gordon T. Hall
 Chairman of the Board

March 19, 2013

EXTERRAN HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Exterran Holdings, Inc.:

        The 2013 Annual Meeting of Stockholders of Exterran Holdings, Inc., a Delaware corporation, will be held at 11:30 a.m. central time on Tuesday, April 30, 2013, at the corporate offices of Exterran located at 16666 Northchase Drive, Houston, Texas 77060, for the following purposes:

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  to elect nine directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

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  to ratify the appointment of Deloitte & Touche LLP as Exterran Holdings, Inc.'s independent registered public accounting firm for fiscal year 2013;

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  to approve the Exterran Holdings, Inc. 2013 Stock Incentive Plan;

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  to conduct an advisory vote to approve the compensation provided to Exterran Holdings, Inc.'s Named Executive Officers for 2012; and

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  to transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has set the close of business on March 1, 2013, as the record date for determining the stockholders who are entitled to notice of and to vote at the meeting and at any postponement or adjournment of the meeting.

        We encourage you to sign and return your proxy card, use the telephone or Internet voting procedures or attend the meeting in person so that your shares are represented.

By Order of the Board of Directors,

Donald C. Wayne
 Secretary

Houston, Texas
March 19, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on April 30, 2013

The Proxy Statement and annual report to stockholders are available at www.exterran.com.

i

EXTERRAN HOLDINGS, INC.
16666 Northchase Drive
Houston, Texas 77060

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 30, 2013

INFORMATION REGARDING THE ANNUAL STOCKHOLDERS' MEETING

        The Board of Directors has sent these proxy materials to you to solicit your vote at the Annual Meeting of Stockholders (the "2013 Stockholders' Meeting"). The meeting will begin promptly at 11:30 a.m. central time on Tuesday, April 30, 2013, at Exterran's corporate offices located at 16666 Northchase Drive, Houston, Texas 77060. This Proxy Statement and form of proxy are first being sent to stockholders on or about March 19, 2013, and are accompanied by our 2012 Annual Report. Exterran Holdings, Inc., a Delaware corporation, is also referred to in this Proxy Statement as "we," "us," "our," "Exterran" or the "Company."

Agenda

        The 2013 Stockholders' Meeting will be held for the following purposes:

Proposal No.	Description of Proposal	Page No. Where You Can Find More Information Regarding the Proposal

1	Election of nine directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified	3

2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2013	26

3	Approval of the Exterran Holdings, Inc. 2013 Stock Incentive Plan	29

4	Advisory vote to approve the compensation provided to our Named Executive Officers for 2012	43

        In addition, the meeting will be held to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders Entitled to Vote

        Owners of our common stock, $0.01 par value per share, as of the close of business on the record date of March 1, 2013, are entitled to receive notice of and to vote at the 2013 Stockholders' Meeting. At the close of business on March 1, 2013, there were 64,923,061 shares of common stock outstanding. Each share of common stock entitles the holder to one vote on all matters submitted to a vote at the 2013 Stockholders' Meeting and any adjournment or postponement of the meeting. A complete list of the stockholders entitled to vote will be available for examination at the meeting and for at least 10 days prior to the meeting at our corporate offices located at 16666 Northchase Drive, Houston, Texas 77060.

Quorum and Required Votes

        A quorum of stockholders is necessary for a valid meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the 2013 Stockholders' Meeting. Under our Second Amended and Restated Bylaws and under

Delaware law abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied.

        A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange ("NYSE"), brokers do not have discretionary authority to vote shares in connection with non-routine matters without instructions from the beneficial owner. Therefore, if you hold your shares in the name of a bank, broker or other holder of record, for your vote to be counted on any of the proposals other than Proposal 2, you will need to communicate your voting decisions to your bank, broker or other holder of record before April 30, 2013.

        Each proposal to be voted on at the 2013 Stockholders' Meeting is described in this Proxy Statement, as is the vote required to approve each proposal. For any other matters that may be properly presented for consideration at the 2013 Stockholders' Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we do not anticipate that any other matters will be properly presented for consideration at the 2013 Stockholders' Meeting.

How to Vote Your Proxy

        Because many stockholders cannot attend the meeting in person, it is necessary that a large number of stockholders be represented by proxy. You can vote your proxy by one of the following three methods:

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  over the Internet,

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  by calling a toll-free telephone number, or

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  by completing the enclosed proxy card and mailing it in the postage-paid envelope provided in these materials.

        You may receive more than one proxy card, depending on how you hold your shares. You should vote each proxy card provided to you using one of the above methods. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to determine which options are available for voting the proxy. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.

Revocation of a Proxy

        A proxy may be revoked at any time before it is voted by sending written notice of revocation to our Secretary, by delivering a later dated proxy (by one of the methods described above) or by voting in person at the meeting. The Secretary may be contacted at the following address: Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary.

Proxy Solicitation

        This solicitation is made on behalf of the Board of Directors. We will pay the cost of soliciting proxies. Proxies are being solicited by mail and may be solicited by telephone, facsimile or in person by our employees, who will not receive additional compensation for any such solicitation. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee of $20,000, plus reimbursement for out-of-pocket expenses. We will also request brokers and other fiduciaries to forward proxy soliciting materials to the beneficial owners of shares of our common stock that are held of record by such brokers and fiduciaries, and we will reimburse their reasonable out-of-pocket expenses.

PROPOSAL 1
ELECTION OF DIRECTORS

        Nine directors are nominated to be elected to the Board of Directors (the "Board") at the 2013 Stockholders' Meeting, to hold office until our next annual meeting of stockholders or until their respective successors are duly elected and qualified. Each nominee has consented to serve as a director if elected.

Board of Directors' Recommendation

        The Board recommends that the stockholders vote "FOR" the election of each of the nominees to the Board as set forth in this proposal.

Vote Required

        A plurality of the votes present in person or by proxy and entitled to vote is required to elect each director nominee; however, our Corporate Governance Principles require that any nominee who receives a greater number of "withheld" votes than "for" votes must submit his resignation for consideration by our Board. Broker non-votes will not have any effect on the election of directors.

Nominees for Director

        Detailed information regarding each director nominee follows. Certain of the nominees listed below previously served as directors of Hanover Compressor Company ("Hanover") or Universal Compression Holdings, Inc. ("Universal") and were appointed to our Board on August 20, 2007, the effective date of a series of mergers among Hanover, Universal and certain of their subsidiaries that resulted in Hanover and Universal becoming our wholly owned subsidiaries. Current directors Uriel E. Dutton and William C. Pate are not nominees for re-election at the 2013 Stockholders' Meeting and are not listed below.

D. Bradley Childers
Age 48
Nominee for Director
President and Chief Executive Officer, Exterran Holdings, Inc.

Background

        Mr. Childers also serves as President, Chief Executive Officer and Chairman of the Board of Exterran GP LLC, the managing general partner of Exterran Partners, L.P., a master limited partnership in which we own an equity interest (the "Partnership"). Mr. Childers has held his current positions with us and Exterran GP LLC since December 12, 2011, after having served, since November 1, 2011, as Interim President and Chief Executive Officer of both companies and Interim Chairman of the Board of Exterran GP LLC. Prior to these elections, Mr. Childers served as our Senior Vice President since August 2007, President, North America of Exterran Energy Solutions, L.P. ("EESLP," our wholly owned subsidiary) since March 2008, and Senior Vice President of Exterran GP LLC since June 2006, as well as director of Exterran GP LLC since May 2008. Prior to the merger of Hanover and Universal in August 2007, Mr. Childers joined Universal in 2002 and served in a number of management positions, including Senior Vice President of Universal and President of the International Division of Universal Compression, Inc. (Universal's wholly owned subsidiary). Mr. Childers also serves as an officer and director of certain other Exterran subsidiaries. Mr. Childers holds a B.A. from Claremont McKenna College and a J.D. from the University of Southern California.

Qualifications

        Mr. Childers' day to day leadership as our Chief Executive Officer provides him with an intimate knowledge of our strategy, operations and global markets. His previous experience as President, North America of EESLP and as President of the International Division of Universal Compression, Inc. has provided him with worldwide experience in our business and a deep understanding of operational opportunities and challenges. Mr. Childers' business judgment, management experience and leadership skills are highly valuable in assessing our business strategies and accompanying risks. We believe this knowledge and experience make Mr. Childers well qualified to serve as a member of our Board.

William M. Goodyear
Age 64
Nominee for Director
Chairman and Retired Chief Executive Officer, Navigant Consulting, Inc.

Background

        Mr. Goodyear has served as Chairman of the Board of Navigant Consulting, Inc. (a specialized global consulting firm) since May 2000 and served as Chief Executive Officer from May 2000 through February 2012. Prior to December 1999, he served as Chairman and Chief Executive Officer of Bank of America Illinois and was President of Bank of America's Global Private Bank. From 1972 to 1999, Mr. Goodyear held a variety of assignments with Continental Bank, subsequently Bank of America, including corporate finance, corporate lending, trading and distribution. During his tenure with Continental Bank, Mr. Goodyear was stationed in London for five years to manage the bank's European and Asian Operations. He was Vice Chairman and a member of the Board of Directors of Continental Bank prior to the 1994 merger between Continental Bank and BankAmerica Corporation. Mr. Goodyear is a member of the Board of Trustees of the University of Notre Dame. Mr. Goodyear received a B.B.A., with Honors, from the University of Notre Dame and an M.B.A., with Honors, from the Amos Tuck School of Business at Dartmouth College.

Qualifications

        As the former Chief Executive Officer and current Chairman of the Board of Navigant Consulting, Inc., Mr. Goodyear has significant business consulting experience, including with operational, risk management, financial, regulatory and dispute advisory services. As a former chief executive officer, he also has significant experience in management and business strategy, and as a current public company chairman he is familiar with a full range of board functions. We believe Mr. Goodyear's experience and leadership skills make him well qualified to serve as a member of our Board.

Gordon T. Hall
Age 53
Director since March 2002 and Chairman of the Board since May 2005
Retired Managing Director of Credit Suisse

Background

        Prior to his retirement in 2002 from Credit Suisse (a brokerage services and investment banking firm), Mr. Hall served as Senior Oil Field Services Analyst and Co-Head of the Global Energy Group. Mr. Hall was a director of Hydril Company (an oil and gas service company specializing in pressure control equipment and premium connections for casing and tubing) from March 2002 until its merger with Tenaris S.A. in May 2007 and was a director of Grant Prideco, Inc. (a drill technology and manufacturing company) from November 2007 until its acquisition by National Oilwell Varco, Inc. in April 2008. Mr. Hall is currently a director and member of the audit committee of Noble Corporation (a global offshore drilling contractor for the oil and gas industry), a director of Select Energy Services (a provider of water solutions and wellsite services to oilfield operators) and the Chairman of the

Board of Theatrics.com LLC (a private entertainment media company). Mr. Hall also serves on the board of Gordon College and Logos Preparatory Academy (non-profit organizations). He holds an S.M. from the M.I.T. Sloan School of Management.

Qualifications

        As Chairman of the Board of Hanover from May 2005, and continuing in that role with us since the merger of Hanover and Universal in August 2007, Mr. Hall has developed a thorough understanding of our operational and strategic opportunities and challenges. Mr. Hall's prior experience as a research analyst covering oil field services companies gives him a broad-based understanding of the industry, as well as mergers and acquisitions and capital markets transactions. We believe this knowledge and experience, together with Mr. Hall's former and current experience as a member of the boards of other public oil and gas related companies, make him well qualified to serve as a member of our Board.

J.W.G. "Will" Honeybourne
Age 61
Director since April 2006
Managing Director of First Reserve Corporation

Background

        As Managing Director of First Reserve (a private equity firm), a position he has held since January 1999, Mr. Honeybourne is responsible for deal origination, investment structuring and monitoring, with a particular emphasis on the equipment, manufacturing and services sector, upstream oil and gas and international markets. Prior to joining First Reserve, Mr. Honeybourne served as Senior Vice President of Western Atlas International (a seismic and wireline-logging company) from 1996 to 1998. Mr. Honeybourne currently serves as non-executive Chairman of KrisEnergy (a Singapore-based upstream oil and gas company), and director of Barra Energia Petróleo e Gás (a private Brazilian oil and gas exploration and production company). He has previously served as a director of the following private companies: Abbott Group (a U.K.-based drilling company) from March 2008 to December 2009, Red Technology Alliance (a First Reserve joint venture with Halliburton Company) from December 2006 to January 2010, and Acteon Group (a U.K.-based offshore and subsea services company) from November 2006 to November 2012. Mr. Honeybourne is a member of the Society of Petroleum Engineers and the Society of Exploration Geophysicists and is a director of the Petroleum Equipment Suppliers Association. Mr. Honeybourne holds a B.Sc. in Oil Technology from Imperial College, London University

Qualifications

        Mr. Honeybourne's technical background in petroleum engineering and his experience as Managing Director of a private equity firm focused on the international oil and gas industry result in a valuable combination of skills for a member of our Board. Mr. Honeybourne's current and former service as a director of various oil and gas companies located outside the United States, including his service as non-executive Chairman of KrisEnergy, brings an understanding of the challenges and opportunities of international markets and operations. We believe these skills and experience make Mr. Honeybourne well qualified to serve as a member of our Board.

Mark A. McCollum
Age 53
Director since May 2009
Executive Vice President and Chief Financial Officer of Halliburton Company

Background

        Mr. McCollum assumed his current role with Halliburton (an energy services company that provides well construction, well completion and reservoir engineering) in December 2007. He served as

Senior Vice President and Chief Accounting Officer of Halliburton from August 2003. Mr. McCollum was a director of Exterran GP LLC from October 2006 until his appointment to our Board in May 2009. He also served as a director of KBR, Inc. (a global engineering, procurement and construction company) from June 2006 to April 2007. Mr. McCollum's service with non-profit and/or private organizations includes: Vice Chairman of the Board of Trustees of the Star of Hope Mission, as Trustee of The Center Foundation, as a member of the Advisory Board of Aid Sudan and as a member of the Board of Regents of Baylor University. He is a member of the AICPA, the Texas Society of CPAs, Financial Executives International and the Institute of Management Accountants. Mr. McCollum, a Certified Public Accountant, received his B.B.A. from Baylor University.

Qualifications

        Through Mr. McCollum's experience as the Chief Financial Officer of an international energy services company, he brings to the Board extensive financial and accounting expertise, as well as a thorough understanding of the global oil and gas business. In addition, his tenure as a director of Exterran GP LLC provides him with an understanding of our U.S. contract compression operations and overall strategy with respect to our ownership of the Partnership. We believe this knowledge and experience make Mr. McCollum well qualified to serve as a member of our Board.

Stephen M. Pazuk
Age 69
Director since February 2004
Chief Financial Officer, Treasurer and Director of Drive Thru Technology, Inc.

Background

        Mr. Pazuk has held his current positions with Drive Thru Technology, Inc. (a provider of computer-based surveillance equipment, systems and monitoring) since 2000. He has also been involved in venture capital investments and real estate development in Boston, Massachusetts, and Fresno and Clovis, California, since his retirement as Senior Vice President, Treasurer and Partner of Wellington Management Company, LLP (a global investment advisor) in June 2000. Mr. Pazuk began his career with Wellington in 1968 and held various positions during his tenure, including Treasurer of Wellington Trust Company NA and President of Wellington Sales Company. Mr. Pazuk currently serves on the board of Penn Capital Insurance Co., Inc. (a privately held insurance company). Mr. Pazuk holds a B.S. in accounting from LaSalle University (Philadelphia).

Qualifications

        Through his treasury and finance background, management experience and service on the boards of several privately-held companies, Mr. Pazuk has an understanding of financial transactions, management dynamics and cost structures. In addition, prior to the merger of Hanover and Universal, Mr. Pazuk served as a member of Hanover's audit committee and as the chairman of its compensation committee, which gave him insight into our operations and compensation philosophy and practices. We believe Mr. Pazuk's background and experience make him well qualified to serve as a member of our Board.

John P. Ryan
Age 61
Nominee for Director
Retired President and Chief Executive Officer, Dresser, Inc.

Background

        Mr. Ryan served as President and Chief Executive Officer of Dresser, Inc. (a global provider of flow control products, measurement systems and other infrastructure technologies to the oil and gas and power generation industries) from May 2007 until its acquisition by General Electric in February 2011. Mr. Ryan was President and Chief Operating Officer of Dresser, Inc. from December 2004 to

June 2007. He also served as President of Dresser Wayne from 1996 to 2004. Mr. Ryan previously served as a Vice President of Dresser Wayne since 1991, having joined the company in 1987. Mr. Ryan currently serves as a director of FlexEnergy, LLC (a provider of oil field turbine generators and environmental solutions for power generation, landfill gas and digester gas applications) and of Hudson Products, Inc. (a company engaged in the design, manufacture and servicing of heat transfer equipment for the petroleum, chemical, gas processing and electric utility industries). He also serves as a Trustee of Manufacturers Alliance/MAPI, Inc. Mr. Ryan received a B.A. from Villanova University.

Qualifications

        Mr. Ryan has relevant industry and functional experience, including a combination of commercial, operational, and financial skills. As the former chief executive officer of Dresser, Inc., Mr. Ryan has significant international experience and energy industry knowledge. With an early career in engineering, manufacturing and sales, Mr. Ryan also brings a thorough understanding of these disciplines. For these reasons, we believe Mr. Ryan is well qualified to serve as a member of our Board.

Christopher T. Seaver
Age 64
Director since October 2008
Retired Chairman of the Board of Hydril Company

Background

        Mr. Seaver was appointed Chairman of the Board of Hydril Company (an oil and gas service company specializing in pressure control equipment and premium connections for casing and tubing) in 2006, CEO and Director in 1997 and President in 1993, and served in such capacities until the company's acquisition by Tenaris S.A. and his retirement in May 2007. Mr. Seaver joined Hydril in 1985 and held a series of domestic and international management positions until his appointment as President in 1993. Prior to joining Hydril, Mr. Seaver was a corporate and securities attorney for the law firm of Paul, Hastings, Janofsky & Walker LLP, and was a Foreign Service Officer in the U.S. State Department, with postings in Kinshasa, Republic of Congo, and Bogota, Colombia. Mr. Seaver currently serves as a director and member of the audit committee of Oil States International, Inc. (an oil service company specializing in remote accommodations, manufacturing of products for offshore production and drilling, OCTG distribution, rental tools and US land drilling services) and McCoy Corporation (a Canadian oil service company principally providing power tongs and related equipment). Mr. Seaver was a director of Innovative Wireline Solutions Inc. (a start-up Canadian wireline services company) from July 2010 to October 2011. He has been a director and officer of the Petroleum Equipment Suppliers Association, a director of the American Petroleum Institute, and a director and chairman of the National Ocean Industries Association. Mr. Seaver holds an A.B. in economics from Yale University and a J.D. and an M.B.A. from Stanford University.

Qualifications

        Through his former roles as President, Chief Executive Officer and Chairman of the Board of a publicly-traded oil and gas services company, Mr. Seaver brings to our Board both the perspective of an executive officer as well as that of a director. He has both domestic and international management and operations experience and has been heavily involved in many industry trade and professional organizations. His tenure with the U.S. State Department makes him well-versed in international cultures and the challenges and opportunities presented by conducting business in developing countries. We believe this knowledge and experience, together with his service on the boards of other energy services companies, make Mr. Seaver well qualified to serve as a member of our Board.

Mark R. Sotir
Age 49
Director since November 2011 and Executive Vice Chairman since December 2011
Managing Director of Equity Group Investments

Background

        Mr. Sotir has served as Managing Director of Equity Group Investments ("EGI", a private investment firm) since November 2006. While at EGI, he served as the interim president of Tribune Interactive, a division of Tribune Company (a media conglomerate) from December 2007 until April 2008. In December 2008, the Tribune Company filed for protection under Chapter 11 of the Bankruptcy Code. Prior to joining EGI, Mr. Sotir was the Chief Executive Officer of Sunburst Technology Corporation (an independent distributor of educational software to public schools) from August 2003 to November 2006. Prior to joining Sunburst, Mr. Sotir held various positions with the Budget Group, Inc. (a national car and truck rental business) from 1995 to 2003, including as President and Chief Operating Officer from 2000 to 2003. Budget Group, Inc. filed for protection under Chapter 11 of the Bankruptcy Code in July 2002. Mr. Sotir serves on the board of several EGI portfolio companies, including Rewards Network Inc. (a dining rewards company), WRS Holding Company (an environmental remediation and construction company) and SIRVA Inc. (a provider of moving and relocation services). He served as a director of Middlebrook Pharmaceuticals, Inc. (a pharmaceutical company) from 2008 to 2010 and VIA Wines Group (a Chilean wine producer and marketer) from 2007 to January 2012. Mr. Sotir holds a B.A. in economics from Amherst College and an M.B.A. from Harvard Business School.

Qualifications

        Mr. Sotir brings to our Board extensive operational experience, gained by serving in key management and leadership roles in a wide range of industries. His operational experience includes brand management, sales, marketing and distributions, as well as finance and workouts. In addition, Mr. Sotir serves as a director for several companies representing a diversity of industries. We believe Mr. Sotir's operational experience in key leadership and director roles make him well qualified to serve as a member of our Board.

CORPORATE GOVERNANCE

Director Independence

        Our Code of Business Conduct requires all employees, officers and non-employee directors to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion. Any circumstance that has the potential to compromise their ability to perform independently must be disclosed. This policy is made available to all employees. In addition, we distribute director and officer questionnaires at least annually to elicit related-party information. The questionnaire requires that responses be updated throughout the year to the extent circumstances change.

        The Nominating and Corporate Governance Committee assesses director independence each year by considering all direct and indirect business relationships between Exterran and each director (including his immediate family), as well as relationships with other for-profit concerns and charitable organizations. With the Nominating and Corporate Governance Committee's recommendation, the Board makes a determination relating to the independence of each member, which is based on applicable laws, regulations, our Corporate Governance Principles and the rules of the NYSE.

        During the Nominating and Corporate Governance Committee's most recent review of independence, the committee was provided information regarding transactions with any related parties as determined through a search of our accounting records as well as the responses to the director and officer questionnaires; as a result, the relationships described in this Proxy Statement under the section titled "Certain Relationships and Related Transactions" were reviewed by the Nominating and Corporate Governance Committee and approved by the Audit Committee.

        Based on the recommendation of the Nominating and Corporate Governance Committee, the Board determined that the following nominees for director are independent: Messrs. Goodyear, Hall, Honeybourne, McCollum, Pazuk, Ryan and Seaver. Further, the Board determined that Messrs. Dutton and Pate, current directors who are not nominees for election at the 2013 Stockholders' Meeting, are independent.

Board Leadership Structure

        We separate the roles of Chairman of the Board and Chief Executive Officer. We believe this structure is currently in the best interests of our stockholders because by separating these positions:

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  our Chief Executive Officer can focus on the day-to-day operations and management of our business, and

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  the Chairman of the Board can lead the Board in its fundamental role of providing advice to and oversight of management.

        The Board recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman. The Board believes this structure is appropriate for the Company because of the size and composition of the Board, the scope and complexity of our operations and the responsibilities of the Board and management.

        The Board has adopted procedures for the timely and efficient transfer of our Chief Executive Officer's responsibilities in the event of an emergency or his sudden incapacitation or departure.

        Mr. Hall served as Chairman of the Board during 2012 and presided over the regular sessions of the Board and the executive sessions of the Board, held at every regularly scheduled Board meeting. The Board met in an executive session of independent directors five times during 2012.

        Our Board has appointed Mr. Sotir as Executive Chairman of the Board, effective April 30, 2013. Because Mr. Sotir is not independent, the Board has appointed Mr. Hall as Vice Chairman of the Board and lead independent director, also effective April 30, 2013. In his capacity as lead independent director, Mr. Hall will preside over the executive sessions of independent directors and over Board meetings when the Chairman is not in attendance.

Communication with the Board

        Stockholders or other interested parties may communicate with the entire Board or any individual member of the Board by writing to us at the following address: Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary. All written inquiries will be immediately forwarded as directed. In addition, any concern or inquiry may be communicated to the Audit Committee or the Board by calling our compliance hotline at 1-800-281-5439 (North America) or 1-832-554-4859 (outside North America).

Committees of the Board

        The Board has designated an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to assist in the discharge of the Board's responsibilities. The Board and the committees of the Board are governed by our Code of Business Conduct, Corporate Governance Principles and the applicable committee charters, each of which are available to the public on our website at www.exterran.com or in print by submitting a written request to Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary. The purpose and composition of each committee is summarized in the table below.

	Purpose	Composition	Committee Report
Audit Committee	The Committee's purpose is to assist the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence, qualifications and performance of the independent auditor, the performance of our internal audit function and the independent auditor and our systems of disclosure controls and procedures and internal controls over financial reporting.	The Board has determined that each member of the Audit Committee is independent and possesses the requisite financial literacy to serve on the Audit Committee. The Board has also determined that each member qualifies as an "audit committee financial expert" as that term is defined by the Securities and Exchange Commission ("SEC"). No member of the Audit Committee serves on the audit committee of more than two other public companies.	The Report is included in this Proxy Statement on page 27.
Compensation Committee	The Committee's purpose is to oversee the development and implementation of our compensation philosophy and strategy with the goals of attracting, developing, retaining and compensating the senior executive talent required to achieve corporate objectives and linking pay and performance.	The Board has determined that each member of the Compensation Committee is independent.	The Report is included in this Proxy Statement on page 56.
Nominating and Corporate Governance Committee	The Committee's purpose is to identify qualified individuals to become Board members, determine whether existing Board members should be nominated for re-election, review the composition of the Board and its committees, oversee the evaluation of the Board and develop, review and implement our Corporate Governance Principles.	The Board has determined that each member of the Nominating and Corporate Governance Committee is independent.

 Committee Membership

        Members of each committee are elected by the Board at its first meeting following the annual meeting of stockholders to serve for one-year terms. Messrs. Childers, Goodyear and Ryan are director nominees and do not currently serve on the Board or committees of the Board. The current members of our committees are indicated in the following chart:

Director	Independent Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Uriel E. Dutton †	✓			Chair
Gordon T. Hall	✓	Member	Member	Member
J.W.G. ("Will") Honeybourne	✓		Member	Member
Mark A. McCollum	✓	Chair
William C. Pate †	✓	Member		Member
Stephen M. Pazuk	✓		Chair
Christopher T. Seaver	✓	Member	Member
Mark R. Sotir

†
Not a director nominee in 2013

Attendance at Meetings

        The Board and its committees held the following number of meetings and acted by unanimous written consent the following number of times during 2012:

	No. of Meetings	No. of Actions by Written Consent
Board	8	4
Audit Committee	7	—
Compensation Committee	8	2
Nominating and Corporate Governance Committee	6	—

        We expect members of the Board to attend all meetings. The directors attended, as a group, 95% of the meetings of the Board and Board committees on which they served during calendar year 2012. Each director attended at least 75% of the meetings of the Board and Board committees on which he served during 2012. Directors are also encouraged to attend the annual meeting of stockholders, and in 2012, all but one of our directors (who was out of the country due to a business commitment) attended the meeting.

Director Qualifications, Nominations and Diversity

        Stockholders may propose director nominees to the Nominating and Corporate Governance Committee (for consideration for election at the 2014 Annual Meeting of Stockholders) by submitting, within the time frame set forth in this Proxy Statement on page 69, the names and supporting information (including confirmation of the nominee's willingness to serve as a director) to: Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary. See the section titled "Additional Information — 2014 Annual Meeting of Stockholders." Any stockholder-recommended nominee will be evaluated in the context of our director qualification standards and the existing size and composition of the Board.

        The Nominating and Corporate Governance Committee believes that all Board candidates should be selected for their character, judgment, ethics, integrity, business experience, time commitment and acumen. The Board, as a whole, through its individual members, seeks to have competence in areas of particular importance to us such as finance, accounting, international business and relevant technical expertise. The Nominating and Corporate Governance Committee also considers issues of diversity in the director identification and nomination process. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it seeks nominees with a broad diversity of experience, professions, skills, education and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, color, religion, sex, age, national origin, citizenship, veteran status, disability, sexual orientation, gender identity, genetic information or any other basis proscribed by law.

        Directors must be committed to enhancing the long-term interests of our stockholders as a whole and should not be biased toward the interests of any particular segment of the stockholder or employee population. Board members should also be prepared to travel to personally attend meetings of the Board and its committees and should be ready to dedicate sufficient time to prepare in advance of such meetings to allow them to make an effective contribution to the meetings. Further, Board members should ensure that they are not otherwise committed to other activities which would make a commitment to the Board impractical or unadvisable and should satisfy the independence, qualification and composition requirements of the Board and its committees, as required by applicable law, regulation and the rules of the NYSE, our certificate of incorporation, our bylaws and our Corporate Governance Principles.

The Board's Role in Risk Oversight

        The Board has an active role, as a whole and through its committees, in overseeing management of the Company's risks. The Board's role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial and strategic risks. Also, the involvement of the Board in reviewing, approving and monitoring our fundamental financial and business strategies, as contemplated by our Corporate Governance Principles, is important to the determination of the types and appropriate levels of risk we undertake. The Board's committees, all comprised solely of independent directors, assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Compensation Committee oversees the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the composition of the Board and other types of risks within its areas of responsibility. The Audit Committee oversees the management of financial risks and also receives regular quarterly reports from our Director of Internal Audit and our Chief Compliance Officer. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risk Assessment Related to Our Compensation Structure

        We believe our compensation practices reflect sound risk management practices and are not reasonably likely to result in a material adverse effect on us. For example, our Compensation Committee and management set performance goals in light of past performance, future expectations and market conditions that they believe do not encourage the taking of unreasonable risks. Our Compensation Committee believes its practice of considering non-financial and other qualitative factors in determining compensation awards discourages excessive risk taking and encourages good judgment. In addition, we believe employee compensation is allocated between cash and equity-based awards, between fixed and variable awards, and between short-term and long-term focused compensation in a manner that encourages decision-making that balances short-term goals with long-term goals and thereby reduces the likelihood of excessive risk taking. Finally, our Compensation Committee has established (a) short-term incentives that balance various Company objectives and provide for maximum payouts, and (b) long-term incentive awards with three-year vesting periods and we believe these program features further balance short- and long-term objectives and encourage employee behavior designed to achieve sustained profitability and growth.

Compensation Committee Interlocks and Insider Participation

        Each of Messrs. Hall, Honeybourne and Pazuk served on the Compensation Committee of the Board during all 2012; Mr. Seaver was appointed to the Compensation Committee in December 2012. There are no matters relating to interlocks or insider participation that we are required to report.

EXECUTIVE OFFICERS

        The following provides information regarding our executive officers as of March 1, 2013. Certain of our executive officers also serve as officers of Exterran GP LLC, the managing general partner of the Partnership. Information concerning the business experience of Mr. Childers is provided under "— Nominees for Director" beginning on page 3 of this Proxy Statement.

William M. Austin
Age 66
Executive Vice President and Chief Financial Officer since December 2011

        Mr. Austin also serves as Senior Vice President and Director of Exterran GP, LLC, positions he has held since April 2012. Prior to joining us, Mr. Austin served as President of Austin Lee Ventures LTD (an investment company) since April 2010. From June 2009 to April 2010, he served as Senior Vice President and CFO of Valerus Compression Services, L.P. (a natural gas services, production and processing company). Mr. Austin served as a Managing Director of Alvarez & Marsal (a firm providing turnaround and interim management, performance improvement and business advisory services) from February 2009 to June 2009. He was Senior Vice President and CFO of Key Energy Services (a publicly traded oilfield services firm) from January 2005 to February 2009. Prior to Key Energy Services, he worked in various senior operating and financial management positions across numerous industries, which included the following positions to assist with restructurings: Executive Vice President and then Chief Executive Officer of Cable & Wireless/Exodus Communications, Inc. (a provider of web-hosting services) from June 2001 to September 2002, which filed for protection under Chapter 11 of the Bankruptcy Code in September 2002, and Chief Restructuring Officer of Northwestern Corporation (a regional electrical and natural gas provider) from April 2003 to August 2004, prior to its bankruptcy filing in September 2004. Mr. Austin serves on the board and as chairman of the audit committee of IROC Energy Services Corp (a TSX-listed oilfield services company operating in Canada), and as a director of Express Energy LLC (a private oilfield services company). From 2009 to 2011, Mr. Austin served as a director of myDIALS Inc. (a private company and a provider of business analytics tools). Mr. Austin also serves as an officer and director of certain other Exterran subsidiaries. Mr. Austin holds a B.S in electrical engineering from Brown University, an M.S. in computer science from Stevens Institute of Technology and an M.B.A. from Columbia University.

Kenneth R. Bickett
Age 51
Vice President and Controller since November 2011

        Mr. Bickett was also appointed Vice President and Controller of Exterran GP LLC in November 2011. Mr. Bickett held the titles of Vice President, Finance and Accounting from April 2009 to

November 2011 with us and Exterran GP LLC and Vice President and Controller from August 2007 to April 2009 with us and from June 2006 to April 2009 with Exterran GP LLC. Prior to the merger of Hanover and Universal and from July 2005, Mr. Bickett served as Vice President, Accounting and Corporate Controller of Universal. Mr. Bickett previously served as Vice President and Assistant Controller for Reliant Energy, Inc. (an electricity and energy services provider). Prior to joining Reliant Energy in 2002, Mr. Bickett was employed by Azurix Corp. from 1998, most recently as Vice President and Controller. Mr. Bickett also serves as an officer and director of certain other Exterran subsidiaries. Mr. Bickett is a Certified Public Accountant and holds a B.S. in accounting from the University of Kentucky.

Joseph G. Kishkill
Age 48
Senior Vice President since February 2009

        Mr. Kishkill also serves as President, Eastern Hemisphere of EESLP, having served as President, Latin America of EESLP from March 2008 to November 2009, and he has served as a Senior Vice President of Exterran GP LLC since May 2010. Prior to the merger of Hanover and Universal in August 2007, Mr. Kishkill held the position of Vice President, Latin America with Universal. Mr. Kishkill joined Universal in 2002 as a General Manager in South America. Mr. Kishkill held positions of increasing responsibility with Enron Corporation from 1990 to 2001, advancing to Chief Executive Officer for South America. During his career, Mr. Kishkill has been based in Dubai, Brazil and Argentina and has provided management services for energy projects and pipelines throughout South America. Mr. Kishkill also serves as an officer and director of certain other Exterran subsidiaries. Mr. Kishkill holds a B.S. in electrical engineering from Brown University and an M.B.A. from Harvard University.

Ronaldo Reimer
Age 50
Senior Vice President since June 2010

        Mr. Reimer also serves as President, Latin America of EESLP. Mr. Reimer joined Exterran in June 2010, after concluding 25 years of service with the Robert Bosch Corporation. Mr. Reimer held a number of management and leadership positions with Bosch, including President of the Chassis Systems Control Product Division in North America, Senior Vice President of the Diesel Systems Division in South America and Technical Plant Manager of the Curitiba Plant in Curitiba, Brazil. During his tenure with Bosch, he served in engineering, project and operations manager and manufacturing director positions in Brazil, France, Germany and the United States. Mr. Reimer also services as an officer and director of certain other Exterran subsidiaries. Mr. Reimer holds a mechanical engineering degree from The University of Sao Paulo, Brazil.

Robert E. Rice
Age 47
Senior Vice President since December 2011

        In December 2011, Mr. Rice was also appointed Senior Vice President of Exterran GP LLC and President, North America of EESLP. Mr. Rice was Regional Vice President for the U.S. Gulf Coast Region of EESLP from August 2007 through December 2011. Prior to the merger of Hanover and Universal, Mr. Rice held the following positions at Hanover: Vice President, Gulf Coast Business Unit, from September 2003 to August 2007; Vice President, Health, Safety & Environmental, from October 2002 to September 2003; and Director, Corporate Development, from January 2002 to October 2002. During his career, Mr. Rice has been based in Argentina and Australia and has developed experience in analyzing, structuring and growing businesses in domestic and international energy markets. Mr. Rice also served as a Flight Test Engineer with the United States Air Force. Mr. Rice also serves as an officer of certain other Exterran subsidiaries. Mr. Rice holds a B.S. in electrical engineering from Louisiana Tech University.

Daniel K. Schlanger
Age 39
Senior Vice President, Operations Services since February 2009

        Mr. Schlanger also serves as Senior Vice President and director of Exterran GP LLC, positions he has held since June 2006 and October 2006, respectively, and served as Chief Financial Officer of Exterran GP LLC from June 2006 through March 2009. From May 2006 until the merger of Hanover and Universal, Mr. Schlanger served as Vice President, Corporate Development of Universal Compression, Inc. (a wholly owned subsidiary of Universal). From August 1996 through May 2006, Mr. Schlanger was employed as an investment banker with Merrill Lynch & Co. where he focused on the energy sector. Mr. Schlanger also serves as an officer and director of certain other Exterran subsidiaries. Mr. Schlanger holds a B.S. in economics from the University of Pennsylvania.

Donald C. Wayne
Age 46
Senior Vice President, General Counsel and Secretary since August 2007

        Mr. Wayne also serves as Senior Vice President and General Counsel of Exterran GP LLC, a position he has held since August 2006. Prior to the merger of Hanover and Universal, Mr. Wayne served as Vice President, General Counsel and Secretary of Universal, a position he held since joining Universal in August 2006. Prior to joining Universal, he served as Vice President, General Counsel and Secretary of U.S. Concrete, Inc. (a producer of ready-mixed concrete and concrete-related products) from 1999 to August 2006. Prior to joining U.S. Concrete in 1999, Mr. Wayne served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Wayne also serves as an officer and director of certain other Exterran subsidiaries. Mr. Wayne holds a B.A. from Tufts University and a J.D. and an M.B.A. from Washington University (St. Louis).

 BENEFICIAL OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners

        The following table provides information about beneficial owners, known by us as of March 1, 2013, of 5% or more of our outstanding common stock (the "5% Stockholders"). Unless otherwise noted in the footnotes to the table, the 5% Stockholders named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	8,252,821(2)	12.7%
EGI-Fund (05-07) Investors, L.L.C. EGI-Fund (08-10) Investors, L.L.C. EGI-Fund (11-13) Investors, L.L.C. Chai Trust Company, LLC 2 North Riverside Plaza, Suite 600 Chicago, Illinois 60606	6,317,840(3)	9.7%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,150,637(4)	7.9%
Dimensional Fund Advisors Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	4,992,666(5)	7.7%
Carlson Capital, L.P. 2100 McKinney Avenue, Suite 1800 Dallas, Texas 75201	3,616,511(6)	5.6%
The Vanguard Group, Inc. PO Box 2600 V26 Valley Forge, Pennsylvania 19482-2600	3,597,478(7)	5.5%

(1)
Reflects shares of common stock beneficially owned as a percentage of 64,923,061 shares of common stock outstanding as of March 1, 2013.

(2)
Based on a review of the Schedule 13G/A jointly filed by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Mid-Cap Value Fund, Inc. ("Price Mid-Cap") on February 6, 2013, as well as information provided to the Company by Price Associates. These securities are owned by various individual and institutional investors including Price Mid-Cap (which owns 6,728,200 shares, representing 10.4% of the shares outstanding, which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owners of such securities.

(3)
Based solely on a review of the Schedule 13D and its amendments filed by EGI-Fund (05-07) Investors, L.L.C., EGI-Fund (08-10) Investors, L.L.C. and EGI-Fund (11-13) Investors, L.L.C. (together, the "EGI Funds"). Each of the EGI Funds is indirectly controlled by various trusts established for the benefit of Samuel Zell and his family. The trustee of these trusts is Chai Trust Company, LLC ("Chai Trust"). Chai Trust has shared voting and dispositive power over all 6,317,840 shares.

(4)
Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. on February 8, 2013. BlackRock, Inc. has sole voting and dispositive power over 5,150,637 shares.

(5)
Based solely on a review of the Schedule 13G/A filed on February 11, 2013 by Dimensional Fund Advisors LP ("Dimensional"). Dimensional provides investment advice to four registered investment companies and acts as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). Dimensional's subsidiaries may act as an adviser or sub-adviser to certain Funds. Neither Dimensional nor its subsidiaries possess voting or dispositive power over the 4,992,666 shares held by the Funds, and they disclaim beneficial ownership of such shares.

(6)
Based solely on a review of the Schedule 13G filed on January 25, 2013. Carlson Capital, L.P. ("Carlson Capital"), acts as investment manager for the following funds which have the power to vote and direct the disposition of the shares indicated: Double Black Diamond Offshore, Ltd. (2,189,823 shares), Black Diamond Offshore Ltd. (165,600 shares), Black Diamond Relative Value Offshore Ltd. (248,149) and Black Diamond Thematic Offshore Ltd. (960,763 shares). Carlson Capital, Asgard Investment Corp. II ("Asgard II" and Carlson Capital's general partner), Asgard Investment Corp. ("Asgard" and the sole shareholder of Asgard II) and Mr. Clint D. Carlson, President of Carlson Capital and Asgard, share voting and dispositive power over 3,616,511 shares.

(7)
Based solely on a review of the Schedule 13G filed by The Vanguard Group, Inc. ("Vanguard") on February 11, 2013. Vanguard Fiduciary Trust Company ("VFTC") and Vanguard Investments Australia, Ltd. ("VIA"), are wholly-owned subsidiaries of Vanguard. VFTC is the beneficial owner of 98,356 shares as a result of serving as investment manager of collective trust accounts. VIA is the beneficial owner of 2,626 shares as a result of serving as investment manager of Australian investment offerings. Vanguard has sole dispositive power over 3,597,478 shares and shared dispositive power with VFTC over 98,356 shares.

Security Ownership of Management

        The following table provides information, as of March 1, 2013, regarding the beneficial ownership of our common stock by each of our directors and nominees for director, each of our Named Executive Officers (as identified beginning on page 44 of this Proxy Statement), and all of our current directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the address for each executive officer and director listed below is c/o Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060.

Name of Beneficial Owner	Shares Owned Directly(1)	Restricted Stock(2)	Right to Acquire Stock(3)	Indirect Ownership	Total Ownership	Percent of Class
Non-Employee Directors
Uriel E. Dutton	18,400	13,510	33,000	—	64,910	*
William M. Goodyear	—	—	—	—	—
Gordon T. Hall	77,950	15,143	5,200	—	98,293	*
J.W.G. Honeybourne	20,499	13,510	13,000	—	47,009	*
Mark A. McCollum	14,341	13,510	—	—	27,851	*
William C. Pate(4)	29,130	13,510	—	—	42,640	*
Stephen M. Pazuk	36,217	13,510	5,200	—	54,927	*
John P. Ryan	—	—	—	—	—
Christopher T. Seaver	40,244	18,408	—	—	58,652	*
Mark R. Sotir(4)	3,861	7,660	—	—	11,521
Named Executive Officers
D. Bradley Childers	43,270	70,117	300,057	963	414,407	*
William M. Austin	27,822	87,562	109,558	—	224,942	*
Joseph G. Kishkill	33,279	—	152,204	—	185,483	*
Ronaldo Reimer	19,635	—	24,979	—	44,614	*
Daniel K. Schlanger	16,647	30,520	130,365	114	177,646	*
All directors and current executive officers as a group (16 persons)					1,695,183	2.6%

*
Less than 1%

(1)
Includes vested restricted stock awards and, where applicable for Named Executive Officers, shares acquired under the Company's Employee Stock Purchase Plan.

(2)
Includes unvested restricted stock awards which vest ratably on each anniversary date of grant over a three-year period from the original date of grant. Officers and directors have voting power and, once vested, dispositive power.

(3)
Includes (a) shares that can be acquired immediately or within 60 days of March 1, 2013 through the exercise of stock options; and (b) where applicable, through a distribution from the Employees' Supplemental Savings Plan.

(4)
Mr. Pate is Co-President and Mr. Sotir is a Managing Director of Equity Group Investments, a division of Chai Trust. Chai Trust is trustee for the EGI Funds, which own approximately 6.3 million shares of our common stock (see footnote 3 to the table under "— Security Ownership of Certain Beneficial Owners" above); however, each of Messrs. Pate and Sotir disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, officers and beneficial owners of 10% or more of our common stock ("Reporting Persons") are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of our common stock. Based solely on a review of Forms 3, 4 and 5 (and any amendments thereto) furnished to us, we have concluded that no Reporting Persons were delinquent in 2012 with respect to their reporting obligations, as set forth in Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

        We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of us and our stockholders. Therefore, our Audit Committee has adopted a policy on related party transactions to provide guidance and set standards for the approval and reporting of transactions between us and individuals with a direct or indirect affiliation with us and to ensure that those transactions are in our best interest. Any proposed related-party transaction must be submitted to the Audit Committee for approval prior to entering into the transaction. Additionally, our policy requires that our subsidiaries report all related party transactions to the Financial Reporting Department on a quarterly basis. In the event a senior officer becomes aware of any pending or ongoing related party transaction that has not been previously approved or ratified, the transaction must be promptly submitted to the Audit Committee or its Chair for ratification, amendment or termination of the related party transaction. If a related party transaction is ongoing, the Audit Committee may establish guidelines for management and will annually assess the relationship with such related party.

        In reviewing a proposed or ongoing related-party transaction, the Audit Committee will consider, among other things, the following factors to the extent relevant to the related-party transaction:

  •
  whether the terms of the transaction are fair to the Company and would apply on the same basis if the transaction did not involve a related party;

  •
  whether there are any compelling business reasons for the Company to enter into the transaction;

  •
  whether the transaction would impair the independence of an otherwise independent director; and

  •
  whether the transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account, among other factors the Audit Committee deems relevant, the size of the transaction, the overall financial position of the director, executive officer or other related party, that person's interest in the transaction and the ongoing nature of any proposed relationship.

Transactions with the Partnership

Distributions and Payments to the Partnership

        As of March 1, 2013, we owned (a) 12,495,391 common units of the Partnership, which constitute 30% of the limited partner ownership interest in the Partnership; and (b) 858,583 general partner units, which constitute the entire 2% general partner interest in the Partnership. We are, therefore, a "related person" to the Partnership as such term is defined by the SEC.

        The following summarizes the distributions and payments made or to be made to or by the Partnership to us, and the other unitholders, in connection with the ongoing operation of the Partnership.

Distributions of available cash to the Partnership's general partner and its affiliates	The Partnership will generally make cash distributions 98% to its unitholders on a pro rata basis, including us, as the holder of 12,495,391 common units, and 2% to the Partnership's general partner, which we indirectly own. In addition, if distributions exceed the minimum quarterly distribution and other higher target distribution levels, then we are entitled to increasing percentages of the distributions, up to 50% of the distributions above the highest target distribution level.

During the year ended December 31, 2012, we received aggregate distributions of approximately $5.8 million on general partner units, including distributions on incentive distribution rights, and $25.0 million on limited partner units. On February 14, 2013, we received a quarterly distribution with respect to the period from October 1, 2012 to December 31, 2012, of approximately $1.7 million on general partner units, including distributions on incentive distribution rights, and $6.4 million on common units.
Payments to the Partnership's general partner and its affiliates
Subject to certain caps, the Partnership reimburses us for the payment of all direct and indirect expenses incurred on the Partnership's behalf. For further information regarding the reimbursement of these expenses, please read the section titled " — Omnibus Agreement" below.

        Pursuant to the terms of our Omnibus Agreement with the Partnership (as described below), the Partnership reimburses us for (1) allocated expenses of operational personnel who perform services for the Partnership's benefit, (2) direct costs incurred in operating and maintaining the Partnership's business and (3) its allocated selling, general and administrative ("SG&A") expenses, subject to certain caps. We do not receive any compensation for managing the Partnership. Subject to certain caps, we are reimbursed for expenses incurred on the Partnership's behalf. These expenses include all expenses necessary or appropriate to the conduct of the Partnership's business and that are allocable to the Partnership, which we, in our general partner capacity, will determine in good faith, as provided in the Partnership's partnership agreement. Except as provided in the Omnibus Agreement, there is no cap on the amount that may be paid or reimbursed by the Partnership to us for compensation or expenses incurred on the Partnership's behalf.

March 2012 Contract Operations Acquisition

        In March 2012, the Partnership acquired from us contract operations customer service agreements with 39 customers and a fleet of 406 compressor units used to provide compression services under those agreements, comprising approximately 188,000 horsepower, or 5% (by then available horsepower) of the combined U.S. contract operations business of the Partnership and us. Total consideration for this transaction was approximately $182.8 million, excluding transaction costs. In addition, the acquired assets included 139 compressor units, comprising approximately 75,000 horsepower previously leased by us to the Partnership, and a natural gas processing plant with a capacity of 10 million cubic feet per day used to provide processing services. The consideration for this transaction included the assumption by the Partnership of $105.4 million of our long-term debt and a cash payment by the Partnership to us of $77.4 million.

Omnibus Agreement

        The Partnership entered into an Omnibus Agreement with us, the Partnership's general partner and others, the terms of which are described below. The Omnibus Agreement (other than the indemnification obligations described below under " — Indemnification for Environmental and Related Liabilities") will terminate upon a change of control of the Partnership's general partner or the removal or withdrawal of the Partnership's general partner, and certain provisions will terminate upon a change of control of Exterran.

        As previously disclosed, on March 7, 2013, we entered into a Contribution, Conveyance and Assumption Agreement with the Partnership and others providing for the sale to the Partnership of compression services contracts and compression equipment valued in the aggregate at approximately $174 million (the "2013 Contract Operations Acquisition"). The transaction is expected to close in late March or early April 2012. In connection with and upon the closing of the 2013 Contract Operations Acquisition, the Omnibus Agreement will be amended to, among other things, increase the cost of sales and SG&A caps, extend the terms of the caps and extend the terms of the non-competition and compression equipment transfer provisions, each as further described below.

Non-competition

        Under the Omnibus Agreement, subject to the provisions described below, we have agreed not to offer or provide compression services in the United States to the Partnership's contract operations services customers that are not also our contract operations service customers. Compression services include the provision of natural gas contract compression services, but exclude fabrication of compression equipment, sales of compression equipment or material, parts or equipment that are components of compression equipment, leasing of compression equipment without also providing related compression equipment service and operating, maintenance, service, repairs or overhauls of compression equipment owned by third parties. In addition, under the Omnibus Agreement, the Partnership agreed not to offer or provide compression services to our domestic contract operations services customers that are not also contract operations service customers of the Partnership.

        Some of our contract operations services customers are also customers of the Partnership, which we refer to as overlapping customers. We and the Partnership have agreed, subject to the exceptions described below, not to provide contract operations services to an overlapping customer at any site at which the other was providing such services to an overlapping customer on the date of the most recent amendment to the Omnibus Agreement, which we refer to as a "Partnership site" or an "Exterran site." Pursuant to the Omnibus Agreement, if an overlapping customer requests contract operations services at a Partnership site or an Exterran site, whether in addition to or in the replacement of the equipment existing at such site on the date of the most recent amendment to the Omnibus Agreement, the Partnership will be entitled to provide contract operations services if such overlapping customer is a

Partnership overlapping customer (a "Partnership overlapping customer") and we will be entitled to provide such contract operations services if such overlapping customer is an Exterran overlapping customer (an "Exterran overlapping customer"). Any additional contract operations services provided to a Partnership overlapping customer will be provided by the Partnership and any additional services provided to an Exterran overlapping customer will be provided by us.

        We also have agreed that new customers for contract compression services (neither the Partnership's customers nor our customers for U.S. contract compression services, except for our customers who become customers only as a result of taking over a lease from one of our pre-existing customers) are for the Partnership's account unless the new customer is unwilling to contract with the Partnership or unwilling to do so under the Partnership's form of compression services agreement. If a new customer is unwilling to enter into such an arrangement with the Partnership, then we may provide compression services to the new customer. In the event that either the Partnership or we enter into a contract to provide compression services to a new customer, either the Partnership or we, as applicable, will receive the protection of the applicable non-competition arrangements described above in the same manner as if such new customer had been a compression services customer of either the Partnership or us at the time of entry into the Omnibus Agreement.

        The non-competition arrangements described above do not apply to:

  •
  The Partnership's provision of contract compression services to a particular Exterran customer or customers, with our approval;

  •
  Our provision of contract compression services to a particular customer or customers of the Partnership, with the approval of the conflicts committee of the board of directors of Exterran GP LLC;

  •
  The Partnership's purchase and ownership of not more than five percent of any class of securities of any entity which provides contract compression services to our contract compression services customers;

  •
  Our purchase and ownership of not more than five percent of any class of securities of any entity which provides contract compression services to the Partnership's contract compression services customers;

  •
  Our ownership of the Partnership;

  •
  The Partnership's acquisition, ownership and operation of any business that provides contract compression services to our contract compression services customers if we have been offered the opportunity to purchase the business for its fair market value from the Partnership and we decline to do so. However, if neither the Omnibus Agreement nor the non-competition arrangements described above have already terminated, the Partnership will agree not to provide contract compression services to our customers that are also customers of the acquired business at the sites at which we are providing contract operations services to them at the time of the acquisition;

  •
  Our acquisition, ownership and operation of any business that provides contract compression services to our contract operations services customers if the Partnership has been offered the opportunity to purchase the business for its fair market value from us and the Partnership declines to do so with the concurrence of the conflicts committee of the board of directors of Exterran GP LLC. However, if neither the Omnibus Agreement nor the non-competition arrangements described above have already terminated, we will agree not to provide contract operations services to the Partnership's customers that are also customers of the acquired business at the sites at which the Partnership is providing contract operations services to them at the time of the acquisition; or

  •
  A situation in which one of the Partnership's customers (or its applicable business) and a customer of ours (or our applicable business) merge or are otherwise combined, in which case each of the Partnership and we may continue to provide contract operations services to the applicable combined entity or business without being in violation of the non-competition provisions, but we and the conflicts committee of the board of directors of Exterran GP LLC must negotiate in good faith to implement procedures or such other arrangements, as necessary, to protect the value to each of us and the Partnership of the business of providing contract operations services to each such customer or its applicable business, as applicable.

        Unless the Omnibus Agreement is terminated earlier due to a change of control of the Partnership, its general partner or Exterran GP LLC, the non-competition provisions of the Omnibus Agreement will terminate on December 31, 2013 or on the date on which a change of control of Exterran occurs, whichever event occurs first. If a change of control of us occurs, and neither the Omnibus Agreement nor the non-competition arrangements have already terminated, we will agree for the remaining term of the non-competition arrangements not to provide contract operations services to the Partnership's customers at the sites at which the Partnership is providing contract operations services to them at the time of the change of control. As noted above, the Omnibus Agreement will be amended in connection with and upon the closing of the 2013 Contract Operations Acquisition to, among other things, extend the term of the non-competition provisions through December 31, 2014.

Indemnification for Environmental and Other Liabilities

        Under the Omnibus Agreement, we have agreed to indemnify the Partnership, for a three-year period following the applicable acquisition date, against certain potential environmental claims, losses and expenses associated with the ownership and operation of the assets the Partnership acquires from us that occur before that acquisition date. Our maximum liability for environmental indemnification obligations under the Omnibus Agreement will not exceed $5 million and we will not have any obligation under the environmental or any other indemnification until the Partnership's aggregate losses exceed $250,000. We will have no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after such acquisition date. The Partnership has agreed to indemnify us against environmental liabilities occurring on or after the applicable acquisition date related to the Partnership's assets to the extent we are not required to indemnify the Partnership.

        Additionally, we will indemnify the Partnership for losses attributable to title defects, retained assets and income taxes attributable to pre-closing operations. The Partnership will indemnify us for all losses attributable to the post-closing operations of the assets contributed to the Partnership, to the extent not subject to our indemnification obligations. For the year ended December 31, 2012, there were no requests for indemnification by either party.

Purchase of New Compression Equipment by the Partnership

        The Omnibus Agreement permits the Partnership to purchase newly fabricated compression equipment from us or our affiliates at our cost to fabricate such equipment plus a fixed margin of 10%, which may be modified with the approval of us and the conflicts committee of the board of directors of Exterran GP LLC. For the year ended December 31, 2012, the Partnership purchased $109.9 million of new compression equipment from us.

Transfer, Exchange or Lease of Compression Equipment with the Partnership

        If we determine in good faith that our contract operations services business or the Partnership needs to transfer, exchange or lease compression equipment between us and the Partnership, the Omnibus Agreement permits such equipment to be transferred, exchanged or leased if it will not cause the Partnership to breach any existing contracts or to suffer a loss of revenue under an existing compression services contract or incur any unreimbursed costs. In consideration for such transfer, exchange or lease of compression equipment, the transferee will either (1) transfer to the transferor compression equipment equal in value to the appraised value of the compression equipment transferred to it; (2) agree to lease such compression equipment from the transferor; or (3) pay the transferor an amount in cash equal to the appraised value of the compression equipment transferred to it. Unless the Omnibus Agreement is terminated earlier as discussed above, the transfer of compression equipment provisions described above will terminate on December 31, 2013. As noted above, the Omnibus Agreement will be amended in connection with and upon the closing of the 2013 Contract Operations Acquisition to, among other things, extend the term of the compression equipment transfer provisions through December 31, 2014.

        During the year ended December 31, 2012, as permitted under the Omnibus Agreement, the Partnership transferred ownership of 538 compressor units, totaling approximately 229,800 horsepower with a net book value of approximately $96.2 million, to us. In exchange, we transferred ownership to the Partnership of 488 compressor units, totaling approximately 148,800 horsepower with a net book value of approximately $72.0 million. During the year ended December 31, 2012, the Partnership recorded capital distributions of approximately $24.2 million related to the differences in net book value on the compression equipment that was exchanged with us. No customer service agreements were included in the transfers. Under the terms of the Omnibus Agreement, such transfers must be of equal appraised value, as defined in the Omnibus Agreement, with any difference being settled in cash. As a result, we paid the Partnership a nominal amount for the difference in fair value of the equipment in connection with the transfer. The units the Partnership received from us were being utilized to provide services to the Partnership's customers on the date of the transfers and, prior to the transfers, had been leased from us by the Partnership. The units the Partnership transferred to us were being utilized to provide services to our customers on the date of the transfer, and prior to the transfer had been leased by us from the Partnership.

        For the year ended December 31, 2012, we had revenue of $9.0 million from the Partnership related to the lease of our compression equipment and cost of sales of $0.8 million with the Partnership related to the lease of its compression equipment.

Reimbursement of Operating and SG&A Expense

        We provide all operational staff, corporate staff and support services reasonably necessary to run the Partnership's business. The services provided by us may include, without limitation, operations, marketing, maintenance and repair, periodic overhauls of compression equipment, inventory management, legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes, facilities management, investor relations, enterprise resource planning system, training, executive, sales, business development and engineering services.

        Costs incurred by us directly attributable to the Partnership are charged to the Partnership in full. Costs incurred by us that are indirectly attributable to the Partnership and our other operations are allocated among the Partnership and our other operations. The allocation methodologies vary based on the nature of the charge and include, among other things, revenue and horsepower. The compensation committee of the board of directors of Exterran GP LLC has determined that the allocation methodology used by us to allocate indirect costs to the Partnership is reasonable. Included in the Partnership's selling, general and administrative expense for the year ended December 31, 2012 was $43.2 million of indirect costs we incurred.

        We have agreed that, for a period that will terminate on December 31, 2013, the Partnership's obligation to reimburse us for (1) any cost of sales that we incur in the operation of the Partnership's business will be capped at amount equal to $21.75 per operating horsepower per quarter (after taking into account any such costs that the Partnership may incur and pay directly) and (2) any SG&A costs allocated to the Partnership will be capped at $10.5 million per quarter (after taking into account any such costs that the Partnership may incur and pay directly). These caps may be subject to increases in connections with expansions of the Partnership's operations through the acquisition or construction of new assets or business.

        For the year ended December 31, 2012, the Partnership's cost of sales exceeded the cap by $16.6 million and the Partnership's SG&A expenses exceeded the cap by $8.2 million. We have accounted for the excess amount over the cap as a capital contribution to the Partnership.

        As noted above, the Omnibus Agreement will be amended in connection with and upon the closing of the 2013 Contract Operations Acquisition to, among other things, (i) increase the cost of sales cap from $21.75 per horsepower per quarter to $22.50 per horsepower per quarter, beginning January 1, 2014, (ii) increase the SG&A cap from $10.5 million per quarter to $12.5 million per quarter from the closing of the transaction through December 31, 2013, and to $15.0 million per quarter beginning on January 1, 2014, and (iii) extend the terms of both caps through December 31, 2014.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP ("Deloitte") served as our independent registered public accounting firm for the fiscal year ended December 31, 2012. The Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2013. We are submitting the selection of Deloitte for stockholder ratification at the 2013 Stockholders' Meeting.

        Representatives of Deloitte attended all meetings of the Audit Committee in 2012. For additional information concerning the Audit Committee and its activities with Deloitte, see "Pre-Approval Policy" and "Report of the Audit Committee" beginning on page 27. We expect that a representative of Deloitte will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Board of Directors' Recommendation

        The Board recommends that the stockholders vote "FOR" the ratification of the reappointment of Deloitte & Touche LLP.

Vote Required

        Ratification requires the affirmative vote of the holders of a majority of the votes cast in favor of or against the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        Our organizational documents do not require that our stockholders ratify the selection of our independent registered public accounting firm. We are requesting such ratification because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

        The following table presents fees for professional services rendered by Deloitte and its member firms and respective affiliates on our behalf for calendar years 2012 and 2011:

Types of Fees	2012	2011
	(In thousands)
Audit fees(a)	$3,057	$3,236
Audit-related fees	—	—
Tax fees(b)	209	362
Other(c)	2	2

Total fees:	$3,268	$3,600

(a)
Audit fees include fees billed by our independent registered public accounting firm related to audits and reviews of financial statements we are required to file with the SEC, audits of internal control over financial reporting, statutory audits of certain of our subsidiaries' financial statements as required under local regulations and other services, including issuance of comfort letters and assistance with and review of documents filed with the SEC.

(b)
Tax fees include fees billed by our independent registered public accounting firm primarily related to tax compliance and consulting services.

(c)
All other fees include fees billed by our independent registered public accounting firm related to software licensing agreements.

        In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by (i) the SEC to implement the Sarbanes-Oxley Act of 2002, and (ii) the American Institute of Certified Public Accountants.

Pre-Approval Policy

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services, and will not engage any other independent registered public accounting firm to render audit services, unless the service is specifically approved in advance by the Audit Committee.

        The Audit Committee's practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chair of the Audit Committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services. Approval of services and related fees by the Audit Committee chair is reported to the full Audit Committee at the next regularly scheduled meeting. All services performed by our independent registered public accounting firm in 2012 were pre-approved by the Audit Committee.

Report of the Audit Committee

        The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Exterran Holdings, Inc.'s ("Exterran") financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is available on Exterran's website at www.exterran.com.

        The Audit Committee has reviewed and discussed the consolidated financial statements and management's assessment and report on internal controls over financial reporting with management and Deloitte & Touche LLP ("Deloitte"), the Company's independent registered public accounting firm. The Audit Committee also reviewed and discussed with Deloitte its review and report on Exterran's internal control over financial reporting. Exterran published these reports in its Annual Report on Form 10-K for the year ended December 31, 2012, which it filed with the SEC on February 26, 2013. Management is responsible for the preparation, presentation and integrity of financial statements and the reporting process, including the system of internal controls. Deloitte is responsible for performing an independent audit of Exterran's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon, as well as expressing an opinion on the effectiveness of Exterran's internal control over financial reporting. The Audit Committee monitors these processes.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Exterran's independent audit firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

        In this context, the Audit Committee discussed with Exterran's internal auditors and Deloitte the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of Exterran's internal controls, and the overall quality of Exterran's financial reporting. Management represented to the Audit Committee that Exterran's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee discussed with Deloitte its independence, considered the compatibility of non-audit services with the auditors' independence and received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to Exterran's Board of Directors, and the Board has concurred, that (i) the audited financial statements be included in Exterran's Annual Report on Form 10-K for the twelve months ended December 31, 2012, for filing with the Securities and Exchange Commission; (ii) Deloitte meets the requirements for independence; and (iii) the appointment of Deloitte for 2013 be submitted to the stockholders for ratification.

The Audit Committee of the Board of Directors

  Mark A. McCollum, Chair
  Gordon T. Hall
  William C. Pate
  Christopher T. Seaver

PROPOSAL 3
APPROVAL OF THE EXTERRAN HOLDINGS, INC. 2013 STOCK INCENTIVE PLAN

        The stockholders are being asked to approve the Exterran Holdings, Inc. 2013 Stock Incentive Plan (the "2013 Plan"), which is included in this Proxy Statement as Annex A. The 2013 Plan was approved by the Board on February 21, 2013, subject to stockholder approval. Upon stockholder approval of the 2013 Plan, the 2013 Plan will become effective and no further awards may be made under the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, as amended, (the "2007 Plan") or the Exterran Holdings, Inc. 2011 Employment Inducement Long-Term Equity Plan (the "2011 Employment Inducement Plan" and, together with the 2007 Plan, the "Prior Plans"). If the stockholders do not approve the 2013 Plan, the 2013 Plan will not become effective, the Prior Plans will continue in effect, and we would continue to grant awards under the Prior Plans, subject to the terms, conditions and limitations of each of the Prior Plans.

        The stockholders are also being asked to approve the 2013 Plan to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and to approve the material terms of the performance goals for awards that may be granted under the 2013 Plan as required under Section 162(m) of the Code. In general, Section 162(m) of the Code, which is discussed in more detail below, denies a tax deduction to public companies for compensation paid to certain "covered employees" within a taxable year to the extent such compensation exceeds $1,000,000. However, compensation that qualifies as "performance-based" under Section 162(m) of the Code does not count against this $1,000,000 limit. In order for awards under the 2013 Plan to be treated as "performance-based compensation" under Section 162(m) of the Code, the material terms of the performance goals under which such awards may be paid must be disclosed to and approved by the stockholders. For purposes of Section 162(m) of the Code, the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2013 Plan is discussed below, and stockholder approval of this Proposal 3 will constitute approval of the material terms of the performance goals under the 2013 Plan for purposes of Section 162(m) of the Code.

2013 Plan Objectives

        The objectives of the 2013 Plan are to provide:

  •
  an important component of a competitive compensation program to enable us to attract and retain highly-qualified individuals to serve as employees, directors and consultants;

  •
  a means whereby those individuals can acquire and maintain stock ownership, thereby aligning their interests with those of our stockholders; and

  •
  additional incentive and reward opportunities to these individuals, designed to enhance the profitable growth of the Company.

Types of Awards Provided

        The types of awards that may be granted under the 2013 Plan are:

  •
  non-qualified stock options and incentive stock options (within the meaning of Section 422 of the Code);

  •
  restricted stock;

  •
  restricted stock units;

  •
  stock appreciation rights;

  •
  performance awards;

  •
  other stock-based awards; and

  •
  dividend equivalent rights.

Key Features

  •
  The 2013 Plan will be administered by the Compensation Committee of the Board or such other committee of the Board designated to administer the 2013 Plan, which shall be comprised entirely of independent directors;

  •
  Under the 2013 Plan, the maximum number of shares of the Company's common stock available for issuance pursuant to awards is 6,500,000;

  •
  The number of shares available for issuance under the 2013 Plan will be reduced by (i) one (1) share for any share subject to a stock option or stock appreciation right, and (ii) one and three quarters (1.75) shares for any share subject to a stock-settled award other than an option, stock appreciation right or other award for which the recipient pays intrinsic value (each, a "Full Value Award");

  •
  The 2013 Plan prohibits the return to the plan of shares tendered or withheld in payment of an option price or to satisfy a tax withholding obligation;

  •
  The per share exercise price of options and stock appreciation rights granted under the 2013 Plan may not be less than the fair market value of a share of common stock on the date of grant;

  •
  The exercise price of options and stock appreciation rights granted under the 2013 Plan may not be reduced without stockholder approval; and

  •
  The 2013 Plan does not include an "evergreen" feature pursuant to which the shares authorized for issuance under the 2013 Plan can be increased automatically without stockholder approval.

Impact of Shares Reserved under the 2013 Plan on Stockholder Dilution, Burn Rate and Overhang

        The Company may currently grant awards under each of the Prior Plans. As of December 31, 2012, approximately 4,000,000 shares remained available for issuance under the 2007 Plan and approximately 540,000 shares remained available for issuance under the 2011 Employment Inducement Plan. Pursuant to its terms, as currently in effect, no awards may be granted under the 2007 Plan after August 20, 2014. Awards may currently be granted under 2011 Employment Inducement Plan only as an inducement to prospective employees to enter into employment with the Company. Based on the Company's inability to grant awards under the 2007 Plan after August 20, 2014, and the limitations on granting awards under the 2011 Employment Inducement Plan, the Board considered it in the best interests of the Company and its stockholders to adopt the 2013 Plan. Upon stockholder approval of the 2013 Plan, the 2013 Plan will become effective and no further awards may be made under the Prior Plans. If the stockholders do not approve the 2013 Plan, the 2013 Plan will not become effective, the Prior Plans will continue in effect, and we would continue to grant awards under the Prior Plans, subject to the terms, conditions and limitations of each of the Prior Plans.

        In its determination to recommend Board adoption of the 2013 Plan, the Compensation Committee considered advice and input from the Committee's independent compensation consultant, Pearl Meyer & Partners, LLC. The Compensation Committee also reviewed certain dilution, overhang and burn rate data, as well as the estimated shareholder value transfer cost, in considering and designing the 2013 Plan. Specifically, the Compensation Committee considered the following:

  •
  Dilution and Overhang.  As of December 31, 2012, simple dilution was 13.3%. Simple dilution was calculated as the total overhang (outstanding options, restricted stock and restricted stock units) of 4,030,978 shares plus 4,595,681 shares that remained available for issuance under the Prior Plans divided by the total common shares outstanding as of December 31, 2012 of approximately 64,895,000 shares. This calculation excludes outstanding convertible securities. With the adoption of the 2013 Plan, simple dilution would be 16.3% using the above calculation and substituting 6,500,000 shares that would be issuable under the 2013 Plan for the 4,595,681 shares that remained issuable under the Prior Plans as of December 31, 2012.

  •
  Burn Rate.  The Compensation Committee manages long-term dilution by limiting the number of equity awards granted annually, commonly referred to as "burn rate". Burn rate does not take into account equity awards that have been cancelled or forfeited. Burn rate with respect to each year is calculated by dividing the total number of shares subject to stock options and Full Value Awards granted during the year (with shares subject to Full Value Awards currently counted as two shares for every one share granted) by the total weighted-average number of common shares outstanding during the period. As indicated below, the Company's three-year average burn rate is 3.86%, which is under the 4.57% industry cap established by Institutional Shareholder Services.

Year	Option Awards	Full Value Awards (FVAs)	Total (Options + FVAs*2)	Weighted CSO	Annual Burn-Rate
2010	688,000	823,000	2,334,000	61,995,000	3.76%
2011	924,000	1,212,000	3,414,380	62,624,000	5.45%
2012	153,000	676,000	1,352,000	63,436,000	2.37%
Average Three-Year Burn Rate					3.86%
  •
  Other Factors.  The Compensation Committee also consulted with Pearl Meyer on the estimated shareholder value transfer cost of the Plan. In addition, the Compensation Committee believes it to be in the best interests of stockholders to terminate the Prior Plans as to any future grants upon stockholder approval and the effectiveness of the 2013 Plan. Further, based upon (a) our grant practices, (b) the recent market prices of the Company's common stock and (c) the 2013 Plan's share counting provision which requires that 1.75 shares be counted for every one Full Value Award granted, the shares requested under the 2013 Plan are expected to be sufficient for three to four years, noting that future circumstances, grant practices, or market or other conditions, which we cannot predict with certainty at this time, may result in a different outcome.

        Our employees are among our most valuable assets. Equity-based compensation is a vital component of our compensation program and our ability to continue to attract, retain and motivate highly skilled employees. Due to the prohibition on granting awards under the 2007 Plan beyond August 2014 and the limitations on granting awards under the 2011 Employment Inducement Plan, the Board believes the Prior Plans are inadequate to meet the future needs of the Company. Accordingly, without the 2013 Plan, the Company could be unable to sustain its annual equity grant program beyond August 2014.

Board of Directors' Recommendation

        The Board recommends that the stockholders vote "FOR" the approval of the Exterran Holdings, Inc. 2013 Stock Incentive Plan.

Vote Required

        Approval of the 2013 Plan requires the affirmative vote of the holders of a majority of the votes cast in favor of or against the proposal, provided that the total votes cast represent a majority of all shares entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the vote. Approval by the holders of a majority of the votes cast in favor of or against the proposal is also required to satisfy the stockholder approval requirements of Section 162(m) of the Code and to approve the material terms of the 2013 Plan and the performance goals described above for awards that may be granted under the 2013 Plan under Section 162(m) of the Code.

Materials Features of the 2013 Plan

        Following is a summary of the material terms of the 2013 Plan. This summary is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached to this Proxy Statement as Annex A.

Effectiveness and Term

        As noted above, the 2013 Plan will become effective upon approval by the stockholders, and no awards will be granted under the 2013 Plan prior to stockholder approval. If the stockholders approve the 2013 Plan, we will not issue any further awards under the Prior Plans. However, if the stockholders do not approve the 2013 Plan, each of the Prior Plans will remain in effect and we would continue to grant awards under them in accordance with their terms and conditions. Awards may only be granted under the 2013 Plan for ten years from its effective date. The 2013 Plan will remain in effect until all awards granted thereunder have been vested or forfeited or exercised or expired.

Administration

        The 2013 Plan will be administered by Compensation Committee of the Board or such other committee designated by the Board (such Compensation Committee or other committee, the "Committee"). All members of the Committee must satisfy the independence requirements of the stock exchange on which our common stock is listed. Awards may be granted to individuals subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") only if the Committee is comprised solely of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act. Additionally, awards that are intended to constitute "performance-based compensation" within the meaning of Section 162(m) of the Code may only be granted if the Committee is comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

        The Committee may delegate to the Board or to one or more committees of the Board its authority to grant awards to individuals who are not subject to Section 16(b) of the Exchange Act, subject to such limitations and restrictions as the Committee may determine. In addition, the Committee may delegate to the Governance Committee of the Board the authority to grant non-discretionary, routine awards to directors. However, the Committee may not delegate its authority to grant non-routine, discretionary awards to directors.

        The Committee will have full authority, subject to the terms of the 2013 Plan, to make all determinations necessary or advisable for administering the 2013 Plan, including the authority to determine participants, the types and sizes of awards, the timing and price of awards, any vesting conditions applicable to awards, the acceleration or waiver of any vesting restrictions, the forms of award notices, and any rules and regulations necessary or appropriate to administer the 2013 Plan. In addition, the Committee has the authority to interpret the terms of the 2013 Plan and each award notice thereunder.

        With respect to any employee, director or consultant who is resident outside of the United States, the Committee may amend or vary the terms of the 2013 Plan to conform such terms to the requirements of applicable non-United States law and to meet the goals and objectives of the 2013 Plan. In addition, the Committee may establish administrative rules and procedures to facilitate the operation of the 2013 Plan in such non-United States jurisdictions. The Committee may establish one or more sub-plans for these purposes.

Eligibility

        Employees and consultants of us and our affiliates, as well as members of the Board who are not also employees, are eligible to participate in the 2013 Plan. Currently, approximately 600 employees and eight non-employee directors are eligible to participate in the 2013 Plan; no consultants have been identified as eligible to participate in the 2013 Plan. Participation in our long-term incentive programs has historically been limited to certain key employees, which included approximately 300 employees in March 2012.

Number of Shares Subject to the 2013 Plan, Share Counting and Award Limits

        The maximum number of shares of our common stock that will be available for issuance under the 2013 Plan is 6,500,000 shares. Each share of common stock issued pursuant to an option or stock appreciation right will be counted against the aggregate share limitation as one share. Each share of common stock issued pursuant to a Full Value Award will be counted against the aggregate share limitation as 1.75 shares.

        Shares subject to options or stock appreciation rights that expire or are cancelled, forfeited, settled in cash or otherwise terminated will again become available for future awards under the 2013 Plan. If shares subject to Full Value Awards expire or are cancelled, forfeited, settled in cash or otherwise terminated, the shares available under the 2013 Plan will be increased by 1.75 shares for each such share. Shares of common stock withheld to satisfy tax withholding obligations or to pay the exercise price of an option will be counted against the aggregate share limit and will not become available for future awards under the 2013 Plan.

        The following limits have been established under the 2013 Plan:

  •
  The maximum number of shares that may be issued as incentive stock options may not exceed 3,000,000 shares.

  •
  The maximum number of shares of common stock that may be subject to awards granted to any one individual during any twelve-month period may not exceed 500,000 shares.

  •
  The maximum amount of cash compensation that may be paid under awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code granted to any one individual during any twelve-month period may not exceed $5,000,000.

  •
  The maximum fair market value, determined as of the date of grant, of awards granted for services as a director during any twelve-month period may not exceed $500,000.

Types of Awards

        Awards under the 2013 Plan may consist of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and dividend equivalents, each as described below.

  Options

        Stock options entitle the participant to purchase shares of our common stock at a specified price. Options must have an exercise price that is at least the fair market value of our common stock on the date of grant (or 110% of the fair market value with respect to incentive stock options granted to participants who hold more than 10% of our stock). Options may be either incentive stock options that comply with the requirements of Section 422 of the Code or non-qualified stock options that do not comply with such requirements. Incentive stock options may only be granted to employees. An option's term may not be longer than seven years (or five years in the case of incentive stock options granted to participants who hold more than 10% of our stock). The aggregate fair market value of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an individual in any one calendar year may not exceed $100,000.

        The award notice will specify the acceptable method(s) for payment of the exercise price of an option, which may include (a) cash, (b) a check acceptable to us, (c) the delivery of shares (including shares otherwise issuable pursuant to the option or shares that have been held by the participant for such period of time as required by the Committee in its discretion) with a fair market value equal to such exercise price, (d) by a "cashless broker exercise" through procedures established or approved by the Committee, (e) by any other form of legal consideration acceptable to the Committee, or (f) by any combination of the foregoing. However, no participant will be permitted to pay the exercise price of an option, or continue any extension of payment with respect to the exercise price of an option, with a loan from us or with a loan arranged by us in violation of Section 13(k) of the Exchange Act.

        Unless otherwise set forth in the applicable award notice, (i) vested options may be exercised for a period of three months following termination of employment or service (other than a termination for cause, in which case all vested options shall be automatically forfeited upon termination, and (ii) unvested options will automatically terminate upon termination, provided that if such termination is due to the participant's death, disability or retirement, all unvested options will vest in full upon such termination and will remain exercisable for a period of two years following termination.

  Restricted Stock

        A restricted stock award is a grant of shares of common stock at a per share purchase price determined by the Committee (which may equal zero) that is non-transferable and may be subject to a substantial risk of forfeiture until certain conditions determined by the Committee are met. The restrictions imposed on awards of restricted stock may relate to one or more of the following, as determined by the Committee: (a) the attainment of one or more performance targets based on one or more performance measures; (b) the participant's continued service as an employee, director or consultant for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) any combination of any of the foregoing. Each grant of restricted stock may have different restrictions as established in the sole discretion of the Committee.

        During the restricted period for any award of restricted stock, the participant will be entitled to voting, dividend and other ownership rights with respect to such shares of restricted stock (except as otherwise described below with respect to restricted stock subject to performance-based vesting conditions). However, unless and until the restrictions lapse or expire, we will retain custody of the restricted stock and the participant may be obligated to forfeit and surrender the shares to us under certain circumstances as determined by the Committee.

        Unless otherwise set forth in the applicable award notice, unvested shares of restricted stock will automatically terminate upon termination of employment or service, provided that if such termination is due to the participant's death or disability, all restrictions upon such shares will lapse upon termination (with any applicable performance measures deemed achieved at 100% of target).

  Restricted Stock Units

        Restricted stock units evidence the right to receive shares (or their equivalent value in cash) that is restricted or subject to forfeiture provisions. The restrictions imposed on restricted stock units may relate to one or more of the following, as determined by the Committee: (a) the attainment of one or more performance targets based on one or more performance measures; (b) the participant's continued service as an employee, director or consultant for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) any combination of any of the foregoing. Each award of restricted stock units may have different restrictions as established in the sole discretion of the Committee.

        Unless and until the restrictions have lapsed and the shares have been registered in the participant's name, the participant will not be entitled to vote the shares of common stock underlying the restricted stock units or enjoy any other stockholder rights, and may be required to forfeit the restricted stock units under certain circumstances as determined by the Committee. Upon the lapse of the applicable restrictions or at such times as determined by the Committee and set forth in the award notice (but no earlier than the date on which the restrictions lapse), the participant will receive the shares of stock or will receive a payment equal to the fair market value of the shares of common stock underlying the restricted stock units on the vesting date, less applicable withholding. Settlement of restricted stock units may be in the form of shares of common stock, cash, other equity compensation, or a combination thereof, as determined by the Committee.

        Unless otherwise set forth in the applicable award notice, unvested restricted stock units will automatically terminate upon termination of employment or service, provided that if such termination is due to the participant's death or disability, all unvested restricted stock units will become vested upon termination (with any applicable performance measures deemed achieved at 100% of target).

  Stock Appreciation Rights

        A stock appreciation right is a right to receive a payment, in cash or shares, equal to the excess of the fair market value of the shares subject to such stock appreciation right over the exercise price thereof, less applicable withholding. Stock appreciation rights may be subject to restrictions, and participants may be required to forfeit the stock appreciation rights under certain circumstances, as determined by the Committee. The restrictions imposed on stock appreciation rights may relate to one or more of the following, as determined by the Committee: (a) the attainment of one or more performance targets based on one or more performance measures; (b) the participant's continued service as an employee, director or consultant for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) any combination of any of the foregoing. Stock appreciation rights may have different restrictions as established in the sole discretion of the Committee.

        The exercise price of the stock appreciation rights will be at least the fair market value of the shares of the common stock underlying the stock appreciation rights on the date of grant. Upon the lapse of any applicable restrictions and a participant's subsequent exercise of the stock appreciation rights, the participant will be entitled to receive payment in an amount equal to: (i) the difference between the fair market value of the underlying shares of common stock subject to the stock appreciation rights on the date of exercise and the per share exercise price; times (ii) the number of shares of common stock underlying the stock appreciation rights; less (iii) any applicable withholding taxes. Settlement of stock appreciation rights may be in the form of shares of common stock or cash, or a combination thereof, as determined by the Committee.

        Unless otherwise set forth in the applicable award notice, unvested stock appreciation rights will automatically terminate upon termination of employment or service, provided that if such termination is due to the participant's death, disability or retirement, all unvested stock appreciation rights will become vested upon termination (with any applicable performance measures deemed achieved at 100% of target).

  Performance Awards

        Performance awards entitle participants to receive a payment, in cash or shares, upon the attainment of specified performance measures. The Committee will establish, with respect to and at the time of each performance award, the maximum value of the performance award and the performance period over which the performance will be measured. In addition, the Committee will determine whether performance awards are intended to constitute qualified performance-based compensation under Section 162(m) of the Code, in which case the award shall be subject to such limitations, terms and conditions necessary to comply with the requirements of Section 162(m) of the Code and qualify as performance-based compensation. Section 162(m) of the Code is discussed in more detail below.

        A performance award will be contingent upon our future performance or the future performance of any of our affiliates, or a division or department of us or any of our affiliates during the performance period. With respect to any performance award intended to qualify as performance-based compensation under Section 162(m) of the Code, either (a) prior to the beginning of the performance period or (b) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed, the Committee will, in writing, (i) select the performance measures applicable to the performance period, and (ii) establish the performance targets and amounts of performance awards, as applicable, which may be earned for the performance period.

        The vesting of the performance award will be based upon one or more of the following, as determined by the Committee: (a) the attainment of one or more performance targets based on one or more performance measures; (b) the participant's continued service as an employee, director or consultant for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) any combination of any of the foregoing. However, the vesting of any performance award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be based solely on (i) to the extent required by Section 162(m)(4) of the Code, the participant's continued service as an employee, director or consultant through the applicable performance period, and (ii) the attainment of one or more performance targets based on one or more performance measures.

        In order to constitute qualified performance-based compensation under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance targets based on one or more performance measures set by the Committee and linked to stockholder-approved performance criteria. The performance measures that may be used include the following: (a) the price of a share of our common stock, (b) earnings per share, (c) market share, (d) the market share of a business unit of us that is designated by the Committee, (e) sales, (f) the sale of a business unit of us that is designated by the Committee, (g) net income (before or after taxes) of us or any business unit of us that is designated by the Committee, (h) cash flow return on investment, cash value added, and/or working cash flow of us or any business unit of us that is designated by the Committee, (i) earnings before or excluding interest, taxes, depreciation, amortization or any other items designated by the Committee, (j) economic value added, (k) stockholders' equity and/or return on stockholders' equity achieved by us, (l) return on capital (including return on total capital or return on invested capital) employed by us or any business unit of us that is designated by the Committee, (m) total stockholders' return achieved by us, (n) working capital of us or any business unit of us that is designated by the Committee, (o) selling, general and administrative expense of us or any business unit of us that is designated by the Committee, (p) gross margin and/or gross margin percent of us or any business unit of us that is designated by the Committee, (q) operating margin and/or operating margin percent of us or any business unit of us that is designated by the Committee, (r) revenue, (s) revenue or product revenue growth, (t) pre-tax or after-tax income or loss (before or after allocation of corporate overhead and bonus) of us or any business unit of us that is designated by the Committee, (u) net earnings or loss of us or any business unit of us that is designated by the Committee, (v) return on assets or net assets, (w) attainment of strategic and operational initiatives, (x) gross profits, (y) comparisons with various stock market indices, (z) reductions in cost, (aa) improvement in or attainment of expense levels or working capital levels, (bb) year-end cash, (cc) debt reduction, (dd) implementation or completion of projects and processes, (ee) customer satisfaction, (ff) budget management, (gg) debt covenant leverage ratios, and/or (hh) financing.

        A performance target based on any one or more performance measures may be absolute or relative to (i) one or more other companies, (ii) one or more indexes or (iii) to one or more prior year's performance. In addition, a performance target based on any one or more performance measures may be subject to objectively determinable adjustments, including one or more of the following items or events: (i) items related to changes in accounting standards (including changes required by the Financial Accounting Standards Board); (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by us during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of our core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

        Following the end of the applicable performance period, the participant will be entitled to receive payment with respect to the performance award (not exceeding the maximum value of the award) based on the achievement of the performance targets based on one or more performance measures for such period, as determined by the Committee. The Committee must certify in writing that the applicable performance targets based on one or more performance measures were satisfied prior to the payment of any qualified performance-based awards. Payment of a performance award may be made in cash, common stock, stock options, other equity compensation, or a combination thereof, as determined by the Committee. If a performance award covering shares of common stock is paid in cash, payment will be based on the fair market value of a share of common stock on the payment date.

        Unless otherwise set forth in the applicable award notice, unvested performance awards will automatically terminate upon termination of employment or service, provided that if such termination is due to the participant's death or disability, all unvested performance awards will become vested upon termination (based on the level of performance determined by the Committee as of the date of termination or, if such performance level has not yet been determined, at 100% of target).

  Other Stock Based Awards

        Other stock-based awards are awards of shares of our common stock, which may be subject to the attainment of performance targets based on one or more performance measures, continued service requirements, or such other criteria as the Committee determines. The Committee will determine the number or the value of shares subject to such awards. Other stock-based awards may (but are not required to) be granted in lieu of base salary, bonuses, fees or other cash compensation otherwise payable to a participant.

  Dividend Equivalents

        Dividend equivalents entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants. Dividend equivalents with respect to an award that vests based on the attainment of performance-based objectives that are based on dividends paid prior to the vesting of such award will only be paid to a participant to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Additionally, the 2013 Plan provides that dividend equivalents are not payable with respect to options or stock appreciation rights.

Acceleration of Vesting; Award Terms

        Subject to certain limitations set forth in the 2013 Plan and to the limitations on the acceleration of awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may, in its discretion, accelerate the vesting of all or any portion of an outstanding award under the 2013 Plan on such terms and conditions as it determines. The Committee will determine the term of each award; however, in no event may the term of any award exceed a period of ten years (or such shorter period as may be required for stock options and stock appreciation rights).

Transferability

        Awards granted under the 2013 Plan generally will not be transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) if vested, with the consent of the Committee, provided that any such transfer is permitted under the applicable securities laws.

Recapitalizations, Reorganizations and Corporate Changes

        If there is any change in the common stock by reason of a stock split, consolidation, stock dividend, recapitalization, reorganization, merger, spin-off, exchange of shares or other similar event or any distribution to the holders of common stock that would dilute or enlarge the rights of participants (excluding any equity restructuring), the Committee has the discretion to equitably or proportionally adjust the number and price of shares or other securities or property subject to outstanding awards, and may appropriately adjust the share reserve and the award limits under the 2013 Plan. Upon a subdivision, consolidation or payment of a dividend, excluding any equity restructuring, the number of shares subject to and per share purchase price of outstanding awards will be proportionately adjusted. In addition, upon certain non-reciprocal transaction known as "equity restructurings," the Committee will make equitable adjustments to the common stock that may be issued under the 2013 Plan and outstanding awards.

        In the event of a corporate change, which includes but is not limited to a merger or the sale or other disposition of all or substantially all of our assets, the Committee has the discretion to take any one or more of the following actions without participant consent whenever it determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, with respect to awards under the 2013 Plan, or to facilitate the corporate change: (i) provide that outstanding awards will become exercisable or payable or fully vested (with any awards subject to performance measures payable at such levels determined by the Committee), (ii) provide for the termination of outstanding awards in exchange for cash or the replacement of outstanding awards, in either case, with an aggregate value equal to the amount that would have been attained upon the exercise of such awards or the realization of the participant's rights, (iii) equitably or proportionally adjust the number and type of shares or other securities or property subject to, and/or the terms and conditions of, outstanding awards, or (iv) provide for the assumption or substitution of outstanding awards, with appropriate adjustments in the number and kind of shares and prices. Notwithstanding the foregoing, if an award notice provides for more favorable treatment in connection with a corporate change than the treatment that would otherwise apply to an award under the 2013 Plan, then the terms of the award notice (rather than the terms of the 2013 Plan) will govern the treatment of the award in connection with a corporate transaction.

Amendment and Termination

        The Board of Directors or the Committee may, in its discretion, terminate the 2013 Plan or alter, modify or amend the 2013 Plan or any part of the 2013 Plan at any time, provided that (i) the Board of Directors or Committee may not take any action that impairs the rights of any participant with respect to an outstanding award without the consent of the participant, and (ii) stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or the requirements of any securities exchange on which the common stock is then-listed. In addition, stockholder approval will be required to (i) increase the maximum number of shares issuable pursuant to the 2013 Plan, (ii) reduce the exercise price of an outstanding stock appreciation right or option or cancel and replace any outstanding option with an option having a lower exercise price, or (iii) cancel any outstanding option or stock appreciation right in exchange for cash or another award when the per share price of the option or stock appreciation right exceeds the fair market value of the underlying shares of common stock.

Federal Income Tax Consequences of the 2013 Plan

        The following is a brief summary of the United States federal income tax consequences applicable to awards granted under the 2013 Plan. The discussion below is based upon United States federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances, or the tax consequences of any awards granted to participants who reside outside of the United States.

  Non-Qualified Options

        A participant will not recognize taxable income upon the grant of non-qualified stock options. Generally, a participant will recognize ordinary income at the time of exercise equal to the difference between the exercise price and the fair market value of the shares of common stock on the exercise date. We will be entitled to a corresponding deduction in the year in which the participant recognizes income.

  Incentive Stock Options

        Generally, a participant will not recognize ordinary income at the time of grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price will be an adjustment in computing the participant's alternative minimum tax in the year of exercise. Additionally, if the participant holds the shares of common stock received on exercise of an incentive stock option for one year after the date of exercise and for two years from the date of grant, any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the participant, and we will not be entitled to any deduction.

        If a participant disposes of shares acquired upon exercise of an incentive stock option that have not been held for the requisite holding period, the incentive stock option will be treated as an option that does not meet the requirements of the Code for incentive stock options, and the participant will recognize ordinary income in the year of the disposition equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price or (b) the excess of the amount realized on disposition over the exercise price. Generally, we will be entitled to a corresponding deduction in the year in which the participant recognizes income.

  Other Awards

        The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through an election under Section 83(b) of the Code); restricted stock units, performance awards, other stock-based awards, and dividend equivalents are generally subject to tax at the time of payment. We will generally be entitled to a corresponding deduction in the year in which the participant recognizes income with respect to an award.

Section 162(m) of the Code

        Section 162(m) of the Code, in general, limits a public corporation from taking a deduction for annual compensation in excess of $1 million for certain of its executive officers. However, the deduction limit does not apply to certain "qualified performance-based" compensation under Section 162(m) of the Code. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that: (i) the compensation be paid solely upon the attainment of one or more pre-established objective performance measures; (ii) the performance measures must be established by a compensation committee comprised of two or more "outside directors"; (iii) the material terms of the performance measures must be disclosed to and approved by the stockholders; and (iv) the compensation committee of "outside directors" must certify that the performance measures have indeed been met prior to payment. Section 162(m) of the Code contains a special rule for stock options and stock appreciation rights that provides that stock options and stock appreciation rights will satisfy the "qualified performance-based compensation" exemption if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date

        The 2013 Plan has been designed to permit the Committee to grant stock options and other awards which will qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 409A of the Code

        Certain types of awards under the 2013 Plan, such as restricted stock units and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2013 Plan has been, and we intend that awards under the 2013 Plan will be, structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Committee, the 2013 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

        The 2013 Plan permits awards to our non-employee directors, as well as to employees (including executive officers) and consultants of us and our affiliates. Certain tables in this Proxy Statement under the heading "Compensation Discussion and Analysis," including the Summary Compensation Table for 2012, Grants of Plan-Based Awards for 2012 table and Outstanding Equity Awards at Fiscal Year-End for 2012 table set forth information with respect to prior awards granted to our individual named executive officers under the Prior Plans. As of the date of this Proxy Statement, no awards have been granted under the 2013 Plan and all awards under the 2013 Plan are within the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants under the 2013 Plan.

Awards Granted

        The following table provides information with respect to awards granted under the Prior Plans to our named executive officers, directors and employees as of March 1, 2013. As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the 2013 Plan.

Name and Position	Shares Underlying Option Grants	Shares Underlying Restricted Stock Unit Grants	Restricted Stock Granted
D. Bradley Childers, President and Chief Executive Officer	364,338	14,820	141,749
William M. Austin, Executive Vice President and Chief Financial Officer	328,676	—	131,342
Joseph G. Kishkill, Senior Vice President	171,990	82,225	—
Ronaldo Reimer, Senior Vice President	52,724	45,311	—
Daniel K. Schlanger, Senior Vice President, Operations Services	166,048	14,820	63,184
Mark R. Sotir, Executive Vice Chairman and Director	—	—	7,660
All Current Executive Officers as a Group	1,247,095	157,176	484,238
Uriel E. Dutton, Director		—	31,209
Gordon T. Hall, Chairman of the Board	—	—	33,658
J. W. G. Honeybourne, Director	—	—	31,209
Mark A. McCollum, Director	—	—	27,851
William C. Pate, Director	—	—	31,209
Stephen M. Pazuk, Director	—	—	31,209

Name and Position	Shares Underlying Option Grants	Shares Underlying Restricted Stock Unit Grants	Restricted Stock Granted
Christopher T. Seaver, Director	—	—	39,415
All Directors Who Are Not Executive Officers as a Group	—	—	225,760
All Employees Who Are Not Executive Officers as a Group	2,113,126	811,704	2,463,484

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2012, with respect to the Exterran compensation plans under which our common stock is authorized for issuance, aggregated as follows:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#)
Equity compensation plans approved by security holders(1)	1,722,645	25.71	4,301,195
Equity compensation plans not approved by security holders(2)	328,676	10.21	599,034

Total	2,051,321		4,900,229

(1)
Comprised of the Exterran Holdings, Inc. 2007 Stock Incentive Plan (3,996,647 shares remaining) and the Exterran Holdings, Inc. Employee Stock Purchase Plan (304,548 shares remaining). In addition to the outstanding options, as of December 31, 2012 there were 269,796 restricted stock units, payable in common stock upon vesting, and 1,085,917 shares of unvested restricted stock outstanding under the 2007 Stock Incentive Plan.

(2)
Comprised of the Exterran Holdings, Inc. Directors' Stock and Deferral Plan (59,052 shares remaining) and the 2011 Employment Inducement Long-Term Incentive Plan (539,982 shares remaining). In addition to the outstanding options, as of December 31, 2012 there were 87,562 shares of unvested restricted stock outstanding under the 2011 Employment Inducement Plan.

        The table above does not include information with respect to equity plans we assumed from Hanover or Universal (the "Legacy Plans"). No additional grants may be made under the Legacy Plans.

        The following equity grants are outstanding under Legacy Plans that were approved by security holders:

Plan Category	Number of Shares Reserved for Issuance Upon the Exercise of Outstanding Stock Options (#)	Weighted-Average Exercise Price ($)	Shares Available for Future Grants (#)
Hanover Compressor Company 2003 Stock Incentive Plan	56,026	36.15	None
Universal Compression Holdings, Inc. Incentive Stock Option Plan	476,686	42.25	None

PROPOSAL 4
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This proposal gives stockholders the opportunity to approve, reject or abstain from voting with respect to the compensation provided to our Named Executive Officers for 2012, as described this Proxy Statement.

        As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is designed to attract and retain individuals with the level of expertise and experience needed to help achieve the business objectives intended to drive both short- and long-term success and stockholder value. You are encouraged to read the detailed information concerning our executive compensation program and policies contained in the Compensation Discussion and Analysis beginning on page 44 of this Proxy Statement, as well as the compensation-related tabular and other disclosure following the Compensation Discussion and Analysis.

Board of Directors' Recommendation

        The Board has determined to hold a "say on pay" advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, the Board recommends that stockholders vote "FOR" the following resolution:

        "RESOLVED, that the stockholders of Exterran Holdings, Inc. approve, on an advisory basis, the compensation paid to its Named Executive Officers for 2012, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

Vote Required

        Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the votes cast in favor of or against the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        Because the vote on this proposal is advisory in nature, the outcome will not be binding on the Company, the Board or the Compensation Committee and will not affect compensation already paid or awarded. However, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.

        Unless the Board modifies its determination of the frequency of future "say on pay" advisory votes, the next "say on pay" advisory vote will be held at our 2014 annual meeting of stockholders.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The following discussion addresses our 2012 compensation for our named executive officers (collectively, the "Named Executive Officers"), who are:

  •
  D. Bradley Childers, President and Chief Executive Officer;

  •
  William M. Austin, Executive Vice President and Chief Financial Officer;

  •
  Joseph G. Kishkill, Senior Vice President and President, Eastern Hemisphere Operations of Exterran Energy Solutions, L.P. ("EESLP");

  •
  Ronaldo Reimer, Senior Vice President and President, Latin America Operations of EESLP; and

  •
  Daniel K. Schlanger, Senior Vice President, Operations Services.

        This Compensation Discussion and Analysis will discuss in greater detail our compensation objectives and policies, each element of compensation and how each element of compensation relates to our compensation objectives and policies.

  2012 Financial and Business Highlights

        2012 was a year of significant financial and operational improvements over 2011, including a 15% improvement in our gross margin and an 18% increase in our EBITDA, as adjusted. In addition, our stock price increased by 141%.

(1)
Gross Margin and EBITDA, as adjusted, are non-GAAP financial measures that we define, reconcile to net loss and discuss further in Part II, Item 6 of our Annual Report on Form 10-K for the year ended December 31, 2012.

        Additional key accomplishments included:

  •
  We sold our previously-nationalized Venezuelan assets for aggregate consideration of approximately $550 million, of which we have received approximately $245 million through December 31, 2012;

  •
  Our fabrication backlog increased from $735 million at December 31, 2011 to $1.07 billion at December 31, 2012, a 45% increase;

  •
  We reduced our ratio of Total Debt to Adjusted EBITDA (as defined in our senior secured credit agreement), from 4.3 to 1 at December 31, 2011 to 2.4 to 1 at December 31, 2012;

  •
  Net loss was reduced from a loss of $340 million in 2011 to a loss of $37 million in 2012; and

  •
  We continued to perform safely in line with our targets.

  Elements of Compensation

        Our executive compensation program is designed (i) to align our executive officers' pay with individual and Company performance to achieve growth, profitability and return for our stockholders, and (ii) to attract and retain talented executives who are critical to our short- and long-term success. The key elements of our Named Executive Officers' compensation and their primary objectives are:

  •
  Base salary — attracts and retains talented executives, recognizes individual performance, and provides stable income;

  •
  Annual performance-based incentive compensation — promotes short-term performance objectives and rewards executives for their contributions toward achieving those objectives;

  •
  Long-term equity incentive compensation — aligns executives' interests with our stockholders' interests, emphasizes long-term financial and operational performance, and helps retain key executives;

  •
  Standard retirement savings, health and welfare benefits — provide retirement income and protection against the financial hardship that can result from illness, disability or death; and

  •
  Certain post-termination and change of control arrangements — aid in attracting and retaining executive talent.

        Each of these elements of compensation is further described below.

  2012 Executive Compensation Program Reflects Best Practices

        The Compensation Committee believes that our compensation program provides balanced incentives, while managing compensation risks appropriately in the context of our business objectives. The Compensation Committee periodically evaluates market best practices in executive compensation, and makes appropriate modifications to our program to ensure that it continues to meet these objectives. The Compensation Committee has incorporated a number of significant compensation governance practices into our executive compensation program, including:

  •
  Risk assessment of compensation program (described on pages 12-13);

  •
  Emphasis on performance-based compensation designed to link pay with performance (described on page 46);

  •
  Stock ownership policies for officers and directors (described on pages 55 and 68, respectively);

  •
  Prohibition on hedging in Company securities (described on page 55);

  •
  Double-trigger change of control agreements (described on page 54);

  •
  Double-trigger vesting of long-term incentive awards in the event of a change of control (described on page 54);

  •
  Limited use of perquisites, with a prohibition on tax gross-ups for perquisites (described on page 55); and

  •
  Prohibition, since early 2009, on excise tax gross-ups in all new or materially amended change of control agreements and other executive benefit agreements (described on page 64).

Compensation Philosophy and Objectives

        The primary objectives of our executive compensation program are to:

  •
  Pay competitively — We and the Compensation Committee believe that, to attract, retain and motivate an effective management team with the level of expertise and experience needed to achieve consistent growth, profitability and return for our stockholders, our total compensation should be competitive with that of similarly-sized companies across a variety of industries and within the oilfield services sector, as further described below in "How Our Compensation Committee Determines Executive Compensation."

  •
  Pay for performance — Our emphasis on performance-based compensation is an important component of our overall compensation philosophy. Cash bonuses and performance awards based on our annual performance combined with equity awards that vest over several years balance short-term and long-term business objectives. On the average, approximately 76% of our Named Executive Officers' targeted total direct compensation (base salary plus targeted annual and long-term incentive award levels) for 2012 was performance-based pay.

  •
  Align management's interests with our stockholders' interests — Our emphasis on equity-based compensation and ownership encourages executives to act strategically to drive sustainable long-term performance and enhance long-term stockholder value.

How Our Compensation Committee Determines Executive Compensation

        The Compensation Committee is responsible for establishing and overseeing compensation programs that are consistent with our compensation philosophy. In carrying out this role, the Compensation Committee considers the following:

  •
  Current and past total compensation, including a review of base salary, short-term incentive pay and the value of long-term incentive awards received over the past three years;

  •
  Data and analysis provided by the Compensation Committee's compensation consultant, as further detailed below;

  •
  Certain data gathered with respect to the Company's peer group, as further detailed below;

  •
  Our Chief Executive Officer's recommendations (other than with respect to his own compensation);

  •
  Company and operating unit performance, as well as each executive's impact on performance;

  •
  Each executive's relative scope of responsibility and potential;

  •
  Individual performance and demonstrated leadership;

  •
  Internal pay equity considerations; and

  •
  Any other factors that the Compensation Committee deems relevant.

        No specific formula is used to determine the weight of any factor; rather, compensation is established based on the Compensation Committee's assessment of all relevant information.

        The Compensation Committee also considers the outcome of the Company's advisory stockholder vote on our executive compensation program. At the 2012 annual stockholders' meeting, approximately 91% of our stockholders who voted on our "say-on-pay" proposal approved the compensation of our Named Executive Officers. In addition, in the fourth quarter of 2012, we contacted certain of our larger stockholders to obtain feedback regarding our executive compensation practices and disclosure regarding such practices and we received positive feedback. The Compensation Committee believes that this strong stockholder vote and feedback indicate support for our executive compensation program and was a factor in the Compensation Committee's decision to make no significant changes to the program.

  Compensation Consultant Data and Analysis

        In late 2011, Towers Watson & Co., the Compensation Committee's independent compensation consultant for 2011, provided a combination of general industry data and oilfield services data designed to give a broad-based view of executive compensation across multiple industry segments based on similar company size. This data was comprised of:

  •
  General industry data, which included comparative compensation data from companies across a variety of industries, totaling in excess of 400 companies, which was then regressed for companies with annual revenue of approximately $2.7 billion;(1) and

  •
  Oilfield services industry data, which included survey data from 16 companies in our industry with a median revenue of approximately $2.4 billion.(2)

        In the first quarter of 2012, our Compensation Committee engaged Pearl Meyer & Partners, LLC as its new independent compensation consultant, based on Pearl Meyer's familiarity with the industry, as well as its in-depth knowledge of current compensation best practices. In setting 2012 compensation for the Named Executive Officers, the Compensation Committee considered, in consultation with Pearl Meyer, the data provided by Towers Watson in late 2011. While the Compensation Committee took into consideration data and analysis provided by Towers Watson and Pearl Meyer, neither consultant made any specific recommendation as to compensation levels or performance targets for 2012.

  Peer Group Data

        The Compensation Committee reviews executive compensation data published in the proxy statements of our peer group as an additional source of information. For 2012, the Compensation Committee set our peer group as follows:

Cameron International Corporation	FMC Technologies, Inc.	Oil States International, Inc.
Chicago Bridge & Iron Company N.V.	Gardner Denver, Inc.	Patterson-UTI Energy, Inc.
Complete Production Services, Inc.	Key Energy Services, Inc.	Regency Energy Partners, L.P.
DCP Midstream Partners	McDermott International, Inc.	Rowan Companies, Inc.
Dresser-Rand Group Inc.	Noble Corporation	Superior Energy Services, Inc.

        We are unable to develop a peer group consisting of direct competitors as most are not publicly traded or are not of a comparable size. For that reason, the Compensation Committee has selected a peer group that includes a diversity of oilfield services and related companies with a large range of revenues and with both domestic and international operations. The Compensation Committee believes this peer group reflects more completely those companies with which we compete for technical and managerial talent and provides a more enhanced overview of competitive compensation. The

(1)
No information was provided as to any individual company's responses to the consultant's survey questions, and no individual component company that contributed to this data was evaluated by or considered by the Compensation Committee for purposes of determining executive compensation.

(2)
The companies included in this survey were Atwood Oceanics, Inc., Baker Hughes Incorporated, Bristow Group Inc., Cameron International Corporation, Global Industries, Inc., Halliburton Company, Helmerich & Payne, Inc., Key Energy Services, Inc., McDermott International, Inc., National Oilwell Varco, Inc., Noble Corporation, Oil States International, Inc., Schlumberger Limited, ShawCor Ltd., Tidewater Inc. and Transocean Ltd.

Compensation Committee annually reviews the composition of the peer group and modifies it as circumstances, including industry consolidation and other competitive forces, warrant. The only change to the 2012 peer group from the 2011 peer group was the removal of Pride International, Inc. due to its 2011 acquisition and consolidation into a larger company.

  Use of Compensation Consultant Data and Analysis and Peer Group Data

        The Compensation Committee uses the compensation consultant data and analysis and the peer group data to help structure a competitive executive compensation program, position executive compensation within a target range, and make individual compensation decisions based on comparable positions in the general and oilfield services industries. For 2012, the Compensation Committee used this data as follows:

	Compensation Consultant Data and Analysis	Peer Group Data
Applicability	Used to target compensation for all Named Executive Officers, including the Chief Executive Officer and Chief Financial Officer	Used to target compensation for the Chief Executive Officer and Chief Financial Officer only
Benchmark for Target Cash Compensation and Target Total Direct Compensation	Between the 25th and the 50th percentile for the Chief Executive Officer(1)	Between the 25th and the 50th percentile for the Chief Executive Officer(1)
	At the 50th percentile for all Named Executive Officers, other than the Chief Executive Officer	At the 50th percentile for the Chief Financial Officer
Actual Target Cash Compensation(2)	Between the 25th and the 50th percentile for the Chief Executive Officer and the Chief Financial Officer	Between the 25th and the 50th percentile for the Chief Executive Officer and the Chief Financial Officer
Averaged around the 50th percentile for all Named Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer
Actual Target Total Direct Compensation(3)	Between the 25th and the 50th percentile for the Chief Executive Officer(4)	Between the 25th and the 50th percentile for the Chief Executive Officer(4) and the Chief Financial Officer(5)
Averaged slightly above the 50th percentile for all Named Executive Officers, other than the Chief Executive Officer(5)

(1)
The Compensation Committee targeted Mr. Childers' cash compensation between the 25th and the 50th percentile for 2012, his first year in the role as Chief Executive Officer, to allow for future increases commensurate with his achievements in the role.

(2)
Target cash compensation is calculated for each Named Executive Officer as the sum of his base salary earned for 2012 and his 2012 target short-term incentive compensation.

(3)
Target total direct compensation is calculated for each Named Executive Officer as the sum of his target cash compensation for 2012 and the grant date fair value of all equity-based awards granted to him during 2012.

(4)
Includes the value of Mr. Childers' long-term incentive award for 2012, awarded on an advanced basis in December 2011 upon his appointment as President and Chief Executive Officer and shown in the Summary Compensation Table for 2011. Mr. Childers did not receive a separate long-term incentive award (other than performance units) in 2012.

(5)
For Mr. Austin, includes the value of half of his long-term incentive award, awarded in December 2011 as an inducement to his employment with us as Executive Vice President and Chief Financial Officer and shown in the Summary Compensation Table for 2011. Mr. Austin did not receive a separate long-term incentive award in 2012 or 2013.

  Chief Executive Officer Recommendations

        The most significant aspects of management's, including our Chief Executive Officer's, role in the compensation-setting process are:

  •
  recommending compensation programs, compensation policies, compensation levels and incentive opportunities that are consistent with our business strategies;

  •
  compiling, preparing and distributing materials for Compensation Committee review and consideration;

  •
  recommending corporate performance goals on which performance-based compensation will be based; and

  •
  assisting in the evaluation of employee performance.

        Our Chief Executive Officer annually reviews the performance of each of the other executive officers and recommends salary adjustments, annual cash incentives and long-term incentive awards, which the Compensation Committee considers along with the other factors discussed above.

Base Salary

        The Compensation Committee has determined that, to attract external executive talent and support the development and retention of current executives, base pay should be competitive, as described above.

        In December 2011, Mr. Childers was appointed as our President and Chief Executive Officer and Mr. Austin was appointed as our Executive Vice President and Chief Financial Officer. At that time, the Compensation Committee set the base salaries for each of Messrs. Childers and Austin following a review of the comparative compensation data, the peer group data and the other considerations discussed above. Their base salaries remained unchanged for 2012.

        In February 2012, the Compensation Committee made certain adjustments to the annual base salaries of our other Named Executive Officers following a review of the considerations discussed above under "How Our Compensation Committee Determines Executive Compensation." In particular, the Compensation Committee determined that a 9% increase in Mr. Schlanger's base salary was appropriate to better reflect the scope of his position and level of responsibility. These adjustments became effective in late March 2012.

        Our Named Executive Officers' 2012 base salaries (both before and after the March 2012 adjustments) were:

		2012 Base Salary ($)
Executive Officer	Title	Pre-adjustment	Post-adjustment
D. Bradley Childers	President and Chief Executive Officer	500,000	500,000
William M. Austin	Executive Vice President and Chief Financial Officer	300,000	300,000
Joseph G. Kishkill	Senior Vice President	340,000	345,000
Ronaldo Reimer	Senior Vice President	300,000	315,000
Daniel K. Schlanger	Senior Vice President	325,000	355,000

Annual Performance-Based Incentive Compensation

        During the first quarter of each year, the Compensation Committee adopts a program to provide the short-term cash incentive element of our Named Executive Officers' compensation for that year. Accordingly, in February 2012, the Compensation Committee adopted the short-term incentive program for 2012 (the "2012 Incentive Program"). Each Named Executive Officer's cash incentive target was a specified percentage of his base salary earned in 2012. In determining the cash incentive opportunity for each Named Executive Officer, the Compensation Committee considered the factors discussed above under "How Our Compensation Committee Determines Executive Compensation." Under the 2012 Incentive Program, each Named Executive Officer's cash incentive target was:

Executive Officer	Title	2012 Cash Incentive Target (% of base salary)	2012 Cash Incentive Target ($)
D. Bradley Childers	President and Chief Executive Officer	100	500,000
William M. Austin	Executive Vice President and Chief Financial Officer	70	210,000
Joseph G. Kishkill	Senior Vice President	70	240,692
Ronaldo Reimer	Senior Vice President	70	218,250
Daniel K. Schlanger	Senior Vice President	70	243,655

        Each Named Executive Officer's potential cash payout under the 2012 Incentive Program ranged from 0% to 200% of his incentive target.

        Under the 2012 Incentive Program, the Compensation Committee could determine actual payouts to the Named Executive Officers by considering (i) for all Named Executive Officers, Company performance, based upon an assessment of EBITDA, as adjusted, achieved by the Company for 2012, (ii) for Messrs. Kishkill, Reimer and Schlanger, each officer's operating unit performance, (iii) each officer's individual contribution toward Company and/or operating unit performance, including his demonstrated leadership and implementation of our business strategy, (iv) Mr. Childers' recommendations (other than with respect to himself), and (v) any other factors or criteria that the Compensation Committee chose to consider, in its discretion. No specific weight was given to any of these factors.

        To assess 2012 Company performance, the Compensation Committee considered where EBITDA, as adjusted, achieved for 2012 fell within the following target range:

	Below Threshold	Threshold	Target	Maximum	2012 Actual
EBITDA, as adjusted (in millions)(1)	<$348	$348	$435	$522	$471
Company performance percentage	0	50%	100%	150%	121%

(1)
EBITDA, as adjusted, is calculated for purposes of the 2012 Incentive Program as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges, as adjusted for certain items in the Compensation Committee's discretion. The calculation of EBITDA, as adjusted, for purposes of the 2012 Incentive Program includes $6.2 million of net income from our Canadian contract operations and aftermarket services businesses, which were reflected as discontinued operations in our consolidated financial statements for 2012, because net income from those businesses was included in the threshold, target and maximum amounts established for the 2012 Incentive Program. The Compensation Committee, in its discretion, determined not to include $51.7 million of proceeds received in 2012 from the sale of our previously nationalized Venezuelan joint venture assets in the calculation of EBITDA, as adjusted, for purposes of the 2012 Incentive Program.

        To assess 2012 operating unit performance, the Compensation Committee considered the performance indicators shown below (with the weighting specified below), and assigned achievement percentages to our operating units ranging from 92% to 119% based on such assessment.

		Operating Unit
Performance Indicator(1)	Weight	North America	Eastern Hemisphere (Mr. Kishkill)	Latin America (Mr. Reimer)	Operations Services (Mr. Schlanger)
Financial	70%	Operating cash flow	Operating cash flow	Operating cash flow	On-time deliveries
		North America horsepower growth	Bookings	Bookings	Budget management
					Supply chain cost reduction
					Product line performance
People	10%	Employee retention	Employee retention	Employee retention	Employee retention
Customer Service	10%	Service availability percentage	Service availability percentage	Service availability percentage	Manufacturing warranty performance
Safety	10%	Preventable vehicle accident rate	Preventable vehicle accident rate	Preventable vehicle accident rate	Total recordable incident rate
		Total recordable incident rate	Total recordable incident rate	Total recordable incident rate

(1)
We have not disclosed our target levels with respect to the achievement of these operating unit performance indicators because they are derived from internal analyses reflecting our business strategy and will not otherwise be publicly disclosed. We believe their disclosure would provide our competitors, customers and other third parties with significant insights regarding our confidential business strategies that could cause us substantial competitive harm.

        Finally, the Compensation Committee considered the performance of our management team as a whole, including the team's leadership, teamwork and collective contributions toward our significant financial and operational improvements in 2012, discussed above under "Executive Summary — 2012 Financial and Business Highlights," including an 18% year-over-year increase in EBITDA, as adjusted, and a 141% year-over-year increase in the price of our common stock.

        Following its assessment of Company performance and operating unit performance, as applicable, and consideration of the management team's performance, the Compensation Committee approved the following cash payments under the 2012 Incentive Program. These amounts were paid in March 2013.

Executive Officer	Title	2012 Incentive Program Payout ($)
D. Bradley Childers	President and Chief Executive Officer	805,000
William M. Austin	Executive Vice President and Chief Financial Officer	405,000
Joseph G. Kishkill	Senior Vice President	370,000
Ronaldo Reimer	Senior Vice President	365,000
Daniel K. Schlanger	Senior Vice President	455,000

Long-Term Incentive Compensation

        We and our Compensation Committee believe that our key officers, including our Named Executive Officers, should have a meaningful portion of their total compensation tied to our long-term financial and operational performance. Our Compensation Committee believes that:

  •
  Stock Options incentivize our key employees to work toward our long-term performance goals, because options have value only when the value of our common stock increases;

  •
  Restricted Stock and Restricted Stock Units incentivize our key employees to work toward long-term performance goals by aligning their interests with our stockholders' interests;

  •
  Performance Awards encourage long-range planning through performance factors designed to focus key employees on year-over-year performance improvements and reward sustained stockholder value creation; and

  •
  Partnership Phantom Units with tandem distribution equivalent rights ("DERs") emphasize our growth objectives with respect to the Partnership. DERs are the right to receive cash distributions on the units, subject to the same vesting restrictions and risk of forfeiture applicable to the underlying grant.

        Grants of stock options, restricted stock, restricted stock units and performance awards are made from the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan (as amended, the "Stock Incentive Plan") and administered by our Compensation Committee. Grants of Partnership phantom units are made from the Exterran Partners, L.P. Long-Term Incentive Plan (the "Partnership Plan"), which is administered by the compensation committee of Exterran GP LLC, the Partnership's managing general partner.

        Equity-based long-term incentive awards ("LTI Awards") are granted and valued based on the market closing price of our common stock or the Partnership's common units, as applicable, on the date of approval by the applicable compensation committee. Awards generally vest one-third per year over a three-year period, subject to continued employment through the vesting date.

        Performance awards are payable based on achievement of certain specified performance indicators. Payout amounts under the performance awards are determined following the conclusion of the performance period, which is generally one year, and may be settled in shares of our common stock or in cash, as determined by the Compensation Committee on the date of grant.

        The Compensation Committee typically establishes its schedule for making equity-based awards several months in advance, and does not make such awards based on knowledge of material nonpublic information or in response to our stock price. This practice results in awards being granted on a regular, predictable cycle, after earnings information has been disseminated to the marketplace. Equity-based awards are occasionally granted at other times during the year, such as upon the hiring of a new employee or following the promotion of an employee. In some instances, the Compensation Committee may be aware, at the time grants are made, of matters or potential developments that are not ripe for public disclosure at that time but that may result in public announcement of material information at a later date.

  2012 LTI Awards

        In determining the 2012 LTI Awards for each Named Executive Officer, the Compensation Committee considered the factors discussed above under "How Our Compensation Committee Determines Executive Compensation," and also reviewed share utilization with respect to the Stock Incentive Plan, potential overhang and burn rate under various award scenarios, and the total compensation paid to each executive over the past three years. As shown in the Grants of Plan-Based Awards Table for 2012 below, the 2012 LTI Awards for our Named Executive Officers (other than

Mr. Austin) included a mix of stock options, restricted stock, performance units and Partnership phantom units (awarded by the Partnership's compensation committee). As Mr. Austin received an LTI Award in December 2011 as an inducement to his employment with us, he did not receive an LTI Award in 2012 and is not expected to receive an LTI Award in 2013.

  2012 Performance Units

        The performance units awarded to the Named Executive Officers in 2012 (the "2012 Performance Units") were payable based on the Company's EBITDA, as adjusted, achieved during the performance period from January 1, 2012 through December 31, 2012. The potential number of 2012 Performance Units that could be earned ranged from 0% to 150% (0% to 200% for Mr. Childers) of the target grant value. The 2012 Performance Unit target range for EBITDA, as adjusted, and the results achieved by the Company for 2012 (dollars in millions) as approved by the Compensation Committee, were as follows:

Mr. Childers(1)	Below Threshold	Threshold/ Target	Maximum	Company Performance/ Payout Percentage Achieved
EBITDA, as adjusted, target range(2)	<$450	$450	$500	$471
Payout as a percentage of target value	0%	100%	200%	142%

Messrs. Kishkill, Reimer and Schlanger(3)	Below Threshold	Threshold	Target	Maximum	Company Performance/ Payout Percentage Achieved
EBITDA, as adjusted, target range(2)	<$375	$375	$425	$475	$471
Payout as a percentage of target value	0%	50%	100%	150%	146%

(1)
As noted above, the Compensation Committee determined to set Mr. Childers' cash compensation at a lower level for 2012, his first year in the role as Chief Executive Officer, to allow for future increases commensurate with his achievements in the role. The Compensation Committee granted Mr. Childers 2012 Performance Units with a significantly higher threshold for performance than the 2012 Performance Units awarded to the other Named Executive Officers because the Compensation Committee felt that he should have the opportunity for additional benefit from his contributions and leadership should the Company exhibit outstanding performance for 2012.

(2)
EBITDA, as adjusted, is calculated for purposes of the 2012 Performance Units as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations and other charges, as adjusted for certain items in the Compensation Committee's discretion. The calculation of EBITDA, as adjusted, for purposes of the 2012 Performance Units includes $6.2 million of net income from our Canadian contract operations and aftermarket services businesses, which were reflected as discontinued operations in our consolidated financial statements for 2012, because net income from those businesses was included in the threshold, target and maximum amounts established for the 2012 Performance Units. The Compensation Committee, in its discretion, determined not to include $51.7 million of proceeds received in 2012 from the sale of our previously nationalized Venezuelan joint venture assets in the calculation of EBITDA, as adjusted, for purposes of the 2012 Performance Units.

(3)
As noted above under "2012 LTI Awards," Mr. Austin did not receive an LTI Award, including 2012 Performance Units, in 2012.

        The earned 2012 Performance Units vest one-third per year over a three-year period, subject to continued employment through each vesting date, and are payable in cash based on the market closing price of our common stock on the vesting date. See the Grants of Plan-Based Awards Table for 2012 below for more information about the 2012 Performance Units awarded to our Named Executive Officers.

Severance Benefit Agreements and Change of Control Arrangements

        We have entered into severance benefit agreements and change of control agreements with each of our Named Executive Officers. Our Compensation Committee believes these types of agreements are a customary part of executive compensation and, therefore, necessary to attract and retain executive talent. Our change of control agreements are structured as "double trigger" agreements. In other words, the change of control alone does not trigger benefits; rather, benefits are paid only if the executive's employment terminates within 18 months following a change of control. See "Information Regarding Executive Compensation — Potential Payments upon Termination or Change of Control," below, for a description of the terms of the change of control agreements and the severance benefit agreements, as well as estimates of the potential payouts under those agreements.

        The Stock Incentive Plan and the Partnership Plan each permit the accelerated vesting of outstanding equity awards upon a change of control. The award agreements for all awards made under the Stock Incentive Plan, however, provide that, unless a change of control is followed by a qualifying termination, only the portion of the award scheduled to vest within the next 12 months will vest upon the change of control, with the remainder of the award vesting as per the original vesting schedule. See "Information Regarding Executive Compensation — Potential Payments upon Termination or Change of Control," below, for more information about equity vesting under various circumstances. Our 401(k) Plan provides for accelerated vesting of any unvested Company matching contributions following a change of control.

Other Compensation Programs

        Our Named Executive Officers participate in our company-sponsored benefit programs on generally the same basis as other salaried employees in the country in which they are based. These benefits are designed to provide retirement income and protection against the financial hardship that can result from illness, disability or death.

  Retirement Savings Plan

        Our 401(k) Plan allows certain employees, including our Named Executive Officers who are U.S. citizens, to defer a portion of their eligible salary, up to the Internal Revenue Code (the "Code") maximum deferral amount, on a pre-tax basis. Participants make contributions to an account maintained by an independent trustee and direct how those contributions are invested. We match 100% of a participant's contribution to a maximum of 1% of his or her annual eligible compensation, plus 50% of the participant's contribution from 2% to a maximum of 6% of his or her annual eligible compensation. Participants vest in our matching contributions after two years of employment. We also maintain an International Savings Plan designed to provide comparable benefits to certain employees who are not U.S. citizens, including Mr. Reimer.

  Deferred Compensation Plan

        Our Deferred Compensation Plan (the "Deferred Compensation Plan") allows certain key employees, including our Named Executive Officers who are U.S. citizens, to defer receipt of their compensation, including up to 100% of their salaries and bonuses, and be credited with Company contributions designed to serve as a make-up for the portion of the employer-matching contribution that cannot be made under the Exterran 401(k) Plan due to Code limits. Participants generally must make elections relating to compensation deferrals and plan distributions in the year preceding that in which the compensation is earned. Contributions to the Deferred Compensation Plan are self-directed investments in the various funds available under the plan. There are thus no interest calculations or earnings measures other than the performance of the investment funds selected by the participant. Participants direct how their contributions are invested and may change these elections at any time, provided that such changes in elections comply with Section 409A of the Code.

  Health and Welfare Benefit Plans

        We maintain a standard complement of health and welfare benefit plans for our employees, including our Named Executive Officers, which provide medical, dental and vision benefits, flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance coverage. These benefits are generally provided to our Named Executive Officers on the same terms and conditions as they are provided to our other employees.

  Perquisites

        As in prior years, we provided limited perquisites during 2012. Our Named Executive Officers were entitled to a taxable benefit of tax preparation and planning services. Certain employees, including Messrs. Kishkill and Reimer, who are asked to relocate receive an expatriate compensation package, which generally includes assistance with housing and education expenses and, where applicable, a hardship premium. Company policy prohibits tax gross-ups on perquisites, other than gross-ups provided pursuant to an expatriate tax equalization plan, policy or arrangement.

Other Policies and Considerations

  Stock Ownership Requirements

        The Compensation Committee believes that stock ownership requirements closely align our officers' interests with those of our stockholders by ensuring our officers have a meaningful ownership stake in our Company. Each of our Named Executive Officers is required to hold an amount of our common stock with a market value of at least three times his annual base salary (for our Chief Executive Officer, five times his annual base salary). As of December 31, 2012, each of our Named Executive Officers was in compliance with this policy.

  Prohibition on Hedging

        Company policy prohibits all employees and directors from entering into any transaction designed to hedge or offset any decrease in the market value of our equity securities, including purchasing financial instruments (such as variable forward contracts, equity swaps, collars or exchange funds), or otherwise trading in market options (such as puts or calls), warrants, or other derivative instruments of our equity securities.

  Tax and Accounting Considerations

  Section 162(m) of the Code

        Section 162(m) of the Code generally disallows the deductibility of certain compensation expenses in excess of $1,000,000 to any one executive officer within a fiscal year. Compensation that is "performance-based" is excluded from this limitation. For compensation to be "performance-based," it must meet certain criteria, including performance goals approved by our stockholders and, in certain cases, objective targets based on performance goals approved by our stockholders. We believe that maintaining the discretion to evaluate the performance of our executive officers through the use of performance-based compensation is an important part of our responsibilities and benefits our stockholders, even if it may be non-deductible under Section 162(m) of the Code. The Compensation

Committee, in coordination with management, periodically assesses the potential application of Section 162(m) of the Code on incentive compensation awards and other compensation decisions.

  Section 280G of the Code

        Section 280G of the Code disallows a tax deduction for excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive's prior compensation. Our policy prohibiting tax gross-ups on income attributable to future change of control agreements and other executive benefit agreements is discussed further in "Potential Payments upon Termination or Change of Control," below.

  Section 409A of the Code

        Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to Exterran's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors

  Stephen M. Pazuk, Chair
  Gordon T. Hall
  J.W.G. Honeybourne
  Christopher T. Seaver

INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table for 2012

        The following table shows the compensation paid during the years shown to our Named Executive Officers.

Name and Title	Year	Salary ($)(1)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
D. Bradley Childers,	2012	500,000		354,994	(6)	—		805,000	38,620	1,698,614
President and Chief	2011	358,900		1,416,260	(6)	1,160,725	(6)	110,250	139,901	3,186,036
Executive Officer	2010	361,015		528,775		258,652		171,500	24,137	1,344,079
William M. Austin,	2012	300,000		—		—		405,000	12,500	717,500
Executive Vice President	2011	17,317	(7)	1,639,003	(8)	1,340,998	(8)	—	—	2,997,318
and Chief Financial Officer
Joseph G. Kishkill,	2012	343,846		519,406		245,196		370,000	339,414	1,817,862
Senior Vice President	2011	340,246		316,269		260,726		95,200	212,803	1,225,244
	2010	340,000		603,781	(9)	333,628	(9)	119,000	233,071	1,629,480
Ronaldo Reimer,	2012	311,785		371,010		175,139		365,000	470,376	1,693,310
Senior Vice President	2011	300,246		225,507		185,914		90,000	415,095	1,216,762
Daniel K. Schlanger,	2012	348,078		593,611		280,227		455,000	28,862	1,705,778
Senior Vice President	2011	325,246		316,269		260,726		113,750	34,507	1,050,498
Operations Services	2010	331,015		501,287		236,163		125,125	13,544	1,207,134

(1)
The amounts in this column represent base salary amounts earned for the fiscal year. There were 27 bi-weekly pay periods in 2010 and 26 bi-weekly pay periods in each of 2011 and 2012.

(2)
The amounts in this column represent the grant date fair value of (a) for 2010, 2011 and 2012, restricted shares of our common stock, (b) for 2010, performance awards and for 2012, 2012 Performance Units, each as finally determined by the Compensation Committee following the conclusion of the applicable performance period, and (c) for 2010, 2011 and 2012, Partnership phantom units with DERs, awarded and recognized by the Partnership. The grant date fair value of these awards was calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, "Stock Compensation" ("ASC 718"). For a discussion of valuation assumptions, see Note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)
The amounts in this column represent the grant date fair value of options to purchase our common stock, calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 17 to the consolidated financial statements within our Annual Report on Form 10-K for the year ended December 31, 2012.

(4)
The amounts in this column represent cash payments under the 2012, 2011 and 2010 Incentive Programs, which covered the compensation measurement and performance years ended December 31, 2012, 2011 and 2010, respectively, and which were paid during the first quarters of 2013, 2012 and 2011, respectively.

(5)
The amounts in this column for 2012 include the following:

Name	401(k) Plan Company Contribution ($)(a)	Deferred Compensation Plan Company Contribution ($)(b)	Tax Preparation and Planning Services ($)	DERs ($)(c)	Other ($)		Total ($)
D. Bradley Childers	8,575	2,976	5,000	22,069	—		38,620
William M. Austin	5,307	173	—	7,020	—		12,500
Joseph G. Kishkill	—	—	500	15,821	323,093	(d)	339,414
Ronaldo Reimer	8,589	—	—	—	461,788	(e)	470,377
Daniel K. Schlanger	5,731	5,078	5,000	12,303	750		28,862

(a)
Executives could contribute up to 25% (subject to Code limits) of their salary to the Exterran 401(k) Plan. The amounts shown represent the Company's matching contributions for 2012.

(b)
Eligible executive officers could contribute up to 100% of their base pay and bonus to the Deferred Compensation Plan, which we matched for 2012 to a maximum of 3.5% of the executive's annual eligible compensation, less Company matching contributions to the executive's 401(k) account.

(c)
Represents a cash payment pursuant to DERs payable upon vesting of Partnership phantom units.

(d)
Represents Mr. Kishkill's annual expatriate benefits, including $92,458 for a residential allowance, $25,012 for travel allowance reimbursement, $125,780 for tax equalization payments related to Mr. Kishkill's employment in Dubai and a $40,000 annual expatriate payment for miscellaneous expenses related to living abroad.

(e)
Represents Mr. Reimer's annual expatriate benefits, including $58,951 for a residential allowance, $37,166 for reimbursement of residential utilities, $43,722 for reimbursement of school tuition for Mr. Reimer's children, $260,581for tax equalization payments related to Mr. Reimer's employment in Brazil, and a $40,000 annual expatriate payment for miscellaneous expenses related to living abroad.
(6)
Mr. Childers did not receive an LTI Award (other than the 2012 Performance Units) in 2012. The 2011 amounts for Mr. Childers include his 2011 LTI Award, awarded in March 2011, and his 2012 LTI Award, awarded on an advanced basis in December 2011 upon his appointment as President and Chief Executive Officer.

(7)
The 2011 amount for Mr. Austin represents his compensation from December 11, 2011, when he was appointed as Executive Vice President and Chief Financial Officer, through December 31, 2011.

(8)
Includes an LTI Award granted to Mr. Austin in December 2011 as an inducement to his employment with us. Mr. Austin did not receive an LTI Award in 2012 and is not expected to receive an LTI Award in 2013.

(9)
Includes a one-time LTI Award granted by the Compensation Committee to Mr. Kishkill following his appointment as President, Eastern Hemisphere of EESLP in late 2009.

Grants of Plan-Based Awards for 2012

        The following table shows the short- and long-term incentive plan awards granted to the Named Executive Officers in 2012.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)							Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Bradley Childers		0	500,000	1,000,000
	3/04/2012				0	17,409	34,818						249,993
William M. Austin		0	210,000	420,000
Joseph G. Kishkill		0	240,692	481,384
	3/04/2012				0	9,749	14,624						139,996
	3/04/2012							17,061	(4)				244,996
	3/02/2012									42,717	(5)	14.36	245,196
								2,954	(6)				70,010
Ronaldo Reimer		0	218,250	436,500
	3/04/2012				0	6,964	10,446						100,003
	3/04/2012							12,187	(4)				175,005
	3/02/2012									30,512	(5)	14.36	175,139
								2,110	(6)				50,007
Daniel K. Schlanger		0	243,655	487,310
	3/04/2012				0	11,142	16,713						159,999
	3/04/2012							19,499	(4)				280,006
	3/02/2012									48,820	(5)	14.36	280,227
								3,376	(6)				80,011

(1)
The amounts in these columns show the range of potential payouts under the 2012 Incentive Program. The actual payouts under the plan were determined in February 2013 and paid in March 2013, as shown in the Summary Compensation Table for 2012, above.

(2)
The amounts in these columns show the range of potential payouts of 2012 Performance Units awarded as part of the 2012 LTI Award. "Target" is the number of 2012 Performance Units awarded. "Threshold" is the lowest possible payout (0% of the grant), and "Maximum" is the highest possible payout (150% of the grant or 200% of the grant for Mr. Childers). See "Long-Term Incentive Compensation — 2012 Performance Units" for a description of the 2012 Performance Units.

(3)
The grant date fair value of performance units, restricted stock, stock option awards and Partnership phantom units is calculated in accordance with ASC 718. 2012 Performance Units are shown at target value.

(4)
Restricted stock awarded under the Stock Incentive Plan that vests one-third per year over a three-year period, subject to continued employment through each vesting date.

(5)
Stock options awarded under the Stock Incentive Plan that vest one-third per year over a three-year period, subject to continued employment through each vesting date.

(6)
Partnership phantom units with DERs awarded under the Partnership Plan that vest one-third per year over a three-year period, subject to continued employment through each vesting date.

Outstanding Equity Awards at Fiscal Year-End for 2012

        The following table shows our Named Executive Officers' equity awards and equity-based awards outstanding at December 31, 2012.

						Stock/Unit Awards(1)
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
	Option Awards(1)
								Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)
D. Bradley Childers	25,000			16.71	03/10/2013
	20,000			30.07	04/30/2014
	30,720			67.30	03/04/2015
	17,000			38.15	03/09/2015
	20,000			43.39	03/03/2016
	52,184			16.14	03/04/2016
	19,798	9,898	(2)	22.75	02/28/2017
	10,871			75.27	06/12/2017
	10,384	20,766	(3)	22.82	03/04/2018	70,117	(3)	1,536,965	(5)	9,342	(6)	204,777	(5)
	73,530	147,058	(7)	10.21	12/12/2018	8,432	(8)	170,917	(9)	24,721	(10)	541,884	(5)
William M. Austin	109,558	219,118	(11)	10.21	12/12/2018	87,562	(12)	1,919,359	(5)
						9,314	(8)	188,795	(9)
Joseph G. Kishkill	6,667			16.71	03/10/2013
	6,000			30.07	04/30/2014
	3,715			78.25	08/20/2014
	3,920			67.30	03/04/2015
	2,000			38.15	03/09/2015
	3,200			43.39	03/03/2016
	52,184			16.14	03/04/2016
	25,536	12,768	(2)	22.75	02/28/2017
	1,208			75.27	06/12/2017
	10,384	20,766	(3)	22.82	03/04/2018	29,511	(4)	646,881	(5)	9,342	(6)	204,777	(5)
		42,717	(13)	14.36	03/04/2019	5,136	(8)	104,107	(9)	14,234	(10)	312,009	(5)
Ronaldo Reimer	7,404	14,808	(3)	22.82	03/04/2018	25,207	(4)	552,537	(5)
		30,512	(13)	14.36	03/04/2019	2,110	(8)	42,770	(9)	10,167	(10)	222,861	(5)
Daniel K. Schlanger	21,690			67.30	03/04/2015
	37,274			16.14	03/04/2016
	18,076	9,038	(2)	22.75	02/28/2017
	7,247			75.27	06/12/2017
	10,384	20,766	(3)	22.82	03/04/2018	30,520	(4)	668,998	(5)	9,342	(6)	204,777	(5)
		48,820	(13)	14.36	03/04/2019	5,486	(8)	111,201	(9)	16,267	(10)	356,573	(5)

(1)
This table includes (a) stock options, restricted stock, restricted stock units and performance awards granted under the Stock Incentive Plan, (b) stock options and restricted stock awarded under the 2011 Employment Inducement Long-Term Equity Plan (the "Employment Inducement Plan") and (c) phantom units granted under the Partnership Plan, which (other than the performance shares described in footnote (6) below) are subject to vesting at the rate of one-third per year, subject to continued employment through each vesting date. Vesting may be accelerated, however, in the event of the employee's death, disability or, in the case of stock options, retirement. The awards are also subject to accelerated vesting in the event of a change of control, as described under "— Potential Payments upon Termination or Change of Control.

(2)
Stock options awarded under the Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2011, with a term of seven years following the grant date.

(3)
Stock options awarded under the Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2012, with a term of seven years following the grant date.

(4)
Restricted stock or restricted stock units awarded under the Stock Incentive Plan that vests at the rate of one-third per year beginning on the initial vesting date shown below.

Name	Unvested Shares/Units	Initial Vesting Date	Name	Unvested Shares/Units	Initial Vesting Date
D. Bradley Childers	3,791	03/04/2011	Ronaldo Reimer	6,432	07/01/2011
	7,560	03/04/2012		6,588	03/04/2012
	58,766	12/12/2012		12,187	03/04/2013
Joseph G. Kishkill	4,890	03/04/2011	Daniel K. Schlanger	3,461	03/04/2011
	7,560	03/04/2012		7,560	03/04/2012
	17,061	03/04/2013		19,499	03/04/2013
(5)
Based on the market closing price of our common stock on December 31, 2012 ($21.92).

(6)
Performance shares awarded under the Stock Incentive Plan that vest on March 4, 2013.

(7)
Stock options awarded under the Stock Incentive Plan that vest at the rate of one-third per year beginning on December 12, 2012, with a term of seven years following the grant date.

(8)
Phantom units with DERs awarded under the Partnership Plan that vest at the rate of one-third per year beginning on the initial vesting date shown below.

Name	Unvested Units	Initial Vesting Date	Name	Unvested Units	Initial Vesting Date
D. Bradley Childers	837	03/04/2011	Ronaldo Reimer	2,110	03/04/2013
	1,345	03/04/2012
	6,250	12/12/2012
William M. Austin	9,314	12/12/2012	Daniel K. Schlanger	765	03/04/2011
				1,345	03/04/2012
				3,376	03/04/2013
Joseph G. Kishkill	837	03/04/2011
	1,345	03/04/2012
	2,954	03/04/2013
(9)
Based on the market closing price of the Partnership's common units on December 31, 2012 ($20.27).

(10)
Performance units awarded under the Stock Incentive Plan which vest at the rate of one-third per year beginning on March 4, 2013. Amounts shown are the actual number of units awarded, as finally determined by the Compensation Committee following the conclusion of the applicable performance period.

(11)
Stock options awarded under our Employment Inducement Plan that vest at the rate of one-third per year beginning on December 12, 2012, with a term of seven years following the grant date.

(12)
Restricted stock awarded under the Employment Inducement Plan that vests at the rate of one-third per year beginning on December 12, 2012.

(13)
Stock options awarded under the Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2013, with a term of seven years following the grant date.

Option Exercises and Stock/Units Vested for 2012

        The following table shows the value realized by the Named Executive Officers upon stock option exercises and stock award vesting during 2012.

	Option Awards		Stock/Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares and Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
D. Bradley Childers	—	—	50,098	989,400
William M. Austin	—	—	48,437	1,048,931
Joseph G. Kishkill	4,667	13,674	18,688	301,180
Ronaldo Reimer	—	—	9,727	129,323
Daniel K. Schlanger	—	—	14,756	238,683

(1)
Includes our restricted stock and Partnership phantom units with DERs that vested during 2012.

(2)
The value realized for vested awards was determined by multiplying the fair market value of the restricted stock (market closing price of our common stock on the vesting date) or Partnership phantom units (market closing price of the Partnership's common units on the vesting date) by the number of shares or units that vested. Shares and units vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares and units that vested for each Named Executive Officer in 2012.

Nonqualified Deferred Compensation for 2012

        The following table shows the Named Executive Officers' compensation under our nonqualified deferred compensation plan for 2012.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
D. Bradley Childers	—	2,976	23,899	—	168,331
William M. Austin	—	173	—	—	173
Joseph G. Kishkill	—	—	—	—	—
Ronaldo Reimer	—	—	—	—	—
Daniel K. Schlanger	—	5,078	465	—	61,823

(1)
The amounts in this column represent Company contributions to each Named Executive Officer's Deferred Compensation Plan account earned in 2012 but paid in the first quarter of 2013. These amounts are included in "All Other Compensation" in the Summary Compensation Table for 2012, above, but are not included in "Aggregate Balance as Fiscal Year End."

Potential Payments upon Termination or Change of Control

  Severance Benefit Agreements

        We have entered into severance benefit agreements with each of our Named Executive Officers. Each such agreement (other than the agreement with Mr. Austin, which is described below) provides that if the executive's employment is terminated by us without cause or by him with good reason at any time on or before August 15, 2013, he will receive a lump sum payment in cash on the 35th day after the date of termination equal to:

  •
  the sum of his annual base salary then in effect and his target annual incentive bonus opportunity for the termination year; and

  •
  his target annual incentive bonus opportunity for the termination year, prorated to the termination date, multiplied by the greater of 50% or the actual performance percentage achieved as of the termination date under our annual short term incentive plan then in effect.

        In addition, the executive will be entitled to:

  •
  the vesting as of the termination date of his outstanding unvested restricted stock, restricted stock units and 2010 performance shares granted under the Stock Incentive Plan that were scheduled to vest within 12 months following the termination date;

  •
  the vesting as of the termination date of his outstanding phantom units granted under the Partnership Plan that were scheduled to vest within 12 months following the termination date; and

  •
  continued coverage under our medical benefit plans for him and his eligible dependents for up to one year following the termination date.

        Mr. Austin's agreement provides that if his employment is terminated by us without cause or by him with good reason at any time on or before December 12, 2014, he will be entitled to:

  •
  the vesting as of the termination date of all of his outstanding equity awards that were scheduled to vest within 12 months following the termination date; and

  •
  continued coverage under our medical benefit plans for him and his eligible dependents for up to one year following the termination date.

        If Mr. Austin's employment is terminated by us without cause or by him with good reason at any time on or before December 12, 2013, he will also receive a cash payment on the 35th day after the termination date equal to his annual base salary then in effect and his target annual incentive bonus opportunity for the termination year.

        Each executive's entitlement to the payments and benefits under his severance benefit agreement is subject to his execution of a waiver and release for our benefit.

  Change of Control Agreements

        We have entered into change of control agreements with our Named Executive Officers. Each such agreement provides that if the executive's employment is terminated by us other than for cause, death or disability, or by the executive for good reason (in each case, a "Qualifying Termination"), within 18 months following a change of control (as defined in the change of control agreements), he will receive a cash payment within 60 days after the termination date equal to:

  •
  his earned but unpaid base salary through the termination date, plus the target annual incentive bonus that would be payable to him for that year prorated to the termination date, plus any earned but unpaid annual bonus for the prior year, plus any portion of his earned but unused vacation pay for that year;

  •
  two times (three times in the case of Mr. Childers) his current annual base salary plus two times (three times in the case of Mr. Childers) his target annual incentive bonus opportunity for that year; and

  •
  two times the total of the Company contributions that would have been credited to him under the Exterran 401(k) Plan and any other deferred compensation plan had he made the required amount of elective deferrals or contributions during the 12 months immediately preceding the termination month.

        In addition, the executive will be entitled to:

  •
  any amount previously deferred, or earned but not paid, by him under the incentive and nonqualified deferred compensation plans or programs as of the termination date;

  •
  continued coverage under our medical benefit plans for him and his eligible dependents for up to two years following the termination date;

  •
  the vesting of all his unvested stock options, restricted stock, restricted stock units or other stock-based awards, and all common units, unit appreciation rights, unit awards or other unit-based awards and all cash-based incentive awards; and

  •
  for Mr. Schlanger (whose change of control agreement predates our policy to no longer include tax gross-ups in such agreements), an additional gross-up payment if a payment or distribution we make to him or for his benefit is subject to a federal excise tax.

        In exchange for any payment under his change of control agreement, each executive would agree not to, for two years following his termination, (1) disclose our confidential information, (2) employ or seek to employ any of our key employees or encourage any key employee to terminate employment with us or (3) engage in a competitive business.

        In early 2009, the Compensation Committee established a policy prohibiting tax gross-ups on income attributable to future change of control agreements and other executive benefit agreements, and no such agreement entered into since has included this provision. As an example, upon his promotion to President and Chief Executive Officer in December 2011, Mr. Childers' previous change of control agreement with us, which predated the policy change and thus provided for tax gross-ups, was replaced with a new change of control agreement that does not provide for tax gross-ups. Currently, Mr. Schlanger is our only Named Executive Officer with a change of control agreement that provides for tax gross-ups, because his change of control agreement predates this policy change and has not been materially amended since the policy was adopted.

  Vesting of Equity-Based Incentives upon a Change of Control

        The award agreements for all stock options, restricted stock, restricted stock units and 2012 Performance Units provide that, in the case of a change of control that is not followed by a Qualifying Termination, only the portion of the award scheduled to vest within the next 12 months will vest upon the change of control, with the remainder of the award vesting as per the original vesting schedule. Any 2010 performance shares vest only upon a Qualifying Termination following a change of control.

        Under the Partnership Plan, upon a change of control (as defined in the Partnership Plan), all phantom units (including the related DERs) and unit options automatically vest and become payable or exercisable. Vesting is automatic, regardless of whether employment is terminated. We believe this approach is consistent with the long-term incentive plans of other publicly-traded partnerships, reflecting their relatively unique situations as controlled publicly-traded entities with few of their own officers or employees.

  Potential Payments upon Termination or Change of Control

        The following tables show the potential payments to the Named Executive Officers upon a theoretical termination of employment or change of control occurring on December 31, 2012. The amounts shown assume a common stock value of $21.92 per share and a Partnership common unit value of $20.27 per unit (the December 31, 2012 market closing prices, respectively). The actual amount paid out to an executive upon an actual termination or change of control can only be determined at the time of such event.

Name	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)		Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)
D. Bradley Childers
Cash Severance	—	1,250,000	(3)	—	3,500,000	(4)
Stock Options(5)	1,722,049	—		861,025	1,722,049
Restricted Stock(6)	1,536,965	810,010		810,010	1,536,965
Phantom Units(7)	192,505	106,970		192,505	192,505
Performance Awards(8)	746,661	204,777		180,621	746,661
Other Benefits(9)	—	13,104		—	86,426
Total Pre-Tax Benefit	4,198,180	2,384,861		2,044,161	7,784,606

Name	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)		Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)
William M. Austin
Cash Severance	—	510,000	(10)	—	1,230,000	(4)
Stock Options(5)	2,565,872	1,282,924		1,282,924	2,565,872
Restricted Stock(6)	1,919,359	959,658		959,658	1,919,359
Phantom Units(7)	202,836	101,418		202,836	202,836
Performance Awards(8)	—	—		—	—
Other Benefits(9)	—	9,276		—	57,052
Total Pre-Tax Benefit	4,688,067	2,863,276		2,445,418	5,975,119

Name	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)		Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)
Joseph G. Kishkill
Cash Severance	—	706,038	(3)	—	1,412,077	(4)
Stock Options(5)	322,941	—		107,647	322,941
Restricted Stock(6)	646,881	314,684		314,684	646,881
Phantom Units(7)	117,643	58,822		117,643	117,643
Performance Awards(8)	516,786	204,777		104,010	516,786
Other Benefits(9)	—	13,151		—	75,094
Total Pre-Tax Benefit	1,604,251	1,297,472		643,984	3,091,422

Name	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)		Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)
Ronaldo Reimer
Cash Severance	—	642,374	(3)	—	1,284,748	(4)
Stock Options(5)	230,671	—		76,893	230,671
Restricted Stock(6)	552,537	302,255		302,255	552,537
Phantom Units(7)	45,940	15,328		45,940	45,940
Performance Awards(8)	222,861	—		74,287	222,861
Other Benefits(9)	—	13,151		—	43,802
Total Pre-Tax Benefit	1,052,009	973,108		499,375	2,380,559

Name	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)		Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)
Daniel K. Schlanger
Cash Severance	—	720,483	(3)	—	1,440,964	(4)
Stock Options(5)	369,079	—		123,024	369,079
Restricted Stock(6)	668,998	301,181		301,181	668,998
Phantom Units(7)	124,991	60,051		124,991	124,991
Performance Awards(8)	561,349	204,777		118,850	561,349
Other Benefits(9)	—	13,320		—	103,048
Tax Gross-ups	—	—		—	—
Total Pre-Tax Benefit	1,724,417	1,299,812		668,046	3,268,429

(1)
"Disability" is defined in the Partnership's form of award agreement for phantom units and in the Stock Incentive Plan (for Mr. Austin, in the Employment Inducement Plan) for all other equity awards.

(2)
"Cause" and "Good Reason" are defined in the severance benefit agreements.

(3)
If the executive had been terminated without Cause or resigned with Good Reason on December 31, 2012, under his severance benefit agreement his cash severance would consist of (i) the sum of his base salary and his target annual incentive bonus for 2012, (ii) plus his target annual incentive bonus for 2012 multiplied by the greater of 50% or the actual performance percentage achieved under the 2012 Incentive Program.

(4)
If the executive had been subject to a Change of Control followed by a Qualifying Termination on December 31, 2012, under his change of control agreement his cash severance would consist of (i) two times (three times for Mr. Childers) the sum of his base salary and his target annual incentive bonus for 2012, (ii) plus his target annual incentive bonus for 2012.

(5)
The amounts in this row represent the value of unvested, in-the-money options to purchase our common stock, based on the December 31, 2012 market closing price of our common stock.

(6)
The amounts in this row represent the value of unvested restricted stock, based on the December 31, 2012 market closing price of our common stock.

(7)
The amounts in this row represent the value of unvested Partnership phantom units (including the related DERs), based on the December 31, 2012 market closing price of the Partnership's common units.

(8)
The amounts in this row represent the value of unvested performance awards, based on the December 31, 2012 market closing price of our common stock.

(9)
The amounts in this row represent each Named Executive Officer's right to the payment of (i) medical benefit premiums for a one-year period in the event of a termination without Cause or voluntary resignation for Good Reason, or (ii) medical benefit premiums and the 401(k) Plan and deferred compensation plan Company contributions for a two-year period in the event of a change of control followed by a Qualifying Termination, as applicable. For Mr. Schlanger, this amount includes a gross-up with respect to 401(k) Plan and deferred contribution plan company contributions to account for any federal or state taxes due on such amounts, as provided under his change of control agreement, which predates implementation of our policy prohibiting tax gross-ups on income attributable to future change of control agreements and other executive benefit agreements. See the discussion under "Change of Control Agreements," above, for more information on this policy.

(10)
If the executive had been terminated without Cause or resigned with Good Reason on December 31, 2012, under his severance benefit agreement his cash severance would consist of the sum of his base salary and his target annual incentive bonus for 2012.

Director Compensation

        Our Compensation Committee is responsible for recommending non-employee director compensation to the full Board of Directors for approval. For 2012, our Board was comprised entirely of non-employee directors.

  Cash Compensation

        As reflected in the table below, during 2012, each director received an annual cash retainer (the "Base Retainer"), as well as a payment for each meeting attended. The Chairman of the Board and the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each received an additional retainer for their services. All retainers are paid in equal quarterly installments. Directors are also reimbursed for reasonable expenses incurred to attend Board and committee meetings.

	Applicability
Description of Remuneration	Annual Amount (except with respect to meeting fees)	Chairman of the Board	Audit Committee Chairman	Compensation Committee Chairman	Nominating and Corporate Governance Committee	All Other Directors
Base Retainer	$50,000	✓	✓	✓	✓	✓
Other Retainers:
Chairman of the Board	$100,000	✓
Audit Committee Chair	$15,000		✓
Compensation Committee Chair	$15,000			✓
Nominating and Corporate Governance Committee Chair	$10,000				✓
Per Meeting Attendance Fee	$1,500	✓	✓	✓	✓	✓

        In addition to the cash compensation paid to our directors as described above, for 2012 Mr. Sotir received an annual retainer of $200,000 (payable in four equal quarterly installments) for his services as Executive Vice Chairman of the Company. As Executive Vice Chairman, Mr. Sotir is an officer, but not an employee, of the Company.

  Equity-Based Compensation and Stock Ownership Requirements

        In response to challenging Company performance in 2011, the Compensation Committee reduced the value of the 2012 annual equity award for each non-employee director from $125,000 to $110,000 and, on March 4, 2012, approved an annual grant of 7,660 shares of restricted stock to each director valued at approximately $110,000 (based on the market closing price of our common stock on March 2, 2012, the last trading day preceding the date of grant). The shares of restricted stock vest one-third per year over a three-year period on each anniversary of the grant date, subject to continued service as a member of the Board through each vesting date. Awards will vest in full upon a change of control, and vesting will be accelerated in the event of death or disability or if a director resigns or is not nominated for re-election at the next annual stockholders' meeting.

        Our stock ownership policy requires each director to own an amount of our common stock equal to at least five times the Base Retainer amount (which currently equals $250,000 of our common stock) within three years of his election to the Board. Both directly-owned shares and unvested restricted stock count toward satisfaction of this policy. As of December 31, 2012, each member of the Board was in compliance with this policy.

  Director Stock and Deferral Plan

        Under our Director Stock and Deferral Plan, directors may elect to receive all or a portion of their cash compensation for Board service in the form of our common stock and may defer their receipt of common stock. During 2012, each of Messrs. Pate, Seaver and Sotir elected to receive 100% of their retainer and meeting fees in the form of our common stock, and Mr. Pate elected to defer his receipt of such common stock until January 1, 2015.

  Total Compensation

        The following table shows the total compensation paid to each director during 2012.

Name	Fees Earned in Cash ($)		Stock Awards ($)(1)	Total ($)
Uriel E. Dutton	81,000		109,998	190,998
Gordon T. Hall	193,500		109,998	303,498
J.W.G. Honeybourne	77,000		109,998	186,998
Mark A. McCollum	86,000		109,998	195,998
William C. Pate	59,000	(2)	109,998	168,998
Stephen M. Pazuk	89,000		109,998	198,998
Christopher T. Seaver	81,500	(2)	109,998	191,498
Mark R. Sotir	262,000	(2)(3)	109,998	371,998

(1)
Represents the grant date fair value of our restricted stock, calculated in accordance with ASC 718.

(2)
Paid in the form of our common stock rather than cash, pursuant to an election under our Director Stock and Deferral Plan. Mr. Pate has additionally elected to defer his receipt of such common stock until January 1, 2015.

(3)
Includes the $200,000 cash compensation Mr. Sotir received for his service as our Executive Vice Chairman, a non-employee officer position with the Company.

 ADDITIONAL INFORMATION

2014 Annual Meeting of Stockholders

        Any stockholder proposal that is intended for inclusion in our Proxy Statement for our 2014 annual meeting of stockholders must be received by our Secretary no later than November 19, 2013.

        Our bylaws establish an advance-notice procedure for stockholder proposals or director nominations to be brought before an annual meeting but not included in our Proxy Statement. Under these bylaw provisions, we must receive written notice of a stockholder proposal or director nomination to be brought before the 2014 annual meeting of stockholders on or after November 19, 2013 and no later than December 19, 2013 for that proposal or nomination to be considered timely. Stockholder proposals and director nominations brought under these bylaw provisions must include the information required under our bylaws, including the following:

  •
  a description of the material terms of certain derivative instruments to which the stockholder or the beneficial owner, if any, on whose behalf the nomination or proposal is being made is a party, a description of the material terms of any proportionate interest in our shares or derivative instruments held by a general or limited partnership in which such person is a general partner or beneficially owns an interest in a general partner, and a description of the material terms of any performance-related fees to which such person is entitled based on any increase or decrease in the value of our shares or derivative instruments; and

  •
  with respect to a nomination of a director, a description of the material terms of all direct and indirect compensation and other material monetary arrangements during the past three years, and any other material relationships between or among the proponent of the nomination and his or her affiliates, on the one hand, and each proposed nominee and his or her affiliates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under the SEC's Regulation S-K if the proposing person were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant.

        A stockholder submitting a proposal or director nomination under our bylaw provisions must, among other things:

  •
  include the name and address of the stockholder, and the number of our shares that are, directly or indirectly, owned beneficially and of record by the stockholder;

  •
  state whether the stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of voting shares to carry the proposal or to elect the nominee or nominees, as applicable;

  •
  be a stockholder of record as of the time of giving the notice and at the time of the meeting at which the proposal or nomination will be considered and include a representation to that effect; and

  •
  update and supplement the required information 10 business days prior to the date of the meeting.

        These requirements in our bylaws are in addition to the SEC's requirements with which a stockholder must comply to have a stockholder proposal included in our Proxy Statement. Stockholders may obtain a copy of our bylaws by making a written request to our Secretary.

        Stockholder proposals and nominations of directors must be delivered to our principal executive office at 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary.

 Annual Reports

        Our 2012 Annual Report to Stockholders and Annual Report on Form 10-K is being mailed to our stockholders with this Proxy Statement. We will provide to any stockholder or potential investor, without charge, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012. Please direct any such requests to the attention of Investor Relations, Exterran Holdings, Inc., 16666 Northchase Drive, Houston, Texas 77060, by email to investor.relations@exterran.com or by telephone at (281)  836-7000. This document is also available at the SEC's website, which can be found at http://www.sec.gov.

Appendix A

EXTERRAN HOLDINGS, INC.
2013 STOCK INCENTIVE PLAN

I.	Purpose	A-1
II.	Definitions	A-1
III.	Effective Date and Duration of the Plan	A-6
IV.	Administration	A-6
V.	Shares Subject to the Plan; Award Limitations	A-8
VI.	Eligibility and Grant of Awards	A-9
VII.	Stock Options	A-9
VIII.	Restricted Stock	A-11
IX.	Restricted Stock Units	A-13
X.	Stock Appreciation Rights	A-14
XI.	Performance Awards	A-15
XII.	Other Awards	A-16
XIII.	Recapitalization or Reorganization	A-17
XIV.	Amendment and Termination of the Plan	A-19
XV.	Miscellaneous	A-19

EXTERRAN HOLDINGS, INC.
2013 STOCK INCENTIVE PLAN

I. PURPOSE

        The purpose of the EXTERRAN HOLDINGS, INC. 2013 STOCK INCENTIVE PLAN is to provide a means through which Exterran Holdings, Inc., a Delaware corporation, and its Affiliates may attract highly-qualified persons to serve as Employees, Directors and Consultants of the Company and its Affiliates and to provide a means whereby those individuals, whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards and Dividend Equivalents, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant or Director as determined by the Committee in its sole discretion.

II. DEFINITIONS

        The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

        (a)   "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        (b)   "Award" means, individually or collectively, any Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalents granted under the terms of the Plan.

        (c)   "Award Notice" means a written notice setting forth the terms of an Award.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cause," with respect to a Participant, means "Cause" as defined in any applicable employment or other service agreement between the Participant and the Company or an Affiliate or, if such an agreement does not exist or does not contain a definition of "Cause," "Cause" means (i) the commission by the Participant of an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or an Affiliate (including the unauthorized disclosure of confidential or proprietary material information of the Company or an Affiliate), (ii) a conviction of the Participant (or a plea of nolo contendere in lieu thereof) for a felony or a crime involving fraud, dishonesty or moral turpitude, (iii) willful failure of the Participant to follow the written directions of the chief executive officer of the Company or the Board, in the case of executive officers of the Company; (iv) willful misconduct as an Employee, Director or Consultant, as applicable, of the Company or an Affiliate; (v) willful failure of the Participant to render services to the Company or an Affiliate in accordance with his employment or other service arrangement, which failure amounts to a material neglect of his or her duties to the Company or an Affiliate or (vi) substantial dependence, as determined by the Committee, in its sole discretion, on any drug, immediate precursor or other substance listed on Schedule IV of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended. With respect to any Participant residing outside of the United States, the Committee may revise the definition of "Cause" as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

        (f)    "Code" means the U.S. Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        (g)   "Committee" means the Committee defined in Paragraph IV(a) of the Plan.

        (h)   "Common Stock" means the common stock, par value $0.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XIII.

        (i)    "Company" means Exterran Holdings, Inc., a Delaware corporation, or any successors thereto.

        (j)    "Consultant" means any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement. If an entity ceases to be an Affiliate of the Company, a Participant then providing consulting services to such entity shall be deemed to have terminated his or her consultancy with the Company and its Affiliates and shall cease to be a Consultant under the Plan. For purposes of any Award granted to a person residing outside of the United States, the Committee may revise the definition of "Consultant" as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

        (k)   "Corporate Change" means:

                (i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), any acquisition by any Person pursuant to a transaction which complies with clause (A) of subsection (iii) of this definition shall not constitute a Corporate Change; or

                (ii)   Individuals, who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                (iii)  The consummation of a reorganization, merger or consolidation involving the Company or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) (each, a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction. The term "Resulting Corporation" means (1) the Company or its successor, or (2) if as a result of a Corporate Transaction the Company or its successor becomes a subsidiary of another entity, then such entity or the parent of such entity, as applicable, or (3) in the event of a Corporate Transaction involving the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, then the transferee of such assets in such Corporate Transaction. Notwithstanding the foregoing, neither the sale, lease or other disposition of assets by the Company or its subsidiaries to Exterran Partners, L.P. or its subsidiaries or their successor nor the sale, lease or other disposition of any interest in Exterran Partners, L.P., its general partner or its subsidiaries or their successors shall, in and of itself, constitute a Corporate Change for purposes of this Plan.

Notwithstanding the foregoing, if a Corporate Transaction constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii) or (iii) above with respect to such Award (or portion thereof) must also constitute a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

        (l)    "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law and who is serving on the Board on the Effective Date of the Plan, or is subsequently elected or appointed to the Board, and is not an Employee.

        (m)  "Disability" means any physical or mental condition for which the Participant would be eligible to receive long-term disability benefits under the Company's long-term disability plan. With respect to any Participant residing outside of the United States, the Committee may revise the definition of "Disability" as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

        (n)   "Dividend Equivalent" means a right to receive the equivalent value (in cash or in shares of Common Stock) of dividends paid on shares of Common Stock, awarded under Paragraph XII(b) of the Plan.

        (o)   "Employee" means any person who is an employee of the Company or any Affiliate. If an entity ceases to be an Affiliate of the Company, a Participant employed by such entity shall be deemed to have terminated his employment with the Company and its Affiliates and shall cease to be an Employee under the Plan. For any and all purposes under the Plan, the term "Employee" shall exclude an individual hired as an independent contractor, leased employee, Consultant, or a person designated by the Committee, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan, even if such ineligible individual is subsequently determined to be an employee by any governmental or judicial authority. For purposes of any Award granted to a person residing outside of the United States, the Committee may revise the definition of "Employee" as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

        (p)   "Equity Restructuring" means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

        (q)   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        (r)   "Fair Market Value" of a share of Common Stock means, as of any specified date: (i) if the Common Stock is listed on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the closing sales price of a share of Common Stock on that date, or if no prices are reported on that date, on the last preceding day on which the Common Stock was traded, as reported by such exchange or NASDAQ, as the case may be; and (ii) if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, but is traded in the over-the-counter market, the average of the bid and asked prices for a share of Common Stock on the most recent date on which the Common Stock was publicly traded. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in good faith in such manner as it deems appropriate.

        (s)   "Full Value Award" means any Award that is settled in shares of Common Stock other than: (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

        (t)    "Incentive Stock Option" means an Option granted under Paragraph VII of the Plan that is intended to qualify as an incentive stock option and conforms to the requirements of Section 422 of the Code.

        (u)   "Non-Qualified Option" means an Option granted under Paragraph VII of the Plan that is not an Incentive Stock Option.

        (v)   "Option" means an option to purchase shares of Common Stock granted under Paragraph VII of the Plan that may be either an Incentive Stock Option or a Non-Qualified Option.

        (w)  "Other Stock-Based Award" means a payment in the form of shares of Common Stock, an Award that is valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, or another right to purchase shares of Common Stock, as part of a bonus, deferred compensation or other arrangement, awarded under Paragraph XII(a) of the Plan.

        (x)   "Participant" means an Employee, Consultant or Director who has been granted an Award under the Plan.

        (y)   "Performance Award" means an opportunity for a Participant to earn compensation if certain Performance Measures or other criteria are met, as described in Paragraph XI of the Plan.

        (z)   "Performance Measure" means any performance objective established by the Committee in its sole discretion relating to any one or more of the following criteria:

        (1)   the price of a share of Common Stock;

        (2)   the Company's earnings per share;

        (3)   the Company's market share;

        (4)   the market share of a business unit of the Company designated by the Committee;

        (5)   the Company's sales;

        (6)   the sales of a business unit of the Company designated by the Committee;

        (7)   the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee;

        (8)   the cash flow return on investment, cash value added, and/or working cash flow of the Company or any business unit of the Company designated by the Committee;

        (9)   the earnings before or excluding interest, taxes, depreciation, amortization or any other items designated by the Committee;

        (10) the economic value added;

        (11) the return on stockholders' equity achieved by the Company;

        (12) the return on capital (including return on total capital or return on invested capital) of the Company or any business unit of the Company designated by the Committee;

        (13) the total stockholders' return achieved by the Company;

        (14) the working capital of the Company or any business unit of the Company designated by the Committee;

        (15) selling, general and administrative expense of the Company or any business unit of the Company designated by the Committee;

        (16) gross margin and/or gross margin percent of the Company or any business unit of the Company designated by the Committee;

        (17) operating margin and/or operating margin percent of the Company or any business unit of the Company that is designated by the Committee,

        (18) revenue;

        (19) revenue or product revenue growth;

        (20) pre-tax or after-tax income or loss (before or after allocation of corporate overhead and bonus) of us or any business unit of the Company that is designated by the Committee;

        (21) net earnings or loss of the Company or any business unit of the Company that is designated by the Committee;

        (22) return on assets or net assets;

        (23) attainment of strategic and operational initiatives;

        (24) gross profits;

        (25) comparisons with various stock market indices;

        (26) reductions in cost;

        (27) improvement in or attainment of expense levels or working capital levels;

        (28) year-end cash;

        (29) debt reduction;

        (30) implementation or completion of projects and processes;

        (31) customer satisfaction;

        (32) budget management;

        (33) debt covenant leverage ratios; or

        (34) financing.

A performance target based on any one or more Performance Measures may be absolute or relative to (i) one or more other companies, (ii) one or more indexes or (iii) to one or more prior year's performance. Further, a performance target based on any one or more Performance Measures may be subject to objectively determinable adjustments, including one or more of the following items or events: (i) items related to changes in accounting standards (including changes required by the Financial Accounting Standards Board); (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

        (aa) "Plan" means this Exterran Holdings, Inc. 2013 Stock Incentive Plan, as may be amended or restated from time to time.

        (bb) "Prior Plans" means the Exterran Holdings, Inc. Amended and Restated 2007 Plan, as amended, and the Exterran Holdings, Inc. 2011 Employment Inducement Long-Term Equity Plan.

        (cc) "Restricted Stock" means Common Stock subject to certain restrictions, as described in Paragraph VIII of the Plan.

        (dd) "Restricted Stock Unit" means a promise to deliver a share of Common Stock, or the Fair Market Value of such share in cash, in the future if certain criteria are met, as described in Paragraph IX of the Plan.

        (ee) "Retirement" means a Termination of Service, other than due to Cause or death, on or after the Participant attains (i) age sixty-five (65) or (ii) age fifty-five (55) and with the written consent of the Committee. Notwithstanding the foregoing, with respect to a Participant residing outside of the United States, the Committee may revise the definition of "Retirement" as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.

        (ff)  "Stock Appreciation Right" means a right entitling the Participant to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Fair Market Value of a share of Common Stock on the date of grant, as described in Paragraph X of the Plan.

        (gg) "Termination of Service" means a Participant's termination of employment, if an Employee, a termination of consultancy, if a Consultant, or a termination of service, if a Director, as the case may be. A Participant who is both an Employee or Consultant and a Director shall not incur a Termination of Service until the Participant terminates both positions.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

        The Plan shall become effective upon the date of its approval by the Company's stockholders (the "Effective Date"), provided that the Plan is adopted by the Board prior to such stockholder approval. The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. Awards may not be granted or awarded under the Plan prior to such stockholder approval. No Awards may be granted under the Plan after the completion of ten (10) years from the Effective Date of the Plan. The Plan shall remain in effect until all Awards granted under the Plan have been exercised or expired or vested or forfeited.

        No further awards shall be made under the Prior Plans after the Effective Date of this Plan. The Company may continue to grant awards under the Prior Plans until the Effective Date occurs, and the Prior Plans and related award notices shall continue to govern the awards granted under the Prior Plans.

IV. ADMINISTRATION

        (a)    Composition of Committee.    The Plan shall be administered by the Compensation Committee of the Board or such other committee, if any, that may be designated by the Board to administer the Plan (the "Committee"); provided, however, that any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock; provided, further, that Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two (2) or more "Non-Employee Directors" as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function);

provided, further, that any Award which the Committee intends to qualify as "performance-based compensation" exception under Section 162(m) of the Code shall be granted only if the Committee is comprised solely of two (2) or more "outside directors" within the meaning of Section l62(m) of the Code and regulations pursuant thereto.

        (b)    Powers.    Subject to Paragraph IV(d), and the other express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the terms and conditions of an Award (including, but not limited to, the exercise price, any applicable Performance Measures or performance targets established with respect to any Performance Measures, the vesting schedule, any restrictions on the Award, and accelerations or waivers of any vesting or other restrictions on the Award), the type of Award that shall be made, the number of shares subject to an Award and the value of an Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants or Directors, their present and potential contribution to the Company's success and such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding anything herein to the contrary, the Committee shall have the authority to accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of the Award, subject to (i) such terms and conditions as it selects, (ii) the limitations on the acceleration of Awards which the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code herein and (iii) Paragraph XIII below.

        (c)    Additional Powers.    The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the Award Notices hereunder, to prescribe, interpret, revise and rescind rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the notice relating to each Award, including such terms, restrictions and provisions as shall be required in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any notice relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. Any determination or decision made by the Committee or its delegate (pursuant to Paragraph IV(d)) under the terms of the Plan shall be made in the sole discretion of the Committee or such delegate and shall be final and binding on all persons, including the Company and Participants, but subject to ratification by the Board if the Board so provides.

        (d)    Delegation of Powers.    Subject to Paragraph IV(a) above, the Committee may delegate to the Board or to one or more other committees of the Board comprised of one or more independent Directors the authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act. Further, the Committee may delegate to the Governance Committee of the Board the authority to make non-discretionary (routine) Awards to Directors, including to determine which Director shall receive an Award, the time or times when such an Award shall be made, the terms and conditions of such an Award, the type of Award that shall be made to a Director, the number of shares subject to such an Award, and the value of such an Award; provided, however, that the Committee may not delegate its authority to grant discretionary (non-routine) Awards to Directors. The Committee may delegate to the Chief Executive Officer or one or more other senior officers of the Company its administrative functions under this Plan with respect to the Awards. Any delegation described in this paragraph shall contain such limitations and restrictions as the Committee may provide and shall comply in all respects with the requirements of applicable law, including the Delaware General Corporation Law. The Committee may engage or authorize the engagement of a third party administrator or administrators to carry out administrative functions under the Plan.

        No member of the Committee or officer of the Company or an Affiliate to whom the Committee has delegated authority in accordance with the provisions of Paragraph IV of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company or Affiliate in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

        (e)    Awards Outside of the United States.    With respect to any Participant or eligible Employee or Consultant who is resident outside of the United States, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law, to meet the goals and objectives of the Plan, and may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes.

V. SHARES SUBJECT TO THE PLAN; AWARD LIMITATIONS

        (a)    Shares Subject to the Plan.    Subject to adjustment as provided in Paragraph XIII, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 6,500,000; provided, however, that such limitation may be increased subject to approval by the Company's stockholders. The issuance of Common Stock under the Plan shall be counted against the overall number of shares available for delivery under a fungible reserve approach. Any shares of Common Stock issued or reserved for issuance pursuant to Options or Stock Appreciation Rights shall be counted against the aggregate share limitation of the Plan as one (1) share for every share subject thereto. Each share of Common Stock issued pursuant to a Full Value Award shall be counted against the aggregate share limitation of the Plan as 1.75 shares for every share subject thereto. However, (a) if any shares of Common Stock subject to an Award that is not a Full Value Award are cancelled, expired, forfeited, settled in cash, or otherwise terminated, such shares shall, to the extent of such forfeiture, expiration, cancellation or cash settlement, again be available for future grants under the Plan, and (b) if any shares of Common Stock subject to a Full Value Award are cancelled, expired, forfeited, settled in cash, or otherwise terminated, the shares available under the Plan shall be increased by 1.75 shares of Common Stock for each share that is forfeited, expired, cancelled or settled in cash. Shares of Common Stock that are otherwise issuable to the Participant pursuant to an Award that are withheld to satisfy tax withholding obligations or to pay the exercise price of an Option shall be counted against the aggregate limitation of the Plan as provided herein and shall not become available for future grant under the Plan.

        (b)    Share and Value Limitation on Awards.

                  (i)  The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options may not exceed 3,000,000 shares.

                 (ii)  The maximum Fair Market Value, as determined on the date of grant, of Awards granted for services as a Director during any twelve (12)-month period shall not exceed $500,000.

                (iii)  The maximum number of shares of Common Stock that may be issuable under Awards granted to any one individual during any twelve (12)-month period shall not exceed 500,000 shares of Common Stock (subject to adjustment in the manner as provided in Paragraph XIII).

                (iv)  The maximum amount of cash compensation that may be paid under Awards which the Committee intends to qualify as "performance-based compensation" under Section 162(m) of the Code granted to any one individual during any twelve (12)-month period may not exceed $5,000,000.

        The limitations set forth in clauses (iii) and (iv) above are intended to permit certain Awards under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code.

        (c)    Stock Offered.    Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI. ELIGIBILITY AND GRANT OF AWARDS

        (a)    Eligibility.    Subject to the delegation of power in Paragraph IV(d), the Committee, in its sole discretion, may from time to time grant Awards under the Plan as provided herein to any individual who, at the time of grant, is an Employee, Consultant or a Director. An Award may be granted on more than one occasion to the same person, subject to the limitations set forth in the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary. The Committee's selection of an eligible Employee, Consultant or Director to receive an Award in any year or at any time shall not require the Committee to select such Employee, Consultant or Director to receive an Award in any other year or at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants.

        (b)    Form of Awards Available.    Awards may include Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards, Dividend Equivalents or any combination thereof. The selection of an Employee, Consultant or Director to receive one type of Award under the Plan does not require the Committee to select such Employee, Consultant or Director to receive any other type of Award under the Plan. The Committee shall consider such factors as it deems pertinent in determining the type and amount of Awards granted.

        (c)    Award Notice.    Each Award shall be evidenced by an Award Notice in such form and containing such provisions not inconsistent with the provisions of the Plan and under such terms as the Committee from time to time shall establish. The terms and provisions of the respective Award Notices need not be identical. Subject to the consent of the Participant and any restrictions pursuant to Section 162(m) of the Code (with respect to Awards the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code), the Committee may, in its sole discretion, amend an outstanding Award Notice from time to time in any manner that is not inconsistent with the provisions of the Plan.

        Notwithstanding any other provision of the Plan, and except as otherwise determined by the Committee, any Award which is granted to a Participant and that the Committee intends to qualify as "performance-based compensation" under Section 162(m) of the Code shall be subject to any additional limitations, conditions or terms set forth in Section 162(m) of the Code as may be necessary or required for the Award to qualify as performance-based compensation and comply with the requirements of Section 162(m) of the Code, and the applicable Award Notice shall be deemed amended to the extent necessary to conform thereto.

VII. STOCK OPTIONS

        (a)    Option Types and Option Period.    Options may be in the form of Incentive Stock Options and/or Non-Qualified Options for eligible Employees (as described below), as determined by the Committee, in its sole discretion. Any Options granted to Directors or Consultants shall be Non-Qualified Options. Except as otherwise provided in Subparagraph (c) below or in an Award Notice providing for a shorter term, each Option shall expire seven (7) years from its date of grant (subject to earlier termination as described in Subparagraph (i) below or an applicable Award Notice).

        (b)    Vesting.    Subject to the further provisions of the Plan, Options shall vest and become exercisable in accordance with such vesting schedule as the Committee may establish in its sole discretion, including, without limitation, vesting upon the satisfaction of one or more performance targets based on one or more Performance Measures. A Participant may not exercise an Option except to the extent it has become vested.

        (c)    Special Limitations on Incentive Stock Options.    An Incentive Stock Option may be granted only to an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, any applicable treasury regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination is made. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the Option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. A Participant shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such shares of Common Stock to such Participant.

        (d)    Option Price and Payment.    The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but such per share purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof shall be exercised, and any applicable taxes shall be withheld, in accordance with such procedures as are established or approved by the Committee. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Option granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or an Affiliate or a loan arranged by the Company or an Affiliate in violation of Section 13(k) of the Exchange Act. The acceptable method of payment by the Participant of the Option price, in whole or in part, shall be provided for in the Award Notice and may include: (i) cash, (ii) a check acceptable to the Company, (iii) the delivery of shares of Common Stock (including shares of Common Stock issuable pursuant to the exercise of the Option or shares of Common Stock that have been held by the Participant for such period of time as may be required by the Committee in its discretion) (plus cash if necessary), in each case, having a Fair Market Value equal to such Option price, (iv) a "cashless broker exercise" of the Option through any other procedures established or approved by the Committee with respect thereto, (v) any other form of legal consideration acceptable to the Committee in its sole discretion, or (vi) any combination of the foregoing.

        (e)    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery to the Company, the stock administrator of the Company or such other person or entity designated by the Committee (i) full payment of the Option price and applicable withholding taxes with respect to the Option exercise and (ii) the required notice of exercise as set forth in the applicable Award Notice and all documents required pursuant to procedures established by the Committee.

        (f)    Restrictions on Repricing of Options.    Except as provided in Paragraph XIII, the Committee may not amend any outstanding Award Notice to lower the exercise price (or cancel and replace any outstanding Option with Options having a lower exercise price).

        (g)    Stockholder Rights and Privileges.    The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased upon exercise of the Option and registered in the Participant's name.

        (h)    Options in Substitution for Options Granted by Other Employers.    Options may be granted under the Plan from time to time or approved by the Committee or the Board in substitution of options held by individuals providing services to corporations or other entities who become Employees, Consultants or Directors as result of a merger or consolidation or other business transaction with the Company or any Affiliate.

        (i)    Committee's Discretion to Accelerate Vesting of Options.    Subject to Sections 162(m) and 409A of the Code and any other applicable law, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any portion or all of a Participant's Options. Any action by the Committee pursuant to this Subparagraph (i) may vary among Participants and may vary among the Options held by any Participant.

        (j)    Effect of Termination of Service.    Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant's Termination of Service:

                  (i)  vested Options may be exercised only within three (3) months of such Termination of Service unless such Termination of Service results from Cause, in which event all outstanding vested Options held by such Participant shall be automatically forfeited unexercised on such termination; and

                 (ii)  unvested Options shall automatically terminate and be cancelled unexercised on such date, unless such Termination of Service is due to the Participant's death, Disability or Retirement, in which case all unvested Options shall become vested upon such termination and all vested Options held by such Participant may be exercised by the Participant, the Participant's legal representative, heir or devisee, as the case may be, within two (2) years from the date of the Participant's Termination of Service;

        provided, however, that notwithstanding the foregoing, in no event shall the term of an Option extend beyond the seventh (7th) anniversary of its date of grant or, such shorter period, if any, as may be provided in the Award Notice.

VIII. RESTRICTED STOCK

        (a)    Restrictions to be Established by the Committee.    Restricted Stock shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances, and any other restrictions determined by the Committee in its sole discretion on the date of grant, including, without limitation, restrictions relating to:

                  (i)  the attainment of one or more performance targets based on one or more Performance Measures;

                 (ii)  the Participant's continued service as an Employee, Consultant or Director for a specified period of time;

                (iii)  the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

                (iv)  a combination of any of the foregoing.

Each grant of Restricted Stock may have different restrictions as established in the sole discretion of the Committee.

        (b)    Other Terms and Conditions.    Restricted Stock shall be registered in the name of the Participant. Unless provided otherwise in an Award Notice, the Participant shall have the right to receive dividends with respect to Restricted Stock, to vote Restricted Stock, and to enjoy all other stockholder rights, except that: (i) the Company shall retain custody of the Restricted Stock until the Restrictions have expired; (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock until the restrictions have expired; and (iii) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Notice shall cause a forfeiture of the Restricted Stock. At the time of grant, the Committee may, in its sole discretion, establish additional terms, conditions or restrictions relating to the Restricted Stock. Such additional terms, conditions or restrictions shall be set forth in an Award Notice delivered in conjunction with the Award.

        (c)    Payment for Restricted Stock.    The Committee shall determine the amount and form of payment required from the Participant in exchange for a grant of Restricted Stock, if any, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Restricted Stock, except to the extent otherwise required by law.

        (d)    Committee's Discretion to Accelerate Vesting of Restricted Stock.    The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all of a Participant's Restricted Stock and, upon such vesting, all restrictions applicable to such Restricted Stock shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph (d) may vary among individual Participants and may vary among the Restricted Stock held by any individual Participant. Notwithstanding the preceding provisions of this paragraph, the Committee may not take any action described in this Subparagraph (d) with respect to Restricted Stock that has been granted to a "covered employee" (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if the Committee intends such Award to qualify as performance-based compensation under Section 162(m) of the Code; provided, however, this prohibition shall not apply to an acceleration pursuant to Paragraph XIII or due to death or Disability of the Participant.

        (e)    Section 83(b) Election.    If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

        (f)    Effect of Termination of Service.    Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant's Termination of Service, unvested Restricted Stock shall be automatically cancelled and forfeited on such termination unless such Termination of Service is due to the Participant's death or Disability, in which case all restrictions applicable to such Award shall lapse upon the date of such termination with all performance targets based on one or more Performance Measures, if any, applicable to such Award deemed achieved at 100% of target performance.

IX. RESTRICTED STOCK UNITS

        (a)    Restrictions to be Established by the Committee.    Restricted Stock Units shall be subject to a restriction on disposition by the Participant and an obligation of the Participant to forfeit the Restricted Stock Units under certain circumstances, and any other restrictions determined by the Committee in its sole discretion on the date of grant, including, without limitation, restrictions relating to:

                  (i)  the attainment of one or more performance targets based on one or more Performance Measures;

                 (ii)  the Participant's continued service as an Employee, Consultant or Director for a specified period of time;

                (iii)  the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

                (iv)  a combination of any of the foregoing.

Each Award of Restricted Stock Units may have different restrictions as established in the sole discretion of the Committee.

        (b)    Other Terms and Conditions.    The Participant shall not be entitled to vote the shares of Common Stock underlying the Restricted Stock Units or enjoy any other stockholder rights unless and until the restrictions have lapsed and such shares have been registered in the Participant's name. At the time of grant, the Committee may, in its sole discretion, establish additional terms, conditions or restrictions relating to the Restricted Stock Units. Such additional terms, conditions or restrictions shall be set forth in an Award Notice delivered in conjunction with the Award.

        (c)    Payment.    Upon the lapse of the restrictions described in the Award Notice or at such time(s) as determined by the Committee at the time of grant and specified in the Award Notice (which time(s) shall be no earlier than the date upon which the applicable restrictions lapse and may be determined at the election of the Participant, if permitted by the applicable Award Notice), the Participant shall receive payment equal to the Fair Market Value of the shares of Common Stock underlying the Restricted Stock Units scheduled to be paid on such date, less applicable withholding. Payment shall be in the form of shares of Common Stock, cash, other equity compensation, or a combination thereof, as determined by the Committee. Subject to compliance with Section 409A of the Code, payment with respect to each Restricted Stock Unit shall be made no later than two and a half (2 1/2) months following the end of the calendar year or fiscal year, as applicable, in which the Restricted Stock Unit vests.

        (d)    Committee's Discretion to Accelerate Vesting of Restricted Stock Units.    The Committee may, in its discretion and as of a date determined by the Committee, fully vest any portion or all of a Participant's Restricted Stock Units and, upon such vesting, all restrictions applicable to such Restricted Stock Units shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph (d) may vary among Participants and may vary among the Restricted Stock Units held by any Participant. Notwithstanding the preceding provisions of this paragraph, the Committee may not take any action described in this Subparagraph (d) with respect to Restricted Stock Units that have been granted to a "covered employee" (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if the Committee intends such Award to qualify as performance-based compensation under Section 162(m) of the Code; provided, however, this prohibition shall not apply to an acceleration pursuant to Paragraph XIII.

        (e)    Effect of Termination of Service.    Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant's Termination of Service, unvested Restricted Stock Units shall be automatically cancelled and forfeited on such termination unless such Termination of Service is due to the Participant's death or Disability, in which case all unvested Restricted Stock Units shall become vested upon such termination with all performance targets based on one or more Performance Measures, if any, applicable to such Award deemed achieved at 100% of target performance.

X. STOCK APPRECIATION RIGHTS

        (a)    Restrictions to be Established by the Committee.    Stock Appreciation Rights shall be subject to a restriction on disposition by the Participant and an obligation of the Participant to forfeit the Stock Appreciation Rights under certain circumstances, and any other restrictions determined by the Committee in its sole discretion on the date of grant, including, without limitation, restrictions relating to:

                  (i)  the attainment of one or more performance targets based on one or more Performance Measures;

                 (ii)  the Participant's continued service as an Employee, Consultant or Director for a specified period of time;

                (iii)  the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

                (iv)  a combination of any of the foregoing.

Each Award of Stock Appreciation Rights may have different restrictions as established in the sole discretion of the Committee.

        (b)    Other Terms and Conditions.    At the time of grant, the Committee may, in its sole discretion, establish additional terms, conditions or restrictions relating to the Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Award Notice delivered in conjunction with the Award. Except as otherwise provided in an Award Notice providing for a shorter term, Stock Appreciation Rights shall expire seven (7) years from the date of grant (subject to earlier termination as described in Subparagraph (f) below or an applicable Award Notice).

        (c)    Exercise Price and Payment.    The exercise price of the Stock Appreciation Rights shall not be less than the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Rights on the date of grant. Upon the lapse of the restrictions described in the Award Notice, the Participant shall be entitled to exercise his or her Stock Appreciation Rights at any time up until the end of the period specified in the Award Notice. The Stock Appreciation Rights, or portion thereof, shall be exercised and any applicable taxes withheld, in accordance with such procedures as are established or approved by the Committee. Upon exercise of the Stock Appreciation Rights, the Participant shall be entitled to receive payment in an amount equal to: (i) the difference between the Fair Market Value of the underlying shares of Common Stock subject to the Stock Appreciation Rights on the date of exercise and the exercise price; times (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised; less (iii) any applicable withholding taxes. Payment shall be made in the form of shares of Common Stock or cash, or a combination thereof, as determined by the Committee. Cash shall be paid in a lump sum payment and shall be based on the Fair Market Value of the underlying Common Stock on the exercise date.

        (d)    Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery to the Company, the stock administrator of the Company, or such other person or entity designated by the Committee (i) full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised and (ii) the required notice of exercise as set forth in the applicable Award Notice and all documents required pursuant to procedures established by the Committee.

        (e)    Committee's Discretion to Accelerate Vesting of Stock Appreciation Rights.    Subject to Section 162(m) of the Code, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any portion or all of a Participant's Stock Appreciation Rights and, upon such vesting, all restrictions applicable to such Stock Appreciation Rights shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph (e) may vary among Participants and may vary among the Stock Appreciation Rights held by any Participant.

        (f)    Effect of Termination of Service.    Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant's Termination of Service, unvested Stock Appreciation Rights shall be automatically cancelled and forfeited on such termination unless such Termination of Service is due to the Participant's death, Disability or Retirement, in which case all unvested Stock Appreciation Rights shall become vested upon such termination with all performance targets based on one or more Performance Measures, if any, applicable to such Award deemed achieved at 100% of target performance.

XI. PERFORMANCE AWARDS

        (a)    Performance Period.    The Committee shall establish, with respect to and at the time of each Performance Award, the maximum value of the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

        (b)    Performance Measures and Other Criteria.    A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, or a division or department of the Company or any Affiliate, during the performance period. With respect to Performance Awards which the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code, either (i) prior to the beginning of the performance period or (ii) within ninety (90) days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that twenty-five percent (25%) of the performance period has elapsed, the Committee shall, in writing, (a) select the Performance Measures applicable to the performance period and (b) establish the performance targets and amounts of such Performance Awards, as applicable, which may be earned for such performance period based on the Performance Measures. The vesting of Performance Awards shall be based on such conditions as determined by the Committee in its sole discretion on the date of grant, including, without limitation, vesting conditions relating to:

                  (i)  the Participant's continued service as an Employee, Consultant or Director for a specified period of time;

                 (ii)  the attainment of one or more performance targets based on one or more Performance Measures;

                (iii)  the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or

                (iv)  a combination of any of the foregoing;

        provided, however, that notwithstanding the foregoing, the vesting of any Performance Award which the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code shall be based solely on (x) to the extent required by Section 162(m)(4)(C) of the Code, the Participant's continued service as an Employee, Consultant or Director throughout the applicable performance period, and (y) the attainment of one or more performance targets based on one or more Performance Measures. The Committee, in its sole discretion, may also provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures.

        (c)    Award Criteria.    In determining the value of a Performance Award, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, total annual compensation and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

        (d)    Types of Performance Awards.    Notwithstanding anything to contrary in this Paragraph XI, the Committee may grant Performance Awards payable based on the attainment of performance targets based on Performance Measures or other criteria, whether or not objective, which are established by the Committee in its sole discretion in each case on a specified date or dates or over any period or periods determined by the Committee; provided, however, that any Performance Awards which the Committee intends to qualify as "performance-based compensation" under Section 162(m) of the Code shall be based upon objectively determinable criteria established in accordance with Subparagraph (b) above and shall be subject to any other requirements of Section 162(m) of the Code (and any regulations or rules promulgated thereunder).

        (e)    Payment.    Following the end of the performance period and subject to the applicable vesting requirements, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the performance targets based on one or more Performance Measures for such performance period, as determined and certified in writing, prior to such payment, by the Committee. Payment of a Performance Award may be made in cash, Common Stock, Options or other equity compensation, or a combination thereof, as determined by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of a share of Common Stock on the payment date. Subject to compliance with Section 409A of the Code, payment of the portion of the Award vesting shall be made no later than two and a half (2 1/2) months following the end of the calendar year or fiscal year, as applicable, in which the Performance Award vests.

        (f)    Effect of Termination of Service.    Unless otherwise stated in the Award Notice or in any other written agreement between a Participant and the Company or an Affiliate thereof, upon a Participant's Termination of Service, unvested Performance Awards shall be automatically cancelled and forfeited on such termination unless such Termination of Service is due to the Participant's death or Disability, in which case all unvested Performance Awards shall become vested upon such termination based on the level of performance determined by the Committee as of the date of such termination or, if such performance level has not yet been determined, at 100% of target performance.

XII. OTHER AWARDS

        (a)    Other Stock-Based Awards.    The Committee is authorized to grant Other Stock-Based Awards to any Employee, Consultant or Director. The number or value of shares of Common Stock of any Other Stock-Based Award shall be determined by the Committee and may be based upon one or more performance targets based on one or more Performance Measures or any other specific criteria, including service to the Company or any Affiliate, as determined by the Committee. Shares underlying an Other Stock-Based Award which is subject to a vesting schedule or other conditions or criteria set by the Committee shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Committee, the holder of an Other Stock-Based Award shall have no rights as a Company stockholder with respect to such Other Stock-Based Award until such time as the Other Stock-Based Award has vested and the shares underlying the Other Stock-Based Award have been issued to the holder. Other Stock-Based Awards may, but are not required to, be granted in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Employee, Consultant or Director.

        (b)    Dividend Equivalents.    Dividend Equivalents may be granted by the Committee based on dividends declared on shares of Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

XIII. RECAPITALIZATION OR REORGANIZATION

        (a)    No Effect on Right or Power.    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        (b)    Subdivision or Consolidation of Shares; Stock Dividends.    In the event that the Company effects a subdivision or consolidation of shares of Common Stock or the payment of a dividend on Common Stock which is paid in the form of Company stock without receipt of consideration by the Company, other than an Equity Restructuring, the number of shares of Common Stock with respect to which any outstanding Award may thereafter be exercised or satisfied, shall be adjusted as follows: (i) in the event of an increase in the number of outstanding shares, the number shares of Common Stock subject to the Award shall be proportionately increased, and the purchase price per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, the number of shares of Common Stock subject to the Award shall be proportionately reduced, and the purchase price per share shall be proportionately increased, other than in the event of a Company-directed share repurchase program. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. Such proportionate adjustments will be made for purposes of making sure that to the extent possible, the fair value of the Awards after the subdivision, consolidation or dividend is equal to the fair value before the change.

        (c)    Corporate Changes.    Except as otherwise determined by the Committee, in the event of a Corporate Change, effective upon such Corporate Change (or at such earlier time as the Committee may provide), the Committee, acting in its sole discretion without the consent or approval of any Participant and on such terms and conditions as it may determine, may take any one or more of the following actions with respect to Awards under the Plan whenever it determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Awards under the Plan or to facilitate such Corporate Change, which actions may vary among individual Participants and which may vary among Awards held by any individual Participant:

                  (i)  provide that all outstanding Awards shall immediately become exercisable or payable or fully vested, and all restrictions thereupon shall lapse, with respect to all shares of Common Stock covered thereby, and all Awards, the payout of which is subject to performance targets and/or Performance Measures, shall vest in full and become payable at such levels as the Committee in its sole discretion shall determine notwithstanding anything to the contrary in the Plan or applicable Award Notice;

                 (ii)  provide for either (A) the termination of each outstanding Award in exchange for an amount in cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the Corporate Change, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property (including, without limitation, cash) selected by the Committee, in its sole discretion, having an aggregate value equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights had such Award currently been exercisable or payable or fully vested;

                (iii)  provide that the number and type of shares of Common Stock (or other securities or property) covered by such Awards, and/or the terms and conditions (including the grant or exercise price) of, and the criteria included in, outstanding Awards, shall be equitably and proportionately adjusted as determined by the Committee in its sole discretion; and

                (iv)  provide that such Awards be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

        Notwithstanding the foregoing, if an Award Notice provides for more favorable treatment of an Award in connection with a Corporate Change than the treatment that would otherwise apply to such Award under this Subparagraph (c), as determined by the Committee in its sole discretion, then the terms of the Award Notice (and not the terms of this Subparagraph (c)) shall govern the treatment of such Awards in connection with a Corporate Change.

        (d)    Other Changes in the Common Stock.    In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganization, merger, consolidation, combination, stock split, stock dividend, spin-off, exchange or other relevant changes in capitalization or distributions to the holders of Common Stock that is not subject to Subparagraphs (b), (c) or (e) of this Paragraph XIII and that would have the effect of diluting or enlarging the rights of Participants (excluding, for the avoidance of doubt, any Equity Restructuring), each Award and any notice evidencing such Award shall be subject to equitable or proportionate adjustment by the Committee at its sole discretion as to the number, kind and price of shares of Common Stock or other securities or property subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XIII, other than an Equity Restructuring, the aggregate number of and kind shares available under the Plan, the maximum number of shares that may be subject to Awards granted to any one individual, and the manner in which shares of Common Stock subject to Full Value Awards will be counted may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Such proportionate adjustments will be made for purposes of making sure that to the extent possible, the fair value of the Awards after the subdivision, consolidation or dividend is equal to the fair value before the change.

        (e)    Equity Restructurings.    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Subparagraphs (a)-(d) of this Paragraph XIII:

                  (i)  the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

                 (ii)  the Committee shall make such equitable adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares of Common Stock that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Paragraph V on the maximum number and kind of shares which may be issued under the Plan and of the Award limits, and adjustments of the manner in which shares of Common Stock subject to Full Value Awards will be counted). The adjustments provided under this Subparagraph (e) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

        (f)    No Adjustments Unless Otherwise Provided.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIV. AMENDMENT AND TERMINATION OF THE PLAN

        Except as otherwise provided in this Paragraph XIV or Paragraph XV(l) below, the Board or Committee in its discretion may terminate the Plan or alter, modify or amend the Plan or any part thereof at any time or from time to time; provided that no action of the Board or Committee may impair the rights of a Participant with respect to any outstanding Award without the consent of the Participant, and provided, further, that neither the Board nor the Committee may, without approval of the stockholders of the Company, or except as provided under Paragraph XIII, (a) increase the maximum aggregate number of shares that may be issued under the Plan under Paragraph V(a), (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Paragraph VII(g), or (c) cancel any outstanding Option or Stock Appreciation Right in exchange for cash or another Award when the per share price of the Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying shares of Common Stock. In addition, the Company shall obtain stockholder approval of any amendment to the Plan to the extent necessary to comply with any applicable law or the requirements of any securities exchange on which the Common Stock is then-listed.

XV. MISCELLANEOUS

        (a)    Term of Awards.    The term of each Award shall be for such period as determined by the Committee; provided, that in no event shall the term of any such Award exceed a period of ten (10) years (or such shorter term as may be required in respect of Incentive Stock Options, Non-Qualified Options or Stock Appreciation Rights, as applicable).

        (b)    No Right to an Award.    Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards, Dividend Equivalents or any other rights hereunder except as may be evidenced by an Award Notice, and then only to the extent and on the terms and conditions expressly set forth therein.

        (c)    Unfunded Status of Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation purposes, including Section 409A of the Code. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Common Stock or make payments; provided the Committee first determines in its sole discretion that the structure of such trusts or other arrangements shall not cause any change in the "unfunded" status of the Plan.

        (d)    No Service/Membership Rights Conferred.    Nothing contained in the Plan or any Award shall (i) confer upon any Employee, Consultant or Director any right to continued employment, consultancy or other service with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment, consultancy or other service relationship at any time.

        (e)    Compliance with Securities Laws.    The Company shall not be obligated to issue any shares of Common Stock pursuant to an Award granted under the Plan at any time when the shares covered by such Award have not been registered pursuant to applicable U.S. federal, state or non-U.S. securities laws, or, in the opinion of legal counsel for the Company, the issuance and sale of such shares is not covered under an applicable exemption from such registration requirements.

        (f)    No Fractional Shares.    No fractional shares of Common Stock nor cash in lieu of fractional shares of Common Stock shall be distributed or paid pursuant to an Award. For purposes of the foregoing, any fractional shares of Common Stock shall be rounded up to the nearest whole share.

        (g)    Tax Obligations; Withholding of Shares.    The Company and its Affiliates shall have the authority to deduct or withhold, or require a Participant to remit or pay to the Company or its Affiliates, an amount sufficient to satisfy U.S. federal, state, local or non-U.S. income and social insurance taxes (including, without limitation, the Participant's FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant and arising as a result of the Plan. Notwithstanding the foregoing, the Company and its Affiliates may, in its sole discretion and in satisfaction of the foregoing requirement, withhold or permit the Participant to elect to have the Company withhold a sufficient number of shares of Common Stock that are otherwise issuable to the Participant pursuant to an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares of Common Stock that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the applicable minimum statutory withholding rates for U.S. federal, state, local or non-U.S. income and social insurance taxes and payroll taxes, as determined by the Committee. For purposes of the foregoing, the Committee may establish such rules, regulations and procedures as it deems necessary or appropriate.

        (h)    No Restriction on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company or an Affiliate from taking any action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, regardless of whether such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, representative of a Participant, or other person shall have any claim against the Company or any Affiliate as a result of any such action.

        (i)    No Stockholder Rights; Restrictions on Transfer.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by an Award unless and until the Participant becomes the record owner of such shares. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set as forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) if vested, with the consent of the Committee, in its sole discretion provided that any such transfer is permitted under the applicable securities laws. Notwithstanding the foregoing, Restricted Stock, once vested and free of any restrictions, may be transferred at will.

        (j)    Clawback.    The Committee shall have the right to provide, in an Award Notice or otherwise, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Notice.

        (k)    Limitations Period.    Any Participant who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee's decision is final and conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied and any lawsuit must be filed within one (1) year of such denial or deemed denial or be forever barred.

        (l)    Section 409A of the Code.    It is intended that all Awards under the Plan be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code in order to avoid imposition of taxes, interest or penalties thereunder. Notwithstanding anything in this Plan to the contrary, to the extent that the Committee determines that any Award under the Plan may be subject to Section 409A of the Code, the Committee may, without a Participant's consent, adopt such amendments to the Plan and the applicable Award agreement or take any other actions (including amendments and actions with retroactive effect), that the Committee, in its sole discretion, determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (a) exempt the Award from Section 409A of the Code, or (b) comply with the requirements of Section 409A of the Code; provided, however, that nothing in this Subparagraph (l) shall create any obligation on the part of the Company or any of its Affiliates to adopt any such amendment or take any other such action or any liability for any failure to do so. Notwithstanding anything herein to the contrary, in no event shall the Company or its Affiliates have any obligation to indemnify or otherwise compensate any Participant for any taxes or interest imposed under Section 409A of the Code or similar provisions of state law.

        (m)    Notice.    Unless otherwise provided in an Award Notice, any notice required herein of a Participant shall be delivered to the Company, c/o the Secretary, 16666 Northchase Drive, Houston, Texas 77060; provided, however, that any Award transaction initiated through the Company's approved broker shall constitute appropriate notice.

        (n)    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

ANNUAL MEETING OF STOCKHOLDERS OF EXTERRAN HOLDINGS, INC. April 30, 2013 Proxy Voting Instructions NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=25861 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Election of the following persons to serve as directors of Exterran Holdings, Inc. until the 2014 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified D. Bradley Childers William M. Goodyear Gordon T. Hall J.W.G. Honeybourne Mark A. McCollum John P. Ryan Stephen M. Pazuk Christopher T. Seaver Mark R. Sotir 2. Ratification of the appointment of Deloitte & Touche LLP as Exterran Holdings, Inc.'s independent registered public accounting firm for 2013 3. Approval of the Exterran Holdings, Inc. 2013 Stock Incentive Plan 4. Advisory, non-binding vote to approve the compensation provided to our Named Executive Officers TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 and 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20930303000000001000 0 043013 Mark here if you plan to attend the meeting. FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Election of the following persons to serve as directors of Exterran Holdings, Inc. until the 2014 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified D. Bradley Childers William M. Goodyear Gordon T. Hall J.W.G. Honeybourne Mark A. McCollum John P. Ryan Stephen M. Pazuk Christopher T. Seaver Mark R. Sotir 2. Ratification of the appointment of Deloitte & Touche LLP as Exterran Holdings, Inc.'s independent registered public accounting firm for 2013 3. Approval of the Exterran Holdings, Inc. 2013 Stock Incentive Plan 4. Advisory, non-binding vote to approve the compensation provided to our Named Executive Officers TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF EXTERRAN HOLDINGS, INC. April 30, 2013 Proxy Voting Instructions INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 outside the U.S. using any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 and 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20930303000000001000 0 043013 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=25861 Mark here if you plan to attend the meeting. FOR AGAINST ABSTAIN

1 14475 COMMENTS: EXTERRAN HOLDINGS, INC. Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held April 30, 2013 I hereby appoint Gordon T. Hall, D. Bradley Childers and Donald C. Wayne, and each of them, with full power of substitution, as proxies to vote all the shares of common stock of Exterran Holdings, Inc. that I am entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 a.m., Central time, on April 30, 2013, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting. If you execute and return this proxy card, the proxies will vote your shares in the manner specified in this proxy card. If you execute and return this proxy card but do not specify the manner in which the proxies should vote your shares, the proxies will vote your shares FOR all the nominees for director and FOR the proposals described herein. (Continued and to be signed on the reverse side)